UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. 1)

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Actinium Pharmaceuticals, Inc.
(Name of Registrant as Specified In Its Charter)

N/A
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November [__], 2013
Dear Stockholder:

You are cordially invited to attend the 2013 annual meeting of our stockholders on December 23, 2013, at 9:30 a.m. Eastern Standard Time, at the Sheraton Mahwah Hotel, 1 International Boulevard, Mahwah, New Jersey. Matters on which action will be taken at the meeting are explained in detail in the attached Notice and Proxy Statement.  Our Annual Report for the year ended December 31, 2012 on Form 10-K is available through our website at www.actiniumpharmaceuticals.com under the heading “Investor Relations” and the subheading “Company Profile” Additionally, a form of proxy card and information on how to vote by mail, through the Internet, by fax or by phone is included herein.

I decided to join Actinium based on my evaluation of the company’s lead programs; Iomab-B and Actimab-A, its platform technology, and the people associated with the company.  My analysis led me to conclude that I have the highly relevant, required skill set and experience necessary to lead Actinium to the next stage in its evolution, namely complete the development of Iomab-B and Actimab-A and file for FDA approval, and I believe that I will have a successful tenure at Actinium..  Prior to joining Actinium, I was the Executive Vice-President of Product Development at Antares Pharma, Inc.  As part of the core leadership team at Antares, I was instrumental in setting strategy, vision, product portfolio development and business development over the past five years.  These actions were the key contributors to the change in company vision to develop combination products using Antares’ platform technology which resulted in a robust pipeline.  I notably led the product development efforts which resulted in FDA approval for Anturol™ and Otrexup™, the latter which occurred on October 11, 2013.  As a result of these efforts, Antares Pharma grew from a market capitalization of $40 million to over a half billion during my tenure.  Prior to Antares, I was Vice-President Product Development at Palatin Technologies Inc. where I obtained approval of NeutroSpec™ (a radiopharmaceutical monoclonal antibody product).  Prior to Palatin, I was employed at Schering-Plough Inc. and Merck & Co. Inc. responsible for steering the development of several pharmaceutical product programs.  I have both a technical and business educational background having obtained my pharmacy degree from the University of Bath (United Kingdom), a Ph.D. in Pharmaceutical Chemistry from the University of Kansas and a MBA from the Wharton School of the University of Pennsylvania.

I am pleased to report that in December 2012 Actinium completed a reverse merger and became a publically traded company.  Since then, we have maintained the requirements for a public company with timely filings of financial reports and have also registered the securities of all the common shareholders.  We have also worked diligently to advance the development of our two clinical stage drugs, Iomab-B and Actimab-A.  Iomab-B is poised to begin a pivotal Phase III trial on the strength of results showing its curative potential in Phase I/II clinical trials.  We have designed a Phase III trial, determined the indication, end points and the number of patients as a result of encouraging interactions with the FDA.  We have also mapped out the regulatory and manufacturing path to a submission for approval by the FDA.  Actimab-A has successfully continued its Phase I/II multicenter clinical trial and attracted five of the leading US cancer treatment centers so far to participate in the trial.  Our drug candidate has shown signs of anti-leukemic activity in almost all the patients treated so far and the trial continues.

Over the past several months, the company has aligned its strategic focus and resources towards the clinical development and commercialization of Iomab-B for enabling safer and more efficacious bone marrow transplants.  The company is now poised to use its world class science to develop and commercialize antibody directed radioisotopes to target unmet medical needs in cancer, initially in AML.  The frontline AML landscape has not changed since 1969.  There have been no new drugs approved by the FDA in that indication.  The prognosis for individuals with this life threatening disease is grim especially for elderly patients as they have just a few months to live after being stricken with the disease.  This affords Actinium the opportunity to transform the treatment paradigm for this deadliest of cancers with our lead product candidates.  Below is a short update on the development status of both products.

Iomab-B

Iomab™-B has completed several physician sponsored clinical trials in over 250 patients examining its potential as a conditioning regimen prior to a bone marrow transplant in various blood cancers including a phase I/II study in relapsed and/or refractory elderly AML patients.  In both Phase I and Phase II trials, Iomab-B has led to effective cures in patients who had no treatment options available to them.  Based on these studies, we believe Iomab-B has shown the potential to create a new treatment paradigm in bone marrow transplantation by: expanding the pool to ineligible patients who do not have any viable treatment options currently; enabling a shorter and safer preparatory interval for bone marrow transplants; reducing post-transplant complications; and showing a clear survival benefit including curative potential.  As mentioned earlier, Iomab-B has successfully completed a Phase I/II trial and is poised to start a pivotal registration Phase III clinical study for bone marrow conditioning in refractory AML patients over 55 years of age.  Actinium had an end-of-phase 2 meeting with the FDA and the agency agreed to our proposed Phase 3 trial design.  The required trial is going to be relatively small with the total of 150 patients and depending on results may be the last clinical trial we need to perform before a regulatory approval.  The trial has already caused lots of excitement among hematologists and transplanters as evidenced by a webinar that was recently hosted by your company.  We look forward to collaborating with these and other thought leaders at the leading US bone marrow transplant centers as we develop Iomab-B.  We believe having their input and enthusiastic support bodes well for the upcoming Phase III trial.  At the same time, we have prepared a detailed plan for commercial scale and quality manufacturing of the drug and are in the process of implementing it.  Our vision is to develop Iomab-B to the fullest extent of its potential, initially for elderly AML, and then for other indications based on the results of several physician sponsored trials in other blood cancers which are ongoing at the Fred Hutchinson Cancer Research Center where this drug candidate was initially developed.

Actimab-A

Actimab-A is in a Phase I/II trial as a first line treatment of AML in the elderly.  In collaboration with Memorial Sloan Kettering Cancer Center (MSKCC), we conducted a first-in-man Phase I dose escalation trial to determine the safety, pharmacology, and biological activity of Actimab-A in elderly AML.  As you know, we commenced a Phase I/II multicenter trial and recruited five of the top US cancer centers as participants: Memorial Sloan Kettering Cancer Center, MD Anderson Cancer Center, Fred Hutchinson Cancer Research Center, Johns Hopkins Medicine and University of Pennsylvania Health System.  In the first cohorts of patients treated the drug was well tolerated and showed significant antileukemic activity.  We continue to march forward with the trial and expect that in 2014 we will make significant strides in enrollment and if all goes well be in a position to reveal interim results in time for the annual meeting for of the American Hematology Society which is the preeminent scientific society for blood cancer research.

Scientific Developments

Actinium, in conjunction with our collaborators has maintained a visible presence in the scientific and medical communities as evidenced by the presentations given during the course of this year.

•
Presentation at “EMIT: Targeted Radiotherapy Conference in Washington, DC January 29 - 31, 2013”.  January 30, 2013, 9.00 am: "Radioimmunotherapy for Hematopoietic Cell Transplantation of Leukemia and Lymphoma: Emerging Therapy and Future Approaches", presenter: John Pagel, MD, Associate Member, Clinical Research Division, Fred Hutchinson Cancer Center.

•
Presentation at “EMIT: Targeted Radiotherapy Conference in Washington, DC January 29 - 31, 2013”.   January 31, 2013, 1.30 pm: "Laying the Foundation for Stem Cell Transplantation with RIT for Enhanced Therapeutic Benefit", presenter: Dragan Cicic, MD, CMO and COO, Actinium Pharmaceuticals.

•
Presentation at “EMIT: Targeted Radiotherapy Conference in Washington, DC January 29 - 31, 2013”.   January 31, 2013, 2.00 pm: "Targeted Alpha Particle Immunotherapy for Acute Myeloid Leukemia", Joseph Jurcic, MD, Director of the Hematologic Malignancies Section, New York Presbyterian / Columbia

•
8th International Symposium on Targeted Alpha Therapy Conference TAT Symposium in Oak Ridge, TN June 4 – 6, 2013:  "Alpha-Particle Immunotherapy for Acute Myeloid Leukemia with Bismuth-213 and Actinium-225", Dr. Joseph Jurcic, Chief of Leukemia Services at New York Presbyterian/Columbia

•
International Atomic Energy Agency (IAEA), Vienna, Austria, workshop “Alpha Emitting Radionuclides and Radiopharmaceuticals for Therapy”:  “Actinium 225 and Bismuth 213 Clinical Uses”, Dr. David Scheinberg, Interim Director of the Sloan-Kettering Institute, research division of the Memorial Sloan-Kettering Cancer Center

•
Webinar Panel of Experts “The Potential of Iomab–B to Revolutionize and Expand Bone Marrow Transplant”, October 15, 2013, 11:00 AM – 12:00 PM EDT, featuring Dr. Hillard Lazarus, MD, Disease Team Leader, CTIS, Director, Novel Cell Therapy, University Hospitals Case Medical Center; Dr. John Pagel, MD, PhD, Associate Member, Clinical Research Division, Fred Hutchinson Cancer Research Center; and Dr. Richard Wahl, MD Director, Division of Nuclear Medicine, Johns Hopkins Medicine.

Financial Condition

In December 2012, the Company completed a reverse merger and became a publically traded corporation under the stock symbol ATNM.  In June 2013, the Company received approximately $3.5 million from the exercise of warrants by investors. Since becoming a public company, Actinium has filed all of its regulatory reports with the Securities and Exchange Commission (SEC) on time.  In November 2013, SEC deemed the Company’s Registration Statement on Form S-1 (SEC File No.333-187313) effective enabling liquidity for our shareholders and for those interested in making open market purchases of our stock.  This will also facilitate both our plans for raising capital and enabling an uplisting of our stock to a national exchange.

2014 Outlook

We have an ambitious agenda that we aspire to achieve in order to further develop our programs and to create value for our shareholders.  Actinium’s major objectives for 2014 are to:

•	Initiate a pivotal Phase 3 study for Iomab-B,

•	Continue enrolment in the Actimab-A Phase I/II study and evaluate interim results as we progress the trial to completion,

•	Evaluate the seven physician sponsored trials for Iomab-B and assess the potential for additional indications appropriate for company sponsored trials for Iomab-B,

•	Evaluate measures to strengthen our technology platform and earlier stage pipeline; and

•	Selectively hire key personnel and build out the core development team.

The Actinium team looks to move Iomab-B and Actimab-A as quickly as possible through the clinic while keeping costs down. We are very excited and encouraged with our progress to date.

As we enter 2014, we are a stronger company with a foundation to support future growth opportunities.  Moving forward, our primary focus will be on the successful development of Iomab-B.  We plan to form alliances with potential development and commercialization partners for Actimab-A that will accelerate our time to market and extend our geographic reach in global markets outside the United States.   Additionally, we plan to seek opportunities to expand our product pipeline beyond AML and evaluate licensing and acquisition opportunities involving innovative clinical stage or marketed drug candidates that address unmet medical needs, offer excellent market potential and provide synergies with our business model with a specific interest in oncology, especially bone marrow transparent.

This was a transformative year for the Actinium and we are proud of the tremendous progress we have made in the development of Iomab-B and Actimab-A.  We look forward to the future with confidence in our strategy as we progress into 2014.  We will strive to deliver sustainable results that will drive growth and generate stockholder value as we continue to transform the business in 2014 and beyond.

Attached are the Notice of Shareholder Meeting and related proxy materials that contain the items that require shareholder approval.  A form of proxy card and information on how to vote by mail, e-mail, through the Internet, by fax or by phone is included herein.

We hope that you will be supportive of our goals to continue on your behalf to provide breakthrough cancer therapies for unmet medical needs and in the process enhance value to the company and its shareholders.  Please send in your completed proxy form as soon as possible as indicated in the proxy materials.  We hope we will see many of you at the Shareholder Meeting.

On behalf of everyone at Actinium Pharmaceuticals, Inc., I would like to express our appreciation to our stockholders for their support and continued confidence.  The coming year will be a very important year for Actinium and I look forward to serving you.

Sincerely,

/S/ Kaushik J. Dave

Kaushik J. Dave, Ph.D., MBA

President and Chief Executive Officer

November [__], 2013

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 23, 2013

To the stockholders of Actinium Pharmaceuticals, Inc.,

You are cordially invited to attend the 2013 annual meeting of stockholders of Actinium Pharmaceuticals, Inc. to be held at the Sheraton Mahwah Hotel, 1 International Boulevard, Mahwah, New Jersey  on December 23, 2013 at 9:30 a.m. Eastern Standard Time. At the annual meeting you will be asked to vote on the following matters:

•	Proposal 1: To elect a Board of Directors consisting of five members;

•	Proposal 2: To approve an amendment and restatement to the 2013 Stock Plan, to increase the shares of our common stock available for issuance thereunder by 3,000,000 shares; and

•	Proposal 3: To approve an amendment and restatement to the 2013 Equity Incentive Plan, to increase the shares of our common stock available for issuance thereunder by 550,000 shares;

•
Proposal 4: To approve an amendment to our Certificate of Incorporation to increase the number of shares the corporation is authorized to issue to 250,000,000 shares, of which 200,000,000 shares of common stock, par value $0.001 per share, and 50,000,000 shares of preferred stock, par value $0.001 per share, shall be authorized;

•	Proposal 5: To approve an amendment to our Certificate of Incorporation to update the staggered board provisions of our charter.

•	Proposal 6: To hold an advisory vote to approve the compensation of the named executive officers;

•	Proposal 7: To hold an advisory vote to determine the frequency of future advisory votes on the compensation of the named executive officers;

•	Proposal 8: To ratify the appointment of GBH CPAs, PC as our independent registered public accounting firm; and

•	To consider and act upon any other business as may properly come before the annual meeting or any adjournments thereof.

The Board of Directors recommends that you vote at the annual meeting “FOR” Proposals 1, 2, 3, 4, 5, 7 and 8 and “Three Years” on Proposal 7. These items of business are more fully described in the proxy statement that is attached to this Notice. The Board of Directors has fixed the close of business on November 7, 2013 as the “Record Date” for determining the stockholders that are entitled to notice of and to vote at the annual meeting and any adjournments thereof. A list of stockholders entitled to vote at the meeting will be available for examination for a period of ten days before the meeting in person at our corporate offices in New York, New York, and also at the meeting. Stockholders may examine the list for purposes related to the meeting.

It is important that your shares are represented and voted at the meeting. You can vote your shares by completing, signing, dating, and returning your completed proxy card or vote by mail, over the Internet, by fax or by phone by following the instructions included in the proxy statement. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the proxy statement.

You may attend the annual meeting and vote in person even if you have previously voted by proxy in one of the ways listed above. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.

By Order of the Board of Directors

/s/ Sandesh Seth
New York, NY	Chairman Board of Directors
November [__], 2013

TABLE OF CONTENTS

Page
General	8
Questions and Answers	8
Who Can Help Answer Your Questions?	13
Corporate Governance	14
Board Committees	16
Director Compensation	17
Audit Committee Report	17
Executive Officers and Key Employees	19
Executive Compensation	22
Principal Stockholders	27
Certain Relationships and Related Transactions	29
Proposal 1 - Election of Directors	32
Proposal 2 – Approval of an amendment and restatement to the 2013 Stock Plan, to increase the shares of our common stock available for issuance thereunder by 3,000,000 shares;	36
Proposal 3 – Approval of an amendment and restatement to the 2013 Equity Incentive Plan, to increase the shares of our common stock available for issuance thereunder by 550,000 shares;	41
Proposal 4: To approve an amendment to our Certificate of Incorporation to increase the number of shares the corporation is authorized to issue to 250,000,000 shares, of which 200,000,000 shares of common stock, par value $0.001 per share, and 50,000,000 shares of preferred stock, par value $0.001 per share, shall be authorized;	48
Proposal 5: To approve an amendment to our Certificate of Incorporation to update the classified board provisions of our charter;	50
Proposal 6 – Advisory vote to approve the compensation of the named executive officers;	52
Proposal 7 – Advisory vote to determine the frequency of future advisory votes on the compensation of the named executive officers; and	53
Proposal 8 – Ratification of the Appointment of GBH CPAs, PC	54
Other Matters	54
Annual Report on Form 10-K	54
Householding of Proxy Materials	54
Proposals of Stockholders	55
Where You Can Find More Information	55

Stockholders Should Read the Entire Proxy Statement Carefully Prior to Returning Their Proxies

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

GENERAL

The enclosed proxy is solicited on behalf of the Board of Directors of Actinium Pharmaceuticals, Inc. for use at our annual meeting of stockholders to be held the Sheraton Mahwah Hotel, 1 International Boulevard, Mahwah, New Jersey on December 23, 2013 at 9:30 a.m. Eastern Standard Time. Voting materials, including this proxy statement and proxy card, are expected to be first delivered to all or our stockholders on or about November [__], 2013.

QUESTIONS AND ANSWERS

Following are some commonly asked questions raised by our stockholders and answers to each of those questions.

What may I vote on at the annual meeting?

At the annual meeting, stockholders will consider and vote upon the following matters:

•	to elect a Board of Directors consisting of five members;
•	to approve an amendment and restatement to the 2013 Stock Plan to increase the shares of our common stock available for issuance thereunder by 3,000,000 shares;
•	to approve an amendment and restatement to the 2013 Equity Incentive Plan to increase the shares of our common stock available for issuance thereunder by 550,000 shares;
•
To approve an amendment to our Certificate of Incorporation to increase the number of shares the corporation is authorized to issue to 250,000,000 shares, of which 200,000,000 shares of common stock, par value $0.001 per share, and 50,000,000 shares of preferred stock, par value $0.001 per share, shall be authorized;

•	To approve an amendment to our Certificate of Incorporation to update the classified board provisions of our charter.
•	to hold advisory vote to approve the compensation of the named executive officers;
•	to hold advisory vote to determine the frequency of future advisory votes on the compensation of the named executive officers;
•	to ratify the appointment of GBH CPAs, PC as our independent registered public accounting firm; and
•	such other matters as may properly come before the annual meeting or any adjournments thereof.

How does the Board of Directors recommend that I vote on the proposals?

The Board of Directors recommends a vote “FOR” each of the nominees to the Board of Directors, “FOR” the approval of the amendment to the Amended and Restated 2013 Stock Plan, “FOR” the approval of the amendment to the Amended and Restated 2013 Equity Incentive Plan,  “FOR” the approval of an amendment to our Certificate of Incorporation to increase the number of shares the corporation is authorized to issue to 250,000,000 shares of which 200,000,000 shares of common stock, par value $0.001 per share, and 50,000,000 shares of preferred stock, par value $0.001 per share, shall be authorized,  “FOR” the approval of an amendment to our Certificate of Incorporation  in order to update the staggered board provisions of our charter. “FOR” the advisory vote to approve the compensation of the named executive officers; “Three Years” for the advisory vote to determine the frequency of future advisory votes on the compensation of the named executive officers; and “FOR” the proposal ratifying the appointment of GBH CPAs, PC.

How do I vote?

You can vote either in person at the annual meeting or by proxy, by mail, by fax, by phone, over the Internet, or by email whether or not you attend the annual meeting. To obtain directions to attend the annual meeting, please call (646) 459-4201. If your shares are registered directly in your name with our transfer agent, Action Stock Transfer Corp., you are considered the stockholder of record with respect to those shares and we are sending a Notice directly to you. As the stockholder of record, you have the right to vote in person at the annual meeting. If you choose to do so, you can bring the proxy card that is part of this proxy statement or vote at the annual meeting using the ballot provided at the meeting. Even if you plan to attend the annual meeting in person, we recommend that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the annual meeting in person.

Some of our stockholders hold their shares in street name through a stockbroker, bank or other nominee rather than directly in their own name. In that case, you are considered the beneficial owner of shares held in street name and the Notice is being forwarded to you. As the beneficial owner, you are also invited to attend the annual meeting. Because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the annual meeting unless you obtain a “legal proxy” from the stockbroker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. You will need to contact your stockbroker, trustee or nominee to obtain a legal proxy, and you will need to bring it to the annual meeting in order to vote in person.

If your shares are registered directly in your name through our transfer agent, Action Stock Transfer Corporation, or you have stock certificates registered in your name, you may submit a proxy to vote:

●
By fax.  Complete and fax the enclosed proxy card to 315-624-7359. Your proxy will be voted in accordance with your instructions. If you sign the proxy card but do not specify how you want your shares voted, they will be voted as recommended by our Board of Directors.

●
By email.  Complete and email the enclosed proxy card to tslusarczyk@mattlawfirm.com.  Your proxy will be voted in accordance with your instructions. If you sign the proxy card but do not specify how you want your shares voted, they will be voted as recommended by our Board of Directors.

●
 By mail.  Complete and mail the enclosed proxy card. Your proxy will be voted in accordance with your instructions. If you sign the proxy card but do not specify how you want your shares voted, they will be voted as recommended by our Board of Directors. Please mail it to the following address:

The Matt  Law Firm, PLLC
Attention:  Thomas Slusarczyk, Esq.
1701 Genesee Street
Utica, NY 13501

●
In person at the meeting.  If you attend the annual meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the annual meeting. You are required to register in advance of the annual meeting if you plan to attend the annual meeting in person.

If your shares are held in “street name” (held in the name of a bank, broker or other nominee who is the holder of record), you must provide the bank, broker or other nominee with instructions on how to vote your shares and can do so as follows:

●	By internet or by telephone. Follow the instructions you receive from the record holder to vote by Internet or telephone.

●	By mail. You should receive instructions from the record holder explaining how to vote your shares.

●
In person at the meeting.  Contact the broker, bank or other nominee who holds your shares to obtain a broker’s proxy card and bring it with you to the annual meeting. You will not be able to vote at the annual meeting unless you have a proxy card from your broker, bank or other nominee.

If you vote by proxy, your shares will be voted at the annual meeting in the manner you indicate.

The Internet, phone, and fax voting system for stockholders of record will close at 11:59pm, Eastern Standard Time, on December 22, 2013. Please refer to the proxy card for details on all methods of voting.

You are required to register in advance of the annual meeting if you plan to attend the annual meeting in person. If you wish to register in advance of the annual meeting, please contact our investor relations office by no later than December 16, 2013, by e-mail to csohmer@actiniumpharmaceuticals.com, fax at (646) 459-4219, mail to Actinium Pharmaceuticals, Inc., 501 Fifth Avenue, 3rd Floor, New York, New York 10017 or telephone at (646) 459-4201.

What happens if additional matters are presented at the annual meeting?

Other than the election of directors, the amendment to the Amended and Restated 2013 Stock Plan, the amendment to the Amended and Restated 2013 Equity Incentive Plan, the amendment to our Certificate of Incorporation in increase the number of authorized shares, the amendment to our Certificate of Incorporation to set forth a staggered board, the advisory vote to approve the compensation of the named executive officers, the advisory vote to determine the frequency of future advisory votes on the compensation of the named executive officers, and  the ratification of the appointment of our auditor, we are not aware of any other business to be acted upon at the annual meeting. If you grant a proxy, the person named as proxy holder, Sergio Traversa, our corporate secretary, will have the discretion to vote your shares on any additional matters properly presented for a vote at the annual meeting.

What happens if I do not give specific voting instructions?

If you hold shares in your name and you sign and return a proxy card without giving specific voting instructions, your shares will be voted as recommended by our Board of Directors on all matters and as the proxy holder may determine in her discretion with respect to any other matters properly presented for a vote before the annual meeting. If you hold your shares through a stockbroker, bank or other nominee and you do not provide instructions on how to vote, your stockbroker or other nominee may exercise their discretionary voting power with respect to certain proposals that are considered as “routine” matters.  For example, Proposal 8 - ratification of the appointment of GBH CPAs, PC as our independent registered public accounting firm is commonly considered as a routine matter, and thus your stockbroker, bank or other nominee may exercise their discretionary voting power with respect to Proposal 8. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform us that it does not have the authority to vote on these matters with respect to your shares. This is generally referred to as a “broker non-vote.”  When the vote is tabulated for any particular matter, broker non-votes will be counted for purposes of determining whether a quorum is present, but will not otherwise be counted. In the absence of specific instructions from you, your broker does not have discretionary authority to vote your shares with respect to Proposal 1 - the election of a director to our Board of Directors, Proposal 2 - the amendment to the Amended and Restated 2013 Stock Plan, Proposal 3 – the amendment to the Amended and Restated 2013 Stock Incentive Plan, Proposal 4 - the amendment to our Certificate of Incorporation to increase the number of authorized shares, Proposal 5 - the amendment to our Certificate of Incorporation to update the staggered board provisions of our charter, Proposal 6 - the advisory vote to approve the compensation of the named executive officers, Proposal 7 - the advisory vote to determine the frequency of future advisory votes on the compensation of the named executive officers. We encourage you to provide voting instructions to the organization that holds your shares by carefully following the instructions provided in the notice.

What is the quorum requirement for the annual meeting?

On November 7, 2013, the Record Date for determining which stockholders are entitled to vote, there were 23,656,583 shares of our common stock outstanding which is our only class of voting securities. Each share of common stock entitles the holder to one vote on matters submitted to a vote of our stockholders. A majority of our outstanding common shares as of the Record Date must be present at the annual meeting (in person or represented by proxy) in order to hold the meeting and conduct business. This is called a quorum. Your shares will be counted for purposes of determining if there is a quorum, even if you wish to abstain from voting on some or all matters introduced at the annual meeting, if you are present and vote in person at the meeting or have properly submitted a proxy card or voted by fax, by phone or by using the Internet.

How can I change my vote after I return my proxy card?

You may revoke your proxy and change your vote at any time before the final vote at the annual meeting. You may do this by signing a new proxy card with a later date, by voting on a later date by using the Internet (only your latest Internet proxy submitted prior to the annual meeting will be counted), or by attending the annual meeting and voting in person. However, your attendance at the annual meeting will not automatically revoke your proxy unless you vote at the annual meeting or specifically request in writing that your prior proxy be revoked.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within our company or to third parties, except:

•	as necessary to meet applicable legal requirements;
•	to allow for the tabulation of votes and certification of the vote; and
•	to facilitate a successful proxy solicitation.

Any written comments that a stockholder might include on the proxy card will be forwarded to our management.

Where can I find the voting results of the annual meeting?

The preliminary voting results will be announced at the annual meeting. The final voting results will be tallied by our Inspector of Elections and reported in a Current Report on Form 8-K which we will file with the SEC within four business days of the date of the annual meeting.

How can I obtain a separate set of voting materials?

To reduce the expense of delivering duplicate voting materials to our stockholders who may have more than one Actinium Pharmaceuticals, Inc. stock account, we are delivering only one Notice to certain stockholders who share an address, unless otherwise requested. If you share an address with another stockholder and have received only one Notice, you may write or call us to request to receive a separate Notice. Similarly, if you share an address with another stockholder and have received multiple copies of the Notice, you may write or call us at the address and phone number below to request delivery of a single copy of this Notice. For future annual meetings, you may request separate Notices, or request that we send only one Notice to you if you are receiving multiple copies, by writing or calling us at:

Actinium Pharmaceuticals, Inc.
Attention: Sergio Traversa, Corporate Secretary
501 5th Avenue, 3rd Floor
New York, New York 10017
Tel: 646.459.4201
Fax: 646-459-4219

Who pays for the cost of this proxy solicitation?

We will pay the costs of the solicitation of proxies. We may also reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding the voting materials to their customers who are beneficial owners and obtaining their voting instructions. In addition to soliciting proxies by mail, our board members, officers and employees may solicit proxies on our behalf, without additional compensation, personally, electronically or by telephone.

How can I obtain a copy of Actinium Pharmaceuticals, Inc.’s 2012 Annual Report on Form 10-K?

You may obtain a copy of our Annual Report on Form 10-K for the year ended December 31, 2012 by sending a written request to the address listed above under “How can I obtain a separate set of voting materials”. Our 2012 Annual Report on Form 10-K is available by accessing our Investor Relations page of our website at www.actinium pharmaceuticals.com and our Form 10-K with exhibits is available on the website of the SEC at www.sec.gov.

What is the voting requirement to approve the proposals?

In the election of directors, the five persons nominated will be elected if there is a quorum and the votes cast “FOR” the director exceeds those cast against the director. The proposal to approve the amendment to the Amended and Restated 2013 Stock Plan will be approved if there is a quorum and the votes cast “FOR” the proposal exceeds those cast against the proposal. The proposal to approve the amendment to the Amended and Restated 2013 Stock Incentive Plan will be approved if there is a quorum and the votes cast “FOR” the proposal exceeds those cast against the proposal. The proposal to approve an amendment to our Certificate of Incorporation to increase the authorized shares will be approved if there is a quorum and the votes cast “FOR” the proposal reaches the majority of the outstanding voting power. The proposal to approve an amendment to our Certificate of Incorporation to set forth a staggered board will be approved if there is a quorum and the votes cast “FOR” the proposal reaches the majority of the outstanding voting power. The proposal to ratify the appointment of GBH CPAs, PC as our independent registered public accounting firm will be approved if there is a quorum and the votes cast “FOR” the proposal exceeds those cast against the proposal.

The advisory vote to approve the compensation of named executive officers will be approved if there is a quorum and the votes cast “FOR” the proposal exceeds those cast against the proposal. The advisory vote to determine the frequency of future advisory votes on the compensation of named executive officers requires the affirmative vote of the holders of the majority of the votes cast by the holders of the Company’s common stock at the annual meeting.  Stockholders may either vote “ONE YEAR,” “TWO YEARS,” “THREE YEARS,” or “ABSTAIN.”  If none of the alternatives receives the majority of votes cast, the Company will consider the alternative that receives the highest number of votes cast by stockholders to be the frequency selected by the stockholders. The approval of the advisory vote to approve the compensation of named executive officers and the approval of the advisory vote to determine the frequency of future advisory votes on the compensation of named executive officers are non-binding advisory votes.

Abstentions and broker non-votes will be treated as shares that are present, or represented and entitled to vote for purposes of determining the presence of a quorum at the annual meeting. Abstentions will not be counted in determining the number of votes cast in connection with any matter presented at the annual meeting. Broker non-votes will not be counted as a vote cast on any matter presented at the annual meeting.

Do I Have Dissenters’ (Appraisal) Rights?

Appraisal rights are not available to our shareholders with any of the proposals described above to be brought before the annual meeting of shareholders.

How can I communicate with the non-employee directors on the Actinium Pharmaceuticals, Inc. Board of Directors?

The Board of Directors encourages stockholders who are interested in communicating directly with the non-employee directors as a group to do so by writing to the non-employee directors in care of our Chairman of the Board. Stockholders can send communications by mail to:

Sandesh Seth, Chairman of the Board
Actinium Pharmaceuticals, Inc.
501 5th Avenue, Third floor
New York, New York 10017

Correspondence received that is addressed to the non-employee directors will be reviewed by our Chairman of the Board or his designee, who will regularly forward to the non-employee directors a summary of all such correspondence and copies of all correspondence that, in the opinion of our chairman, deals with the functions of the Board of Directors or committees thereof or that our chairman otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by us that is addressed to the non-employee members of the Board of Directors and request copies of any such correspondence.

WHO CAN HELP ANSWER YOUR QUESTIONS?

You may seek answers to your questions by writing, calling or emailing us at:

Corey Sohmer
Actinium Pharmaceuticals, Inc.
501 Fifth Avenue, Third Floor
New York, NY 10017
Tel: 646-459-4201
Fax: 646-459-4219

CORPORATE GOVERNANCE

Board of Directors

The Board of Directors oversees our business affairs and monitors the performance of management. In accordance with our corporate governance principles, the Board of Directors does not involve itself in day-to-day operations. The directors keep themselves informed through discussions with the Chief Executive Officer, other key executives and by reading the reports and other materials that we send them and by participating in Board of Directors and committee meetings. Our directors hold office until their successors have been elected and duly qualified unless the director resigns or by reason of death or other cause is unable to serve in the capacity of director. Biographical information about our directors is provided in “Election of Directors – Proposal No. 1” on page [32].

Director Independence

We use the definition of “independence” of The NASDAQ Stock Market to make this determination.  We are not listed on NASDAQ, so although we use its definition of “independence”, its “independence” rules are inapplicable to us.  NASDAQ Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the company or any other individual having a relationship which, in the opinion of the Company’s Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.  The NASDAQ listing rules provide that a director cannot be considered independent if:

●	the director is, or at any time during the past three years was, an employee of the company;
●
the director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the independence determination (subject to certain exclusions, including, among other things, compensation for board or board committee service);

●	a family member of the director is, or at any time during the past three years was, an executive officer of the company;
●
the director or a family member of the director is a partner in, controlling stockholder of, or an executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exclusions);

●
the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three years, any of the executive officers of the company served on the compensation committee of such other entity; or

●
the director or a family member of the director is a current partner of the company’s outside auditor, or at any time during the past three years was a partner or employee of the company’s outside auditor, and who worked on the company’s audit.

Our Common Stock is not currently quoted or listed on any national exchange or interdealer quotation system with a requirement that a majority of our board of directors be independent and, therefore, the Company is not subject to any director independence requirements. Under the following three NASDAQ director independence rules a director is not considered independent: (a) NASDAQ Rule 5605(a)(2)(A), a director is not considered to be independent if he or she also is an executive officer or employee of the corporation, (b) NASDAQ Rule 5605(a)(2)(B), a director is not consider independent if he or she accepted any compensation from the company in excess of $120,000 during any period of twelve consecutive months within the three years preceding the determination of independence, and (c) NASDAQ Rule 5605(a)(2)(D), a director is not considered to be independent if he or she is a partner in, or a controlling shareholder or an executive officer of, any organization to which the company made, or from which the company received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient's consolidated gross revenues for that year, or $200,000. Under such definitions, David Nicholson and Sergio Traversa are the only independent directors.

Board Leadership Structure

Our Board does not have a policy on whether the role of Chairman and Chief Executive Officer (CEO) should be separate or combined, but believes that the most effective leadership structure for us at this time is not to have these roles combined.  Dr. Kaushik J. Dave serves as our President and Chief Executive Officer and Sandesh Seth is our Chairman of the Board.  We believe this structure of having a separate CEO and Chairman provides proper oversight of our operations.

Board of Directors Meetings and Attendance

During the fiscal year 2012, the Board of Directors held eight meetings. All directors attended each meeting. No actions were approved by unanimous written consent. It is our policy that directors should make every effort to attend the annual meeting of stockholders, and Sandesh Seth, Rosemary Mazanet and Jack Talley serving at the time attended the annual meeting of stockholders in 2012.

Code of Business Conduct and Ethics

We adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees, including our principal executive officer and principal financial and accounting officer. A copy of the Code of Business Conduct and Ethics is available on the Investor Relations page of our website at www.actiniumpharmaceuticals.com. We will post on our website any amendment to our Code of Business Conduct and Ethics or waivers of our Code of Business Conduct and Ethics for directors and executive officers.

Complaints Regarding Accounting Matters

The Audit Committee has established procedures for:

•	the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, or auditing matters; and
•	the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters.

Communications with Directors

The Board of Directors has approved procedures for stockholders to send communications to individual directors or the non-employee directors as a group. Written correspondence should be addressed to the director or directors in care of Sandesh Seth, Chairman of the Board of Actinium Pharmaceuticals, Inc., 501 5th Avenue, Third Floor, New York, NY 10017. Correspondence received that is addressed to the non-employee directors will be reviewed by our corporate secretary or his designee, who will regularly forward to the non-employee directors a summary of all such correspondence and copies of all correspondence that, in the opinion of our corporate secretary, deals with the functions of the Board of Directors or committees thereof or that the corporate secretary otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by Actinium Pharmaceuticals, Inc. that is addressed to the non-employee members of the Board of Directors and request copies of any such correspondence. You may also contact individual directors by calling our principal executive offices at (646) 459-4201.

Legal Proceedings

There are no legal proceedings to which any director, director nominee, officer or affiliate of our company, any owner of record or beneficially of more than 5% of common stock, or any associate of any such director, officer, affiliate of our company or security holder that is a party adverse to our company or any of our subsidiaries or has a material interest adverse to us.

Compliance With Section 16(a) of the Exchange Act

Based solely upon a review of Forms 3 and 4 and amendments thereto under Rule 16a-3(d) of the Securities Exchange Act of 1934 filed during the fiscal year ended December 31, 2012, we are not aware that any officer, director or 10% or greater beneficial owner failed to file on a timely basis, as disclosed in the aforementioned Forms, reports required by Section 16(a) of the Securities Exchange Act of 1934 with respect to the fiscal year ended December 31, 2012.

BOARD COMMITTEES

On December 28, 2012, our board of directors formed two standing committees: audit and compensation. In November 2013, Mr. Steinhart was appointed as Chairman of the Audit Committee and as a member of the Compensation Committee.  Actions taken by our committees are reported to the full board. Each of our committees has a charter and each charter is posted on our website.

Audit Committee	Compensation Committee
Richard Steinhart* Dr. David Nicholson	Dr. David Nicholson* Sandesh Seth
Dr. Sergio Traversa	Richard Steinhart

* Indicates committee chair

Audit Committee

Our audit committee, which currently consists of three directors, provides assistance to our board in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, financial reporting, internal control and compliance functions of the company. Our audit committee employs an independent registered public accounting firm to audit the financial statements of the company and perform other assigned duties. Further, our audit committee provides general oversight with respect to the accounting principles employed in financial reporting and the adequacy of our internal controls. In discharging its responsibilities, our audit committee may rely on the reports, findings and representations of the company’s auditors, legal counsel, and responsible officers. Our board has determined that all members of the audit committee are financially literate within the meaning of SEC rules and under the current listing standards of the Nasdaq Capital Market. Our board has also determined that Richard Steinhart qualifies as an “audit committee financial expert.”

Compensation Committee

Our compensation committee, which currently consists of three directors, establishes executive compensation policies consistent with the company’s objectives and stockholder interests. Our compensation committee also reviews the performance of our executive officers and establishes, adjusts and awards compensation, including incentive-based compensation, as more fully discussed below. In addition, our compensation committee generally is responsible for:

●	establishing and periodically reviewing our compensation philosophy and the adequacy of compensation plans and programs for our directors, executive officers and other employees;

●
overseeing our compensation plans, including the establishment of performance goals under the company’s incentive compensation arrangements and the review of performance against those goals in determining incentive award payouts;

●	overseeing our executive employment contracts, special retirement benefits, severance, change in control arrangements and/or similar plans;

●	acting as administrator of any company stock option plans; and

●	overseeing the outside consultant, if any, engaged by the compensation committee.

Our compensation committee periodically reviews the compensation paid to our non-employee directors and the principles upon which their compensation is determined. The compensation committee also periodically reports to the board on how our non-employee director compensation practices compare with those of other similarly situated public corporations and, if the compensation committee deems it appropriate, recommends changes to our director compensation practices to our board for approval.

Outside consulting firms retained by our compensation committee and management also will, if requested, provide assistance to the compensation committee in making its compensation-related decisions.

DIRECTOR COMPENSATION

Historical non-management Directors of the Company do not receive any cash compensation. Commencing October 1, 2012, non-management Directors of Actinium Corporation (and now the Company) began to receive a quarterly cash retainer of $7,500 per calendar quarter for their service on the Board of Directors. They also receive reimbursement for out-of-pocket expenses and certain directors have received stock option grants for shares of Company Common Stock as described below.

The following table sets forth the compensation of our directors for the 2012 fiscal year:

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	All Other Compensation	Total
Dr. Rosemary Mazanet (resigned on May 31, 2013)	$7,500	$0	49,950	-	$7,500
David Nicholson	$7,500	$0	99,900	-	$7,500
Sandesh Seth	$7,500	$0	49,950	-	$7,500
Jack Tally (resigned as CEO on March 9, 2013)	$0	$0	0	-	$0
Sergio Traversa	$7,500	$0	49,950	-	$7,500

AUDIT COMMITTEE REPORT

Report of the Audit Committee of the Board of Directors

The Audit Committee provides assistance to the Board of Directors in fulfilling its oversight responsibilities relating to our corporate accounting and reporting practices toward assurance of the quality and integrity of our consolidated financial statements. The purpose of the Audit Committee is to serve as an independent and objective party to monitor our financial reporting process and internal control system; oversee, review and appraise the audit activities of our independent registered public accounting firm and internal auditing function, maintain complete, objective and open communication between the Board of Directors, the independent accountants, financial management and the internal audit function.

Our independent registered public accounting firm reports directly to the Audit Committee and the Audit Committee is solely responsible to appoint or replace our independent registered public accounting firm and to assure its independence and to provide oversight and supervision thereof. The Audit Committee determines compensation of the independent registered public accounting firm and has established a policy for approval of non-audit related engagements awarded to the independent registered public accounting firm. Such engagements must not impair the independence of the registered public accounting firm with respect to our company as prescribed by the Sarbanes-Oxley Act of 2002; thus payment amounts are limited and non-audit related engagements must be approved in advance by the Audit Committee. The Audit Committee determines the extent of funding that we must provide to the Audit Committee to carry out its duties and has determined that such amounts were sufficient in 2012.

With respect to the fiscal year ended December 31, 2012, in addition to its other work, the Audit Committee:

•	Reviewed and discussed with management our audited consolidated financial statements as of December 31, 2012 and for the year then ended; and

•
Discussed with GBH CPAs, PC the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended, with respect to its review of the findings of the independent registered public accounting firm during its examination of our financial statements.

The Audit Committee recommended, based on the review and discussion summarized above, that the Board of Directors include the 2012 audited consolidated financial statements in the 2012 Form 10-K for the fiscal year ended December 31, 2012 for filing with the SEC.

Audit Committee of the Board of Directors of Actinium Pharmaceuticals, Inc.

David Nicholson, Chairman Sergio Traversa

Mr. Steinhart joined our Board in November 2013 and was not a member of the Audit Committee at the time of the filing of the Form 10-K for the fiscal year ending December 31, 2012. In November 2013 the Board appointed Mr. Steinhart as Chairman of the Audit Committee

Information About Auditors

The Audit Committee of the Board of Directors appointed GBH CPAs, PC as the independent registered public accounting firm to conduct the audit of our consolidated financial statements for the 2012 fiscal year and to report on our consolidated balance sheets, statements of income and other related statements.  GBH CPAs, PC has served as our independent registered public accounting firm since December 2012. The Audit Committee Charter includes the procedures for pre-approval of all fees charged by our independent registered public accounting firm. Under the procedure, the Audit Committee of the Board of Directors approves the engagement letter with respect to audit, tax and review services. Other fees are subject to pre-approval by the Audit Committee. The audit and audit-related fees paid to the auditors with respect to the 2012 fiscal year were pre-approved by the Audit Committee of the Board of Directors.

Fees and Services

The aggregate fees billed for the fiscal years ended December 31, 2012 and 2011 for professional services rendered by the principal accountant for the audit of its annual financial statements included in Form 10-K for the period ended December 31, 2012 (“Audit Fees”), (2) tax compliance, advice, and planning (“Tax Fees”), and (iv) other products or services provided (“Other Fees”):

	Year Ended December 31, 2012	Year Ended December 31, 2011
Audit Fees	$92,445	$-
Tax Fees	-	-
All Other Fees	-	-
Total	$92,445	$-

Audit Fees – This category includes the audit of our annual financial statements, review of financial statements included in our quarterly reports and services that are normally provided by the independent registered public accounting firm in connection with engagements for those years and services that are normally provided by our independent registered public accounting firm in connection with statutory audits and SEC regulatory filings or engagements.

Audit-Related Fees – This category consists of assurance and related services by the independent registered public accounting firm that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees”.

Tax Fees – This category consists of professional services rendered by our independent registered public accounting firm for tax compliance and tax advice. The services for the fees disclosed under this category include tax return preparation and technical tax advice.

All Other Fees – This category consists of fees for attending annual stockholder meeting.

Pre-Approval Policies and Procedure for Audit and Permitted Non-Audit Services

The Audit Committee has developed policies and procedures regarding the approval of all non-audit services that are to be rendered by our independent registered public accounting firm, as permitted under applicable laws and the corresponding fees for such services. In situations where the full Audit Committee is unavailable to pre-approve any permitted non-audit services to be rendered by our independent registered public accounting firm: (i) our Chief Executive Officer will evaluate the proposed engagement to confirm that the engagement is not prohibited by any applicable rules of the SEC, applicable quotation service or exchange, (ii) following such confirmation by the Chief Executive Officer , the Chairperson of the Audit Committee will determine whether we should engage our independent registered public accounting firm for such permitted non-audit services and, if so, negotiate the terms of the engagement with our independent registered public accounting firm and (iii) the Chairperson of the Audit Committee will report to the full Audit Committee at its next regularly scheduled meeting about any engagements of our independent registered public accounting firm for permitted non-audit services that have been approved by the Chairperson. Alternatively, after confirmation by the Chief Executive Officer, the full committee may pre-approve engagements of our independent registered public accounting firm at Audit Committee meetings.

All audit services and non-audit services and all fees associated with such services performed by our independent registered public accounting firm in the 2012 fiscal year were approved by our Audit Committee. Consistent with these policies and procedures, all future audit services and non-audit services and all fees associated with such services performed by our independent registered public accounting firm will be approved by the Chairperson of the Audit Committee and ratified by the Audit Committee or approved by the full Audit Committee.

DIRECTORS AND EXECUTIVE OFFICERS

The following sets forth information about our directors and executive officers:

Name	Age	Position

Sandesh Seth, MS, MBA	49	Chairman of the Board of Directors

Kaushik J. Dave, PhD, MBA	52	President, Chief Executive Officer and Director

Dragan Cicic, MD	49	Chief Operating Officer and Chief Medical Officer

David Nicholson, PhD	58	Director

Richard I. Steinhart	56	Director

Sergio Traversa, MBA	53	Interim Chief Financial Officer and Director

Pursuant to the Company’s charter, Mr. Traversa and Mr. Seth were appointed as directors of the Company by the former Series E preferred stock holders of Actinium Corporation. During 2011, Actinium Corporation raised $6,184,967 through an offering of 23,697,119 shares (pre-Actinium Share Exchange) of the 2011 Series E preferred shares and 5,924,285 warrants (pre-Actinium share exchange). In January 2012, the Actinium Corporation raised $759,300 through its final offering of the 2011 Series E preferred shares.

There are no other arrangements or understanding between any of our directors and any other persons pursuant to which they were selected as a director.

Sandesh Seth, MS, MBA, Chairman of the Board of Directors

Mr. Sandesh Seth has been our Director since March 2012 and our Chairman of the Board since October 2013.  Mr. Seth is the Head of Healthcare Investment Banking at Laidlaw & Company (UK) Ltd.  and has over 20 years of experience which includes prior investment banking at Cowen & Co., equity research at Bear Stearns and Commonwealth Associates and in the pharmaceutical industry at Pfizer, Warner-Lambert, and SmithKline Beecham in strategic planning, business development and R&D project management respectively. Mr. Seth’s financial services experience includes 100+ completed transactions in which $5 billion+ in capital was raised. Transactions included venture investments, private placements, IPOs, FOs, PIPEs, Convertible and High-Yield Debt. Mr. Seth was also involved with various strategic initiatives such as mergers and acquisitions, leveraged and management buy-outs, and licensing and joint ventures, including the $100 billion merger of Pfizer and Warner-Lambert and the $20 billion merger of Pharmacia & Upjohn with Monsanto. Mr. Seth has an MBA in Finance from New York University; an M.S. in the Pharmaceutical Sciences from the University of Oklahoma Health Center and a B.Sc. in Chemistry from Bombay University. He has published several scientific articles and was awarded the University Regents Award for Research Excellence at the University of Oklahoma. Mr. Seth was designated as Regulatory Affairs Certified (R.A.C.) by the Regulatory Affairs Professionals Society which signifies proficiency with U.S. FDA regulations. He also holds the following Securities Industry Licenses: Series 7, 79 and 63.

That Mr. Seth has served in various business executive-level positions over the course of his career, has significant investment banking experience, has developed significant management and leadership skills and is well accustomed to interfacing with investors, analysts, auditors, C-level executives, and outside advisors, led us to conclude that Mr. Seth should serve as a director.

Kaushik J. Dave, PhD, MBA, President, Chief Executive Officer and Director

Dr. Kaushik J. Dave has been our President, Chief Executive Officer and Director since September 2013.  From March 2008 to September 2013, Dr. Dave was the Executive Vice President of Product Development for Antares Pharmaceuticals Inc. (Antares).  As part of the core management team at Antares, he was instrumental in setting strategy, vision, product portfolio development and business development.  Dr. Dave led the clinical and regulatory approval of Anturol™ and was also a key contributor to the change in company vision to combination products using Antares’ medical device technology which resulted in a robust pipeline that included development and New Drug Application submission for Otrexup which was approved on October 11, 2013.  From January 2001 to June 2006, Dr. Dave was Vice President Product Development at Palatin Technologies Inc. where he obtained approval of NeutroSpecTM (a radiopharmaceutical monoclonal antibody product).  From January 1997 to December 2000, Dr. Dave was employed at Schering-Plough Inc. and Merck & Co. Inc., responsible for steering the development of several pharmaceutical product development programs.  Dr. Dave received his pharmacy degree from the University of Bath, UK and a Ph.D. in Pharmaceutical Chemistry from the University of Kansas.  Dr. Dave also received an MBA from the Wharton School of the University of Pennsylvania.

As President and Chief Executive Officer of the Company, Dr. Dave is the most senior executive of the Company and as such provides our Board with the greatest insight into the Company’s business and the challenges and material risks it faces. Dr. Dave has more than 23 years of healthcare industry experience and is especially qualified to understand the risks and leadership challenges facing a growing pharmaceutical company from a senior management and financial expertise perspective led us to conclude that Dr. Dave should serve as President, Chief Executive Officer and Director of the Company.

Sergio Traversa, Interim Chief Financial Officer and Director

Dr. Traversa has been a Director of the Company since August, 2012.  Dr. Traversa is also the Chief Executive Officer of Relmada Therapeutics Inc.  Previously, he was the co-founder and CEO of Medeor Inc. a spinoff pharmaceutical company from Cornell University.  Dr. Traversa has over 25 years of experience in the healthcare sector in the United States and Europe, ranging from management positions in the pharmaceutical industry to investing and strategic advisory roles. He has held financial analyst, portfolio management and strategic advisory positions at large U.S. investment firms specializing in healthcare, including Mehta and Isaly and Mehta partners, ING Barings, Merlin BioMed and Rx Capital. Dr. Traversa was a founding partner of Ardana Capital, a pharmaceutical and biotechnology investment advisory firm. In Europe, he held the position of Area Manager for Southern Europe (Italy, Spain, Greece and Portugal) of Therakos Inc., a cancer and immunology division of Johnson & Johnson. Prior to Therakos, Dr. Traversa was at Eli Lilly, where he served as Marketing Manager of the Hospital Business Unit. He was also a member of the CNS team at Eli Lilly, where he participated in the launch of Prozac and the early development of Zyprexa and Cymbalta. Dr. Traversa started his career as a sales representative at Farmitalia Carlo Erba, the largest pharmaceutical company in Italy later sold to Pharmacia and now part of Pfizer. Dr. Traversa holds a Laurea degree in Pharmacy from the University of Turin (Italy) and an MBA in Finance and International Business from the New York University Leonard Stern School of Business.

As Interim Chief Financial Officer of the Company, Mr. Traversa is a senior executive of the Company and as such provides our Board with great insight into the Company’s business and the challenges and material risks it faces. That Mr. Traversa serves in such executive officer positions with the Company and has more than 25 years of healthcare and financial industry experience in the United States and Europe and is especially qualified to understand the risks and leadership challenges facing a growing pharmaceutical company from a senior management and financial expertise perspective led us to conclude that Mr. Traversa should serve as a director.

Mr. Traversa devotes a minimum of 40 hours per week to the Company.  Relmada Therapeutics, Inc., of which Mr. Traversa also serves as Chief Executive Officer, is not related to the Company and specializes in pain management, which is not related to our business.  We do not believe that Mr. Traversa’s employment by Relmada Therapeutics creates a material risk of conflicts of interest.

Dragan Cicic, MD, MBA, Chief Operating Officer and Chief Medical Officer

Dragan Cicic is the COO and CMO of the Company. He joined the Company in 2005 and previously held the position of the CEO and prior to that of the Medical Director at Actinium. Dr. Cicic joined Actinium from the position of Project Director of QED Technologies Inc., a life sciences strategic consulting and transactional group focused on emerging biotech, pharmaceuticals and medical devices companies. Dr. Cicic prepared business and strategic plans on behalf of those clients and assisted them in raising funding. He also represented corporate and private investors in identifying acquisition and/or investment targets and negotiating, structuring and consummating deals. Prior to joining QED Technologies, Dr. Cicic was an investment banker with SG Cowen Securities.

Dr. Cicic graduated as a Medical Doctor from the School of Medicine at The Belgrade University, and received his MBA from Wharton School at The University of Pennsylvania. He was also a Nieman Fellow at Harvard University.

C. David Nicholson, BS, PhD, Director

C. David Nicholson is a Director of the Company and joined the Executive Committee of Bayer CropScience on March 5, 2012 as Head of Research & Development responsible for the integration of the company’s R&D activities into one global organization. Dr. Nicholson graduated in pharmacology, earning his B.Sc. from the University of Manchester (1975) and his Ph.D. from the University of Wales (1980). Between 1978 and 1988, Dr. Nicholson worked in the pharmaceutical industry for the British company Beecham-Wülfing in Gronau, Germany. The main emphasis of his activities as group leader in a multidisciplinary project group was the development of cardiovascular drugs.

From 1988-2007, Dr, Nicholson held various positions of increasing seniority in the UK, the Netherlands and the USA with Organon a Business Unit of Akzo Nobel. Ultimately he became Executive Vice President, Research & Development, and member of the Organon Executive Management Committee. He implemented change programs, leading to maximizing effectiveness in research & development, ensuring customer focus and the establishment of a competitive pipeline of innovative drugs. In 2007, Dr. Nicholson transferred to Schering-Plough, Kenilworth, New Jersey, USA, as Senior Vice President, responsible for Global Project Management and Drug Safety. From 2009 to December 2011, he was Vice President Licensing and Knowledge Management at Merck in Rahway, New Jersey, USA, reporting to the President of Merck R&D. As an integration team member, David Nicholson played a role in the strategic mergers of Organon BioSciences, the human and animal health business of Dutch chemical giant Akzo-Nobel, and Schering-Plough in 2007 as well as of Schering-Plough and Merck in 2009. C. David Nicholson is presently on the Board of multiple biotechnology companies, including Actinium Pharmaceuticals, Inc.

That Mr. Nicholson brings over 25 years of pharmaceutical experience to our Board, Having served in various pharmaceutical research and development executive-level positions over the course of his career, and that Mr. Nicholson has developed significant management and leadership skills relating to the pharmaceutical industry and is well accustomed to interfacing with  investors, analysts, auditors, outside advisors and governmental officials, led us to conclude that Mr. Nicholson should serve as a director.

Richard I. Steinhart, Director

Richard I. Steinhart has served as our Director and Chairman of the Audit Committee since November 2013.  Mr. Steinhart is also a member of our Compensation Committee.  Mr. Steinhart has been employed by MELA Sciences, Inc, as their Vice President, Finance and Chief Financial Officer, Treasurer and Secretary since April 2006 and in April 2012, Mr. Steinhart received a promotion to Sr. Vice President, Finance. From May 1992 until joining the MELA Sciences Mr. Steinhart was a Managing Director of Forest Street Capital/SAE Ventures, a boutique investment banking, venture capital, and management consulting firm focused on healthcare and technology companies. Prior to Forest Street Capital/SAE Ventures, he was Vice President and Chief Financial Officer of Emisphere Technologies, Inc. Mr. Steinhart’s other experience includes seven years at CW Group, Inc., a venture capital firm focused on medical technology and biopharmaceutical companies, where he was a General Partner and Chief Financial Officer. Until December 2011, Mr. Steinhart served on the Board of Manhattan Pharmaceuticals, Inc., a biopharmaceutical company and was Chairman of its Audit Committee. Mr. Steinhart began his career at Price Waterhouse, now known as PricewaterhouseCoopers. He holds B.B.A. and M.B.A degrees from Pace University and is a Certified Public Accountant (inactive).

That Mr. Steinhart brings over 20 years of financial experience to our Board, having served in various financial executive-level positions over the course of his career, and that Mr. Steinhart is a certified public accountant led us to conclude that Mr. Steinhart should serve as a director and chair the audit committee.

EXECUTIVE COMPENSATION

The following discussion provides compensation information pursuant to the scaled disclosure rules applicable to “smaller reporting companies” under SEC rules and may contain statements regarding future individual and Company performance targets and goals. These targets and goals are disclosed in the limited context of the Company’s compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution stockholders not to apply these statements to other contexts.

The Board of Directors administers the compensation program for the executive officers. The Compensation Committee is responsible for reviewing and recommending our compensation and employee benefit policies to the Board for its approval and implementation. The Compensation Committee reviews and recommends to the Board of Directors for approval the compensation for our Chief Executive Officer, including salaries, bonuses and grants of awards under our equity incentive plans. The Compensation Committee and the Board of Directors review and act upon proposals by non-interested management to determine the compensation to other executive officers. The Compensation Committee, among other things, reviews and recommends to the Board of Directors employees to whom awards will be made under our equity incentive plans, determines the number of options to be awarded, and the time, manner of exercise and other terms of the awards.

The intent of the compensation program is to align the executive’s interests with that of our stockholders, while providing incentives and competitive compensation for implementing and accomplishing our short-term and long-term strategic and operational goals and objectives.  The compensation of the named executive officers consists of base salary, discretionary bonus, and equity in the Company.

Director Compensation

Historical non-management Directors of the Company do not receive any cash compensation. Commencing October 1, 2012, non-management Directors of Actinium Corporation (and now the Company) began to receive a quarterly cash retainer of $7,500 per calendar quarter for their service on the Board of Directors. They also receive reimbursement for out-of-pocket expenses and certain directors have received stock option grants for shares of Company Common Stock as described below.

The following table sets forth the compensation of our directors for the 2012 fiscal year:

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	All Other Compensation	Total
Dr. Rosemary Mazanet (1)	$7,500	$0	49,950	-	$7,500
David Nicholson	$7,500	$0	99,900	-	$7,500
Sandesh Seth	$7,500	$0	49,950	-	$7,500
Sergio Traversa	$7,500	$0	49,950	-	$7,500

(1)	Resigned on May 31, 2013.

Chief Executive Officer’s Compensation

Effective September 16, 2013, the Company and Dr. Kaushik J. Dave entered into an agreement (the “Employment Agreement”), to employ Dr. Dave as the Company’s Chief Executive Officer.  Dr. Dave shall have such responsibilities, duties and authority as are assigned to him by the Board, or its designee.  These responsibilities shall include implementation of the overall direction of the Company as set by the Board, including, planning, corporate policies, research and development, staffing, finance and operations.  Dr. Dave shall perform such other duties and shall have authority consistent with his position as may be from time to time specified by the Board and subject to the discretion of the Board.  Dr. Dave reports directly to the Board. Dr. Dave also agreed to devote his best efforts and substantially all of his business time to advance the interests of the Company and to discharge adequately his duties under the Employment Agreement.  Dr. Dave may hold up to two board seats on for-profit and not-for-profit boards that do not represent a conflict with the Company and subject to Board approval after review of the time commitment involved. Dr. Dave may also be employed or enter into a consulting arrangement with Antares Pharma, Inc. until December 31, 2013.

Pursuant to the Employment Agreement, Dr. Dave is entitled to the following compensation and benefits:

●	A base salary at an annual rate of $350,000.

Upon the six month anniversary of the start date, the Board will review Dr. Dave’s base salary with the help of an independent compensation consultant to adjust the base salary to be competitively aligned to a range between the 25th (twenty-fifth) and 75th (seventy-fifth) percentile of the relevant market data of CEO positions of similarly situated publicly traded Biotech companies. The Board shall review the amount of the base salary and performance bonus, and shall determine the appropriate adjustments to each component of Dr. Dave’s compensation within 60 days of the start of each calendar year.

In addition, for the duration that the Company maintains its primary office in New York City, the Company will reimburse Dr. Dave for up to $500 per month in travel expenses plus the dollar amount of the difference between Dr. Dave’s New York State and New Jersey State taxes based on income from the Company.

●
Dr. Dave shall be entitled to participate in an executive bonus program, which shall be established by the Board pursuant to which the Board shall award bonuses to Dr. Dave, based upon the achievement of written individual and corporate objectives such as the Board shall determine.  Upon the attainment of such performance objectives, Dr. Dave shall be entitled to a cash bonus in an amount to be determined by the Board with a target of forty percent (40%) of the base salary.  Within thirty (30) days after the start date, the Board shall establish written individual and corporate performance objectives for the balance of 2013 and the amount of the performance pro-rata bonus payable upon the attainment of each objective.  At least thirty (30) days before each subsequent calendar year, the Board shall establish written individual and corporate performance objectives for such calendar year and the amount of the performance bonus payable upon the attainment of such objectives.  Within sixty (60) days after the end of each calendar year, the Board shall determine the amount of any performance bonus payable thereunder.  Any such performance bonus shall be due and payable within ninety (90) days after the end of the calendar year to which it relates.

●
The Board has agreed to grant to Dr. Dave an option to purchase common shares of the Company and restricted stock (the “Grant”).  The Grant will consist of (A) an option grant to purchase 675,000 common shares of the Company; (B) 125,000 shares of restricted and (C) 100,000 shares of restricted stock as a sign-on bonus of which fifty percent will vest at the one year anniversary of the start date upon starting work.  An additional twenty-five percent each will vest at eighteen months and twenty-four months after the start date.

Stock Options.  Such options will have an exercise price equal to the prior day closing price of the Company’s common stock which is equal to fair market value as determined by the Board on the date of the grant (the “Grant date”).  The Grant Date shall occur no later than 90 days from the start date.

Restricted Stock Grant (excluding the sign-on bonus).  One third (33.33%) of the restricted stock shall be granted upon the next closing of a financing of the Company of at least $5 million, and shall vest per the vesting schedule below.  The remaining two thirds (66.66%) of the restricted stock shall be granted upon the treatment of the first patient in 2014 for the Iomab™-B trial and subject to the vesting schedule below.

Vesting Schedule. Twenty-eight percent (28%) of the initial options or restricted stock granted shall vest twelve months after the date of grant and two percent (2%) of the remainder shall vest each month thereafter until fully vested. Such additional options or restricted stock will have an exercise price per share which is equal to fair market value as determined by the Board on the date of the grant. Two percent (2%) of such additional options or stock shall vest each month thereafter until fully vested. The term of all options granted under this Agreement will be for 10 years from the date of grant, subject to Dr. Dave’s continuing service with the Company.

●	Dr. Dave is also eligible to participate in the Company’s benefit plans that are generally provided for executive employees.
●
The employment agreement also contains a non-solicitation provision that provides that during the term of employment and for a period of 24 months following the cessation of employment with the company you Dr. Dave shall not directly or indirectly solicit, induce, recruit or encourage any of the Company’s employees or consultants to terminate their relationship with the Company, or attempt any of the foregoing, either for himself or any other person or entity

Advice of Compensation Consultant

In June 2013, the Compensation Committee engaged Parthenon Associates, LLC, a compensation consultant, to advise us on the compensation provided to our Chief Executive Officer, Dr. Dave, and determine what actions, if any, were appropriate regarding future executive compensation arrangements.

In developing their assessment, the consultant considered pay practices of companies in similar industries and of similar size. Taking into consideration the results of the analysis in the compensation report, the Compensation Committee recommended to the Board that the target compensation to Dr. Dave should generally be positioned at the median of comparably sized companies in similar industries. The consultant further recommended components and terms of each components of Dr. Dave’s future compensation. Based on the analysis and recommendations, the Compensation Committee adopted and approved Dr. Dave’s Employment Agreement as described above under “Chief Executive Officer’s Compensation”.

Other Agreements

On July 23, 2012, Actinium Corporation entered into an employment agreement with Jack Talley, as our, Chief Executive Officer. The initial term of employment was for a period of three (3) years, provided that Mr. Talley’s employment with the company will be on an “at will” basis.  Actinium Corporation agreed to pay a base salary of $250,000 per annum.  The board will review Mr. Talley’s base salary with help of an independent compensation consultant to adjust his base salary to be competitively aligned to a range between the 25th and 75th percentile of the relevant market data of CEO positions of similarly situated publicly traded biotech companies.  Mr. Talley was also entitled to participate in an executive bonus program, which shall be established by the board pursuant to which the board shall award bonuses to Mr. Tally, based on achievement of written individual and corporate objectives such as the board shall determine.  Upon the attainment of such performance objectives, in addition to base salary, Mr. Talley was entitled to a cash bonus in an amount to be determined by the Board up to fifty percent (50%) of his base salary. Actinium Corporation also agreed to grant to Mr. Talley an option grant to purchase common shares of the Company equal to three percent (3.0%) of the Company's issued and outstanding equity (common and preferred shares) on a fully diluted basis. Such options had an exercise price of $0.261 cents per share which is equal to fair market value as determined by the board on the date of the grant. Twenty-eight percent (28%) of the initial options granted shall vest twelve months after the date of grant and two percent (2%) of the remainder shall vest each month thereafter until fully vested. Additional options were to be granted upon the final closing of the Company's next financing so that total options granted would equal three percent (3%) of fully diluted shares on that date. Such additional options will have an exercise price per share which is equal to fair market value as determined by the Board on the date of the grant. Two percent (2%) of such additional options shall vest each month thereafter until fully vested. The term of all options granted under this Agreement will be for 10 years from the date of grant, subject to your continuing service with the Company. On February 28, 2013, Mr. Talley resigned as Chief Executive Officer and Director of the Company and Actinium Corporation as per the terms of the Severance Agreement (as described below).

On January 2, 2006, Actinium Corporation entered into an employment agreement with Dragan Cicic, as our, Chief Operating Officer and Chief Medical Officer. The term of the employment agreement is one year; provided that the term shall be automatically extended for successive one year periods thereafter, unless, no later than 60 days prior to the expiration of any successive one-year renewal term, either party thereto provides the other party written notice of its desire not to extend the term.  Actinium agreed to pay a base salary of $144,758 per annum during the term with an annual percentage increase of not less than an amount equal to the aggregate preceding 12 months annual percentage increase of the U.S. Department of Labor Consumer Price Index for All Urban Consumers (CPI-U) for the New York area.  Dr. Cicic is also entitled to participate in any incentive compensation or bonus program which is instituted or maintained for company executives generally during the term of the agreement. In September 2013 the Company increased Dr. Cicic’s base salary to $250,000 per year.

On July 21, 2012, Actinium entered into an employment agreement with Enza Guagenti, as our Chief Financial Officer. Ms. Guagenti’s employment with the Company was on an "at will" basis, meaning that either Ms. Guagenti or the Company may terminate your employment at any time for any reason or no reason, without further obligation or liability, except that upon termination of Ms. Guagenti’s employment by the Company other than for cause Ms. Guagenti was entitled to severance equal to 3 months base salary. In the event that a) the Company hires a CFO other than yourself, and 2) within two years thereafter Ms. Guagenti’s base salary is reduced below $115,000 per year, Ms. Guagenti may then within thirty days after the base salary reduction resign her position with the Company and collect the severance.  Actinium Corporation agreed to pay an initial base salary of $90,000.  Ms. Guagenti’s annual base salary was increased to one hundred fifteen thousand dollars ($115,000) on the six month anniversary of the start date. Thereafter, before the beginning of each calendar year during the term of her employment, beginning in January 2014, the board shall review the amount of Ms. Guagenti’s base salary and performance bonus, and shall determine the appropriate adjustments to each component of her compensation for the following calendar year. The Company also agreed to grant to Ms. Guagenti an option grant to purchase 75,000 common shares of the Company. Such options has had an exercise price of $0.261 cents per share which is equal to fair market value as determined by the board on the date of the grant. Two percent (2%) of the options granted shall vest each month after the date of grant until fully vested. The term of all options granted under this Agreement was be for 10 years from the date of initial grant, subject to Ms. Guagenti’s continuing service with the Company. On March 9, 2013, Ms. Guagenti resigned as Chief Financial Officer of the Company and Actinium Corporation. Pursuant to the terms of the employment agreement, Ms. Guagenti did not receive any severance payments upon resignation.

Severance Agreement

On February 28, 2013, the Company entered into a Separation and Settlement Agreement with Mr. Talley (the “Separation Agreement”). The Separation Agreement, among other things, provided for a cash payment in two (2) equal installments the aggregate amount of two hundred fifty thousand dollars ($250,000), with the first payment of $125,000 occurring on March 8, 2013 and the second payment of $125,000 occurring on September 1, 2013.  The Company also paid Mr. Talley (i) a discretionary performance bonus of $60,000 for the period of August 15, 2012 to December 31, 2012 and (ii) COBRA continuation coverage under the Company’s group health plan for six months.  As part of the settlement Mr. Talley agreed to resign as a director from the Company and Actinium Corporation. The Separation Agreement also includes, subject to limited exceptions, mutual releases.

Agreement with Dr. Mazanet.

On May 31, 2013, Dr. Rosemary Mazanet resigned as a director of the Company and Actinium Corporation, a subsidiary of the Company, to pursue other opportunities.  Dr. Mazanet’s decision to resign from the board of directors of the Company was not based upon any disagreement with the Company on any matter relating to the Company's operations, policies or practices as contemplated by Item 5.02(a) of Form 8-K.

On May 31, 2013, the Company and Actinium Corporation also entered into an agreement with Dr. Mazanet (the “Agreement”) which, among other things, provided for a cash payment to Dr. Mazanet of $25,000 in full satisfaction for all amounts owed under the Consulting Agreement.  The parties also agreed that Dr. Mazanet was entitled to a total of 83,250 vested Company options (the Options”) which will be exercisable until the ten year anniversary of the grants, respectively.  Dr. Mazanet agreed not to sell or otherwise transfer any shares of Company common stock underlying the Options or other securities of the Company owned by Dr. Mazanet until (i) the date that is the earlier of twelve (12) months from December 28, 2012; or (ii) six (6) months following the effective date of the Registration Statement filed by the Company with the Securities and Exchange Commission on March 15, 2013.  Dr. Mazanet also resigned as a director from the Company and Actinium Corporation. The Agreement also included, subject to limited exceptions, mutual releases, mutual non-disparagement clauses, and a non-solicitation provision.

Summary Compensation Table

The following table provides information regarding the compensation earned during the fiscal years ended December 31, 2012, December 31, 2011 and December 31, 2010 by our Chief Executive Officer and the two next most highly compensated executive officers.

Name/Position	Year	Salary		Bonus		Option Awards			All Other Compensation		Total
Jack Talley (1)	2012 2011 2010		$250,000 - -	$	- - -		$58,412 - -		$	- - -		$308,412 - -
Dragan Cicic, COO	2012 2011 2010		$190,658 190,658 190,658	$	- 50,000 -		$58,426 9,717 9,717	(4)	$	- - -		$249,084 250,375 200,375
Enza Guagenti, (2)	2012 2011 2010		$90,000 - -	$	- - -		$3,394 - -		$	- - -		$93,394 - -
Diane Button,CEO, CFO (3)	2012 2011 2010	$ $ $	- - -	$ $ $	- - -	$ $ $	- - -		$ $ $	- - 6,000	$ $ $	- - 6,000

(1)    Mr. Jack Talley resigned as the Company’s CEO on February 28, 2013.

(1)    Ms. Enza Guagenti resigned as the Company's CFO on March 9, 2013.

(3)    Ms. Diane Button resigned as the Company's CEO and CFO on December 28, 2012.

(4)   Dr. Cicic’s options awards were determined by taking into consideration the following factors: (i) Dr Cicic's responsibilities at the Company; (ii) his performance historically and as an incentive for future efforts; (iii) compensation data taken from peer group companies (newly public biotech firms); and (iv) the level of his past awards.

Under the terms of Dr. Cicic’s employment contract and the agreed upon written terms of employment for Ms. Guagenti, these employees are entitled to receive severance of twelve months, twelve months and three months base salary, respectively, upon termination by the Company without cause, or upon resignation within thirty days after a change in job responsibilities and a reduction in base salary. On February 28, 2013, Mr. Talley resigned as Chief Executive Officer and Director of the Company and Actinium. On March 9, 2013, Ms. Guagenti resigned as Chief Financial Officer of the Company and Actinium.

As an “emerging growth company” we will not be required to provide information relating to the ratio of total compensation of our Chief Executive Officer to the median of the annual total compensation of all of our employees, as required by the Investor Protection and Securities Reform Act of 2010, which is part of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

PRINCIPAL STOCKHOLDERS

The following table shows the beneficial ownership of our Common Stock as of October 25, 2013 held by (i) each person known to us to be the beneficial owner of more than five percent (5%) of any class of our shares; (ii) each director; (iii) each executive officer; and (iv) all directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC, and generally includes voting power and/or investment power with respect to the securities held.  Shares of Common Stock subject to options and warrants currently exercisable or which may become exercisable within 60 days of October 25, 2013, are deemed outstanding and beneficially owned by the person holding such options or warrants for purposes of computing the number of shares and percentage beneficially owned by such person, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person.  Except as indicated in the footnotes to this table, the persons or entities named have sole voting and investment power with respect to all shares of our Common Stock shown as beneficially owned by them.

The percentages below are based on fully diluted shares of our Common Stock equivalents as of October 25, 2013.   Unless otherwise indicated, the principal address of each of the persons below is c/o Actinium Pharmaceuticals, Inc., 501 Fifth Avenue, New York, NY 10017.

Executive Officers and Directors	Number of Shares of Common Stock and Preferred Stock Beneficially Owned		Percentage of Ownership(a)

Dr. Kaushik Dave, PhD	0		0%
Dr. Dragan Cicic, MD	249,755	(1)	1.06%
Dr. David Nicholson, PhD	55,944	(2)	0.24%
Sandesh Seth	182,346	(3)	0.77%
Richard Steinhart		0	0%
Dr. Sergio Traversa	17,982	(4)	0.08%
All Directors and Officers as a Group (4 persons)	506,027		2.1%
All other 5% holders
Actinium Holdings Ltd. (5) c/o Sterling Management Limited P.O. Box HM 1029 Hamilton HM CX	5,702,387		24.1%

(a)
Based on 23,656,583 shares of Common Stock outstanding as of October 25, 2013, and includes 400,000 shares of common stock of the Company that remained outstanding after the closing of the Share Exchange.

(1) Options granted to purchase an aggregate of 333,000 shares of Common Stock of the Company at an exercise price of $0.784 per share, options to purchase an aggregate of 99,900 shares of Common Stock of the Company at an exercise price of $1.50 per share, and options to purchase an aggregate of 81,784 shares of Common Stock of the Company at an exercise price of $1.35 per share. All shares are subject to vesting. 249,755 shares of Common Stock will have vested within 60 days of October 25, 2013.

(2) Options to purchase an aggregate of 49,950 shares of Common Stock of the Company at an exercise price of $0.784 per share and options to purchase an aggregate of 49,950 shares of Common Stock of the Company at an exercise price of $1.50 per share.  All shares are subject to vesting. 55,944 shares of Common Stock will have vested within 60 days of October 25, 2013.

(3) Warrants to purchase an aggregate of 64,747 shares of Common Stock of the Company at an exercise price of $0.784 per share, exercisable on a cashless basis and warrants to purchase an aggregate of 99,617 of Common Stock of the Company at an exercise price of $0.784 per share, exercisable on a cashless basis issued to Amrosan, LLC, a partnership in which the majority member interest is owned by the family of Mr. Seth. Excludes warrants to purchase an aggregate of 375,556 shares of Common Stock of the Company at par value per share, exercisable on a cashless basis issued to Amrosan, LLC as the warrants are not exercisable upon less than 90 days notice. The holder may waive the 90 day exercise notice requirement by giving 65 days prior notice of such waiver. The shares available by exercise of this Warrant are also restricted and may not be sold or otherwise transferred until the earlier of twelve months from December 28, 2012, the closing date of the going Share Exchange; or for six months after the Registration Statement of which this prospectus is a part is declared effective. Excludes 353,023 warrants issued to Carnegie Hill Asset Partners and irrevocable trust linked to Mr. Seth’s family and 721,068 warrants issued to Bioche Asset Management, LLC, a partnership in which the majority member interest is owned by the family of Mr. Seth whose terms are the same as those issued to Amrosan LLC. Also excludes warrants held by the Placement Agent or its affiliates in connection with the offering of common stock and Series A and Series B warrants that closed on December 19, 2012 (the “2012 Offering”), the Bridge Notes Financing, the Series E financing and by designees of Jamess Capital Group, LLC in connection with the Share Exchange. Also includes options to purchase an aggregate of 49,950 shares of Common Stock of the Company at an exercise price of $1.50 per share. All shares are subject to vesting. 17,982 shares of Common Stock will have vested within 60 days of October 25, 2013.

(4) Options to purchase an aggregate of 49,950 shares of Common Stock of the Company at an exercise price of $1.50 per share.  17,982 shares of Common Stock will have vested within 60 days of October 25, 2013.

(5) Actinium Holdings Ltd., a Bermuda corporation (“AHL”), has entered the Share Exchange and a related Lock-up Agreement and is the record holder of the number of shares of Common Stock of the Company listed opposite its name.  Michael Sheffrey has sole voting and investment power over the securities beneficially owned by Actinium Holdings Ltd.   AHL is wholly owned by AHLB Holdings, LLC (“AHLB”), which in turn, is wholly owned by MSKCC.   AHL, AHLB and MSKCC may be deemed to share investment and voting power and beneficial ownership of such shares. Investment power with respect to such shares is limited by AHL’s agreement not to transfer its shares of Common Stock, subject to exceptions for certain related-party transfers, transfers to trusts and other private transfers, until, in general, the earlier of (i) December 28, 2013 (the first anniversary of the closing of the Share Exchange); or (ii) six (6) months following the effective date of the Registration Statement of which this prospectus is a part.   AHL is entitled to certain demand and “piggyback” registration rights with respect to its shares of Common Stock.  The shares to be registered by AHL will, however, in certain circumstances, be subject to “cutback” (or reduction of the number of shares includible in an underwritten registration) prior to the “cutback” of the shares being registered on behalf of investors in certain recent private placements of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following sets forth a summary of transactions, or any currently proposed transaction, in which the Company was to be a participant and the amount involved exceeded or exceeds $120,000 and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Executive Compensation”). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

On January 18, 2001, Actinium Corporation entered into a Clinical Trial Agreement with Memorial Sloan-Kettering Cancer Center (MSKCC) and Sloan-Kettering Institute of Cancer Research (SKI), an entity related to MSKCC.  Through an indirect subsidiary, AHL, MSKCC has been a principal stockholder of the Company since April 2010.  The agreement provided for the conduct by SKI/MSKCC of Phase I/II clinical trials of the use of 213Bi-Hu195and cytarabine for the treatment of acute myeloid leukemia and for Actinium Corporation’s partial sponsorship of the study in exchange for access to data resulting from the study.  Actinium Corporation was obligated to pay SKI (a) $10,000 for each completed case report on a completed subject, and (b) $2,500 for each case report on an incomplete subject. The trial enrolled 31 patients, was completed in 2007 and all the money due to (MSKCC and SKI were paid in full.

On February 11, 2002, Actinium Corporation entered into a License, Development and Commercialization Agreement with SKI.  The agreement was amended in August 2006.  Pursuant to the agreement, Actinium Corporation licenses certain intellectual property from SKI, including critical patents with respect to Actinium Corporation’s core technology, and also supports ongoing research and clinical development of Actinium Corporation related drug candidates.  Certain amounts due under this agreement were deferred and then forgiven under the forbearance-related arrangements described below.  On June 19, 2011, Actinium Corporation nonetheless agreed to pay SKI (a) $50,000 in 2011, (b) $200,000 in 2012 and (c) $250,000 in 2013 under this agreement, in respect of the $50,000 annual maintenance fees and research payments. Since January 1, 2011, the Company has paid $100,000 for 2012 under this Agreement and as of December 31, 2012, the Company agreed to pay an additional $150,000 for research to be conducted in 2013 under this agreement.

On February 25, 2006, Actinium Corporation entered into a Clinical Trial Agreement with MSKCC and SKI.   The agreement provides for the conduct by SKI/MSKCC of a Phase I clinical trials of the use of Actinium 225-HuM195 for the treatment of advanced myeloid malignancy and for Actinium Corporation’s partial sponsorship of the study in exchange for access to data resulting from the study.  Actinium Corporation is obligated to pay SKI (a) $10,000 for each completed case report on a completed subject, and (b) $2,500 for each case report on an incomplete subject. As of December 21, 2012, 18 subjects had been enrolled in this study, and the parties intend to attempt to enroll anadditional 3 subjects. The maximum compensation for which Actinium Corporation is responsible for under the agreement is $328,000. Since the inception of the trial in 2006, Actinium Corporation has paid $180,000 and since January 1, 2011, Actinium Corporation has paid $70,000 under the agreement.  As of December 31, 2012, no monies were due under this agreement.  The trial is ongoing and further fees are likely to be accrued as patients are enrolled.  In January and February 2012, two additional patients were treated in this trial.  We anticipate enrollment of one more additional patient under this agreement in 2013 and closing the trial after that.

In April 2010, SKI agreed, on behalf of itself and its related or affiliated entities, including MSKCC, to forbear from collecting or otherwise enforcing Actinium Corporation’s then outstanding obligations to those entities and similar obligations arising during a defined forbearance period.  The initial outstanding obligations consisted of approximately $260,000 due under Actinium Corporation’s license and clinical trials agreements with those entities. In June 2011, SKI agreed to forgive all current and future obligations subject to the forbearance in order to facilitate Actinium Corporation’s financing efforts.  The forbearance period terminated on October 30, 2011, when the Company satisfied a financing condition to the termination of the forbearance period by raising in excess of $3,000.000 in new equity financing.  The total amount forgiven was approximately $360,000.

MSKCC agreed, subject to certain conditions, to utilize donated funds for certain clinical and preclinical programs and activities related to Actinium Corporation’s drug development and clinical study programs, including the payment of certain costs and expenses that would otherwise have been borne by Actinium Corporation. The following is a summary of activities related to the MSKCC arrangements at December 31, 2011 and 2010:

	2012	2011

Qualified R&D costs incurred by Actinium Corporation	$-	$655,786
Cash received from MSKCC	237,834	966,341

As of December 31, 2011 and 2010, the Company had reimbursement receivables for costs incurred of $237,834 and $279,401 from MSKCC, respectively.  These amounts have since been paid.

From July through October 2011, AHL agreed, in connection with Actinium Corporation’s Stock offering, to waive its rights to anti-dilution adjustments in respect of its outstanding stock and its preemptive rights to purchase the Company's stock from the Stock Offering.  AHL also agreed to the restructuring of its registration rights in favor of the private placement purchasers, the amendment of the stockholders agreement of Actinium Corporation (to permit, among other transactions, the share exchange) and the relinquishment of its rights to Board representation, although one director originally nominated by AHL continued to serve.  Actinium agreed (i) not to reduce the indemnification, advancement of expenses and similar rights of present and former directors and officers of Actinium Corporation, (ii) until April 30, 2016 to maintain directors’ and officers’ liability insurance at least in the same manner and to the same extent as then in effect, and (iii) following any merger, asset transfer and certain other transactions to provide for the parity of such directors and officers in respect of indemnification, advancement of expenses and D&O liability insurance with such rights applicable to the non-continuing directors following such transactions.

On March 27, 2012, Actinium Corporation entered into an additional clinical trial agreement with Memorial Sloan-Kettering Cancer Center with respect to conducting a Phase I/II trial of combination therapy of low dose cytarabine and fractionated dose of Lintuzumab-Ac225.  Actinium Corporation will pay $31,185 for each patient that has completed the clinical trial.  Upon execution of the agreement, Actinium Corporation was required to pay a start-up fee of $79,623, which was paid on July 10, 2012. The total number of patients anticipated to be enrolled at MSKCC in this trial is 15.

AHL has agreed not to transfer its shares of Common Stock, subject to exceptions for certain related-party transfers, transfers to trusts and other private transfers, until, in general, the earlier of (i) December 28, 2013 (the first anniversary of the closing date of the Share Exchange); or (ii) six (6) months following the effective date of the Registration Statement of which this prospectus is a part.   AHL will be entitled to certain demand and “piggyback” registration rights with respect to the shares of Common Stock that it may acquire.  The shares to be registered by AHL will, however, in certain circumstances, be subject to “cutback” (or reduction of the number of shares includible in an underwritten registration) prior to the “cutback” of the shares being registered on behalf of investors in certain recent private placements.

On January 1, 2012, Actinium Corporation entered into a Consulting Services Agreement with Dr. Rosemary Mazanet, a former director of Cactus.  Pursuant to the agreement, Dr. Mazanet provided, among other things, consulting services in the areas of implementation of the Actimab™-A trial including all aspects of study initiation until first patient in at each clinical site.  Dr. Mazanet received compensation of $100,000 per year.  Since January 1, 2011, Dr. Mazanet received options to purchase 225,000 shares of common stock of Actinium. Dr. Mazanet resigned as a director of the Company on May 31, 2013.

On August 7, 2012, Actinium Corporation entered into an engagement agreement with Laidlaw & Company (UK) Ltd. (the “Placement Agent”) for the 2012 Offering, of which Mr. Seth, a director of the Company is Head of Healthcare Investment Banking.   Pursuant to the agreement, the Placement Agent was engaged as the exclusive agent for the 2012 Offering.  None of the Company’s current officers or directors had a prior relationship or affiliation with the Company prior to the closing of the Share Exchange.  In consideration for its services, the Placement Agent will receive (a) a cash fee equal to 10% of the gross proceeds raised in the 2012 Offering, (b) a non-accountable expense reimbursement equal to 2% of the gross proceeds raised in the 2012 Offering, and (c) reimbursement of $100,000 for legal expenses incurred by the Placement Agent.  The Placement Agent or its designees have also received warrants to purchase shares of the Company’s Common Stock in an amount equal to 10% of the shares of Common Stock issued as part of the Units sold in the 2012 Offering and the shares of Common Stock issuable upon exercise of the B Warrants included in such Units.  The Placement Agent will also receive the same fee and expense schedule for any cash exercise of Warrants within 6 months of the final closing of the 2012 Offering and a 5% solicitation fee for any Warrants exercised as a result of being called for redemption by the Company.  Upon the final closing of the 2012 Offering the Placement Agent has been engaged by the Company to provide certain financial advisory services to the Company for a period of at least 6 months for a monthly fee of $25,000.  The agreement also provides that (i) if the Company consummates any merger, acquisition, business combination or other transaction (other than the Share Exchange) with any party introduced to it by the Placement Agent, the Placement Agent would receive a fee equal to 10% of the aggregate consideration in such transactions, and (ii) if, within a period of 12 months after termination of the advisory services described above, the Company requires a financing or similar advisory transaction the Placement Agent will have the right to act as the Company’s financial advisor and investment banker in such financing or transaction pursuant to a set fee schedule set forth in the August 7, 2012 engagement agreement.  For a period ending one year after the expiration of all lock-up agreements entered into in connection with the Share Exchange, any change in the size of the Company board of directors must be approved by the Placement Agent.  The Placement Agent also was engaged by Actinium Corporation as placement agent for its Stock Offering and notes financing in 2011 and, as a part of the fee for that engagement, designees of the Placement Agent also hold warrants to purchase 1,245,226 shares of the Company’s Common Stock.

On May 9, 2011, Actinium Corporation entered into a transaction management agreement with Jamess Capital Group, LLC. (formerly known as Amerasia Capital Group, LLC), a consulting firm affiliated with Mr. Sandesh Seth, a Director of the Company.  Mr. Seth is a Managing Partner of the consulting firm some of whose member interests are held by entities owned by officers and employees of the Placement Agent.  None of the Company’s current officers or directors had a prior relationship or affiliation with the Company prior to the closing of the Share Exchange.  Pursuant to the agreement, the management firm was engaged to provide consulting services to Actinium Corporation related to the consummation of a going public transaction for Actinium.  The management firm received a monthly fee of $12,500 which was terminated by the Company three months after the effective date of the going public transaction and designees of Jamess, including entities affiliated with Mr. Seth, were issued warrants to purchase common stock equal to 10% of the fully-diluted capital stock of the Company as of the effective date of the going public transaction. The fully diluted shares for this calculation included all issued and outstanding shares as well as those reserved under the Employee Stock Option Plan.  Jamess Capital Group does not retain beneficial ownership of the warrants as they were issued to designess of the members in amounts which do not qualify either Jamess or the warrant holders for inclusion in the beneficial ownership table.  The warrants contain a provision wherein the holder may waive the 90 day exercise notice requirement by giving 65 days prior notice of such waiver.  The shares available by exercise of this Warrant are also restricted and may not be sold or otherwise transferred until the earlier of twelve months from December 28, 2012, the closing date of the Share Exchange; or for six months after the Registration Statement of which this prospectus is a party declared effective. The consulting firm is also eligible to be reimbursed upon the submission of proper documentation for ordinary and necessary out-of-pocket expenses not to exceed $5,000 per month.  The transaction management agreement was terminated on March 31, 2013.

In 2010, Actinium Corporation entered into an agreement with Guagenti & Associates LLC (“G&A”).  G&A is affiliated with Enza Guagenti, the former Chief Financial Officer of the Company.  Pursuant to the agreement, API leased storage space in Newark, NJ from G&A.  The rent was $300 per month.  The agreement was terminated in July 2013.  Ms. Guagenti resigned as our Chief Financial Officer on March 9, 2013.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL 1

ELECTION OF DIRECTORS

Nominees for the Board of Directors

The Company’s Certificate of Incorporation (the “Charter”) established a classified Board of Directors with three classes of directors. Currently there are five directors divided into three classes designated Class I, Class II, and Class III. The term of office for each Class I director expires at the Annual Meeting; the term of office for each Class II director expires at the 2014 annual meeting of shareholders; and the term of office for each Class III director expires at the 2015 annual meeting of shareholders. Pursuant to the Charter, the only directors due for election at the 2013 Annual meeting are David Nicholson (Class I), Richard Steinhart (Class I) and Kaushik Dave (Class III), who was appointed by the Board as the Company’s President, Chief Executive Officer and Director in September 2013.

The Board has decided that it is in the best interest of the Company to have all five board members  stand for election at the 2013 annual meeting and reset the classified board structure by amending the Company’s Charter (see Proposal 5).  The Board based this decision on the need ensure that there is a continuity of leadership considering the Company’s ambitious growth program, including an up-listing to a higher exchange, and given the fact that the Actinium went public since its last shareholders meeting and it would be prudent to give the shareholders the opportunity to elect all of the directors of the Company at the 2013 Annual meeting.

The Board of Directors proposes the election of the following five individuals to serve on its Board of Directors for a term that continues pursuant to the director terms outlined below or until their successors are duly elected. These nominees include current board members Messrs. Dave, Nicholson, Seth, Traversa and Steinhart. In the event one or more of the nominees is unable or unwilling to serve as a director, the individual named as proxy on the proxy card will vote the shares that he represents for election of such other person or persons as the Board of Directors may recommend. The Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve.

The following is information about each nominee, including biographical data for at least the last five years. Should one or more of these nominees become unavailable to accept nomination or election as a director, the individual named as proxy on the enclosed proxy card will vote the shares that he represents for the election of such other persons as the Board of Directors may recommend.

The Board of Directors is responsible for supervision of the overall affairs of the company. Following the annual meeting, the Board of Directors will consist of five directors. Subject to the approval of proposal 5, the term of each director is set forth below or until their successors are duly elected:

Director	Class	Term (from 2013 Annual Meeting)
Kaushik Dave	Class III	36 months
David Nicholson	Class I	12 months
Sandesh Seth	Class II	30 months
Sergio Traversa	Class II	30 months
Richard Steinhart	Class I	12 months

The names of the nominees for our Board of Directors and information about them are set forth below. There are no family relationships between any of the executive officers and directors.

Sandesh Seth, MS, MBA, Director

Mr. Sandesh Seth, age 49,  has been our Director since March 2012 and our Chairman of the Board since October 2013.  Mr. Seth is the Head of Healthcare Investment Banking at Laidlaw & Company (UK) Ltd. and has over 20 years of experience which includes prior investment banking at Cowen & Co., equity research at Bear Stearns and Commonwealth Associates and in the pharmaceutical industry at Pfizer, Warner-Lambert, and SmithKline Beecham in strategic planning, business development and R&D project management respectively. Mr. Seth’s financial services experience includes 100+ completed transactions in which $5 billion+ in capital was raised. Transactions included venture investments, private placements, IPOs, FOs, PIPEs, Convertible and High-Yield Debt. Mr. Seth was also involved with various strategic initiatives such as mergers and acquisitions, leveraged and management buy-outs, and licensing and joint ventures, including the $100 billion merger of Pfizer and Warner-Lambert and the $20 billion merger of Pharmacia & Upjohn with Monsanto. Mr. Seth has an MBA in Finance from New York University; an M.S. in the Pharmaceutical Sciences from the University of Oklahoma Health Center and a B.Sc. in Chemistry from Bombay University. He has published several scientific articles and was awarded the University Regents Award for Research Excellence at the University of Oklahoma. Mr. Seth was designated as Regulatory Affairs Certified (R.A.C.) by the Regulatory Affairs Professionals Society which signifies proficiency with U.S. FDA regulations. He also holds the following Securities Industry Licenses: Series 7, 79 and 63.

That Mr. Seth has served in various business executive-level positions over the course of his career, has significant investment banking experience, has developed significant management and leadership skills and is well accustomed to interfacing with investors, analysts, auditors, C-level executives, and outside advisors, led us to conclude that Mr. Seth should serve as a director.

Kaushik J. Dave, PhD, MBA, President, Chief Executive Officer and Director

Dr. Kaushik J. Dave, age 52, has been our President, Chief Executive Officer and Director since September 2013.  From March 2008 to September 2013, Dr. Dave was the Executive Vice President of Product Development for Antares Pharmaceuticals Inc. (Antares).  As part of the core management team at Antares, he was instrumental in setting strategy, vision, product portfolio development and business development.  Dr. Dave led the clinical and regulatory approval of Anturol™ and was also a key contributor to the change in company vision to combination products using Antares’ medical device technology which resulted in a robust pipeline that included development and New Drug Application submission for Otrexup, which was approved on October 11,2 013.  From January 2001 to June 2006, Dr. Dave was Vice President Product Development at Palatin Technologies Inc. where he obtained approval of NeutroSpecTM (a radiopharmaceutical monoclonal antibody product).  From January 1997 to December 2000, Dr. Dave was employed at Schering-Plough Inc. and Merck & Co. Inc., responsible for steering the development of several pharmaceutical product development programs.  Dr. Dave received his pharmacy degree from the University of Bath, UK and a Ph.D. in Pharmaceutical Chemistry from the University of Kansas.  Dr. Dave also received an MBA from the Wharton School of the University of Pennsylvania.

As President and Chief Executive Officer of the Company, Dr. Dave is the most senior executive of the Company and as such provides our Board with the greatest insight into the Company’s business and the challenges and material risks it faces. Dr. Dave has more than 23 years of healthcare industry experience and is especially qualified to understand the risks and leadership challenges facing a growing pharmaceutical company from a senior management and financial expertise perspective led us to conclude that Dr. Dave should serve as President, Chief Executive Officer and Director of the Company.

Sergio Traversa, Interim Chief Financial Officer and Director

Dr. Traversa, age 53, has been a Director of the Company since August, 2012.  Dr. Traversa is also the Chief Executive Officer of Relmada Therapeutics Inc.  Previously, he was the co-founder and CEO of Medeor Inc. a spinoff pharmaceutical company from Cornell University.  Dr. Traversa has over 25 years of experience in the healthcare sector in the United States and Europe, ranging from management positions in the pharmaceutical industry to investing and strategic advisory roles. He has held financial analyst, portfolio management and strategic advisory positions at large U.S. investment firms specializing in healthcare, including Mehta and Isaly and Mehta partners, ING Barings, Merlin BioMed and Rx Capital. Dr. Traversa was a founding partner of Ardana Capital, a pharmaceutical and biotechnology investment advisory firm. In Europe, he held the position of Area Manager for Southern Europe (Italy, Spain, Greece and Portugal) of Therakos Inc., a cancer and immunology division of Johnson & Johnson. Prior to Therakos, Dr. Traversa was at Eli Lilly, where he served as Marketing Manager of the Hospital Business Unit. He was also a member of the CNS team at Eli Lilly, where he participated in the launch of Prozac and the early development of Zyprexa and Cymbalta. Dr. Traversa started his career as a sales representative at Farmitalia Carlo Erba, the largest pharmaceutical company in Italy later sold to Pharmacia and now part of Pfizer. Dr. Traversa holds a Laurea degree in Pharmacy from the University of Turin (Italy) and an MBA in Finance and International Business from the New York University Leonard Stern School of Business.

As Interim Chief Financial Officer of the Company, Mr. Traversa is a senior executive of the Company and as such provides our Board with great insight into the Company’s business and the challenges and material risks it faces. That Mr. Traversa serves in such executive officer positions with the Company and has more than 25 years of healthcare and financial industry experience in the United States and Europe and is especially qualified to understand the risks and leadership challenges facing a growing pharmaceutical company from a senior management and financial expertise perspective led us to conclude that Mr. Traversa should serve as a director.

Mr. Traversa devotes a minimum of 40 hours per week to the Company.  Relmada Therapeutics, Inc., of which Mr. Traversa also serves as Chief Executive Officer, is not related to the Company and specializes in pain management, which is not related to our business.  We do not believe that Mr. Traversa’s employment by Relmada Therapeutics creates a material risk of conflicts of interest.

C. David Nicholson, BS, PhD, Director

C. David Nicholson, age 58, is a Director of the Company and joined the Executive Committee of Bayer CropScience on March 5, 2012 as Head of Research & Development responsible for the integration of the company’s R&D activities into one global organization. Dr. Nicholson graduated in pharmacology, earning his B.Sc. from the University of Manchester (1975) and his Ph.D. from the University of Wales (1980). Between 1978 and 1988, Dr. Nicholson worked in the pharmaceutical industry for the British company Beecham-Wülfing in Gronau, Germany. The main emphasis of his activities as group leader in a multidisciplinary project group was the development of cardiovascular drugs.

From 1988-2007, Dr, Nicholson held various positions of increasing seniority in the UK, the Netherlands and the USA with Organon a Business Unit of Akzo Nobel. Ultimately he became Executive Vice President, Research & Development, and member of the Organon Executive Management Committee. He implemented change programs, leading to maximizing effectiveness in research & development, ensuring customer focus and the establishment of a competitive pipeline of innovative drugs. In 2007, Dr. Nicholson transferred to Schering-Plough, Kenilworth, New Jersey, USA, as Senior Vice President, responsible for Global Project Management and Drug Safety. From 2009 to December 2011, he was Vice President Licensing and Knowledge Management at Merck in Rahway, New Jersey, USA, reporting to the President of Merck R&D. As an integration team member, David Nicholson played a role in the strategic mergers of Organon BioSciences, the human and animal health business of Dutch chemical giant Akzo-Nobel, and Schering-Plough in 2007 as well as of Schering-Plough and Merck in 2009. C. David Nicholson is presently on the Board of multiple biotechnology companies, including Actinium Pharmaceuticals, Inc.

That Mr. Nicholson brings over 25 years of pharmaceutical experience to our Board, Having served in various pharmaceutical research and development executive-level positions over the course of his career, and that Mr. Nicholson has developed significant management and leadership skills relating to the pharmaceutical industry.  and is well accustomed to interfacing with  investors, analysts, auditors, outside advisors and governmental officials, led us to conclude that Mr. Nicholson should serve as a director.

Richard I. Steinhart, Director

Richard I. Steinhart , age 56, has served as our Director and Chairman of the Audit Committee since November 2013.  Mr. Steinhart is also a member of our Compensation Committee.  Mr. Steinhart has been employed by MELA Sciences, Inc, as their Vice President, Finance and Chief Financial Officer, Treasurer and Secretary since April 2006 and in April 2012, Mr. Steinhart received a promotion to Sr. Vice President, Finance. From May 1992 until joining the Company Mr. Steinhart was a Managing Director of Forest Street Capital/SAE Ventures, a boutique investment banking, venture capital, and management consulting firm focused on healthcare and technology companies. Prior to Forest Street Capital/SAE Ventures, he was Vice President and Chief Financial Officer of Emisphere Technologies, Inc. Mr. Steinhart’s other experience includes seven years at CW Group, Inc., a venture capital firm focused on medical technology and biopharmaceutical companies, where he was a General Partner and Chief Financial Officer. Until December 2011, Mr. Steinhart served on the Board of Manhattan Pharmaceuticals, Inc., a biopharmaceutical company and was Chairman of its Audit Committee. Mr. Steinhart began his career at Price Waterhouse, now known as PricewaterhouseCoopers. He holds B.B.A. and M.B.A degrees from Pace University and is a Certified Public Accountant (inactive).

That Mr. Steinhart brings over 20 years of financial experience to our Board, having served in various financial executive-level positions over the course of his career, and that Mr. Steinhart is a certified public accountant led us to conclude that Mr. Steinhart should serve as a director and chair the audit committee.

In addition to the each of the individual skills and background described above, the Board of Directors also concluded that each of these individuals will continue to provide knowledgeable advice to our other directors and to senior management on numerous issues facing our company and on the development and execution of our strategy.

Vote Required

In the election of directors, the five persons nominated will be elected if there is a quorum and the votes cast “FOR” the director exceeds those cast against the director.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ELECTION OF THE DIRECTOR NOMINEES.

PROPOSAL 2

APPROVAL OF AMENDMENT AND RESTATEMENT OF THE 2013 STOCK PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE UNDER THE PLAN

Our Board of Directors, acting upon the recommendation of the Board of Directors’ Compensation Committee, has approved an amendment and restatement to the Company’s 2013 Stock Plan (the “Plan”) for an increase in the number of authorized shares of common stock under the Plan (the “Amendment”) and recommends that the amendment be approved and adopted by the Company’s stockholders and directs that such proposal be submitted to at the annual meeting.

On September 9, 2013, our Board of Directors adopted and approved the 2013 Stock Incentive Plan whereby the Board of Directors authorized 2,750,000 shares of the Company’s common stock to be reserved for issuance.

On November 8, 2013, our Board of Directors adopted and approved an amendment and restatement to the 2013 Stock Plan to increase the number of shares of common stock that may be issued as awards thereunder by 3,000,000 shares, and such amendment to be subsequently approved at the 2013 annual meeting of stockholder to be held on December 23, 2013. Upon such shareholders’ approval, pursuant to Section 3 of the amended and restated 2013 Stock Plan, as amended (the “Plan”), the maximum number of shares of common stock of the Company that will be available for issuance under the plan will be 5,750,000.

The Board of Directors determined that the number of shares currently available under the Plan does not give us sufficient authority and flexibility to adequately provide for further long-term incentives.

As of October 31, 2013:

●	A total of 2,330,134 shares of our common stock were subject to outstanding options under the Plan.

●
A total of 419,886 shares of our common stock were available for new award grants under the Plan. This number of shares does not include any additional shares that we would be required to issue if all of the remaining vesting conditions of the compensation of the named executive officers were satisfied.

At this time the benefits or amounts to be received by our executive group under the Plan, which includes our CEO, interim CFO, COO and directors, cannot be determined at this time.  The proposed share increase would facilitate our ability to continue to grant equity incentives pursuant to the Plan, which are vital to our ability to attract and retain employees, officers, directors and other eligible participants upon whose judgment, initiative and effort we depend. The issuance of award under the Plan to these eligible participants is designed to align the interests of such participants with those of our stockholders. Our employees are some of our most valuable assets, and such awards are crucial to our ability to motivate individuals in our service to achieve our goals. We strongly believe that the approval of the proposed share increase is instrumental to our continued success.

The proposed amendment to the Plan increases the number of shares of common stock that may be issued as awards under the Plan by 3,000,000 shares, or approximately 12.7% of the 23,656,583 shares of common stock outstanding as of November 8, 2013. As amended, the Plan will continue to provide that all of the shares authorized for issuance (including the increased shares) may be granted as equity incentive and the Plan will also continue to provide for appropriate adjustments in the number of shares in the event of a stock dividend, recapitalization, merger or similar transaction.

The following are the material terms of the Plan, as amended and restated by the proposed amendment and restatement. The following is qualified in its entirety by reference to the Plan, a copy of which is may be obtained from our Corporate Secretary upon request, and the Amendment, a copy of which is attached hereto as Appendix A.

Material Terms of the Plan

Purpose.   The purposes of the 2013 Stock Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees, directors and consultants and to promote the success of the Company’s business.

Administration. The Plan shall be administered by the board or a committee, or a combination thereof, as determined by the board.  The Plan may be administered by different administrative bodies with respect to different classes of participants and, if permitted by the applicable laws, the board may authorize one or more officers to make awards under the Plan.

Powers of the Administrator.  The specific duties delegated by the board to the committee, the administrator shall have the authority, in its discretion:

•	to determine the fair market value of the common stock, provided that such determination shall be applied consistently with respect to participants under the Plan;

•	to select the employees, directors and consultants to whom Plan awards may from time to time be granted:

•	to determine whether and to what extent Plan awards are granted;

•	to determine the number of shares of common stock to be covered by each award granted;

•	to approve the form(s) of agreement(s) used under the Plan;

•
to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder, which terms and conditions include but are not limited to the exercise or purchase price, the time or times when awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, any pro-rata adjustment to vesting as a result of a Participant’s transitioning from full- to part-time services (or vice versa), and any restriction or limitation regarding any option, optioned stock, stock purchase right or restricted stock, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

•
to implement an option exchange program on such terms and conditions as the administrator in its discretion deems appropriate, provided that no amendment or adjustment to an option that would materially and adversely affect the rights of any optionee shall be made without the prior written consent of the optionee;

•	to adjust the vesting of an option held by an employee, director or consultant as a result of a change in the terms or conditions under which such person is providing services to the Company;

•	to construe and interpret the terms of the Plan and awards granted under the Plan, which constructions, interpretations and decisions shall be final and binding on all participants; and

•
in order to fulfill the purposes of the Plan and without amending the Plan, to modify grants of options or stock purchase rights to participants who are foreign nationals or employed outside of the United States in order to recognize differences in local law, tax policies or customs.

Eligibility.  Nonstatutory Stock Options and Stock Purchase Rights may be granted to employees, directors and consultants.  Incentive Stock Options may be granted only to employees, provided that employees of affiliates shall not be eligible to receive Incentive Stock Options.  Each option shall be designated in the option agreement as either an Incentive Stock Option or a Nonstatutory Stock Option.  To the extent that the aggregate fair market value of shares with respect to which options designated as Incentive Stock Options are exercisable for the first time by any optionee during any calendar year (under all plans of the Company or any parent or subsidiary) exceeds $100,000, such excess options shall be treated as Nonstatutory Stock Options.

Term of Plan.  The Plan shall become effective upon its adoption by the board of directors.  It shall continue in effect for a term of ten (10) years unless sooner terminated under the Plan.

Term of Option.  The term of each option shall be the term stated in the option agreement; provided that the term shall be no more than ten years from the date of grant thereof or such shorter term as may be provided in the option agreement and provided further that, in the case of an incentive stock option granted to a person who at the time of such grant is a ten percent holder, the term of the option shall be five years from the date of grant thereof or such shorter term as may be provided in the option agreement.

Option Exercise Price and Consideration. The per share exercise price for the shares to be issued pursuant to exercise of an option shall be such price as is determined by the administrator and set forth in the option agreement, but shall be subject to the following:

In the case of an Incentive Stock Option

(A)           granted to an employee who at the time of grant is a ten percent holder, the per share exercise price shall be no less than 110% of the fair market value per share on the date of grant; or

(B)           granted to any other employee, the per share exercise price shall be no less than 100% of the fair market value per Share on the date of grant.

In the case of a Nonstatutory Stock Option, the per share exercise price shall be such price as determined by the administrator provided that for any Nonstatutory Stock Option granted on any date on which the common stock is a listed security to an eligible person who is, at the time of the grant of such option, a named executive of the Company, the per share exercise price shall be no less than 100% of the fair market value on the date of grant if such Option is intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code.

Exercise of Option.  Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the administrator, consistent with the term of the Plan and reflected in the option agreement, including vesting requirements and/or performance criteria with respect to the Company and/or the optionee.  The administrator shall have the discretion to determine whether and to what extent the vesting of options shall be tolled during any unpaid leave of absence; provided however that in the absence of such determination, vesting of options shall be tolled during any such leave (unless otherwise required by the Applicable Laws.

Until the issuance of the shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the optioned stock, notwithstanding the exercise of the option.

Termination of Employment or Consulting Relationship.  Except as otherwise set forth in the plan the administrator shall establish and set forth in the applicable option agreement the terms and conditions upon which an option shall remain exercisable, if at all, following termination of an optionee’s continuous service status, which provisions may be waived or modified by the administrator at any time in the Administrator’s sole discretion.  Unless otherwise provided in the option agreement, to the extent that the optionee is not vested in the optioned stock on the date of termination of his or her continuous service status, or if the optionee (or other person entitled to exercise the option) does not exercise the option to the extent so entitled within the time specified in the option agreement or below (as applicable), the option shall terminate and the optioned stock underlying the unexercised portion of the option shall revert to the Plan.  In no event may any Option be exercised after the expiration of the option term as set forth in the option agreement.

The following provisions (1) shall apply to the extent an option agreement does not specify the terms and conditions upon which an option shall terminate upon termination of an optionee’s continuous service status, and (2) establish the minimum post-termination exercise periods that may be set forth in an option agreement:

•
Termination other than Upon Disability or Death.  In the event of termination of an optionee’s continuous service status, such optionee may exercise an option for 30 days following such termination to the extent the optionee was vested in the optioned stock as of the date of such termination.

•
Disability of Optionee.  In the event of termination of an optionee’s continuous service status as a result of his or her disability (including a disability within the meaning of Section 22(e)(3) of the Internal Revenue Code), such optionee may exercise an option at any time within twelve months following such termination to the extent the optionee was vested in the optioned stock as of the date of such termination.

•
Death of Optionee.  In the event of the death of an optionee during the period of continuous service status since the date of grant of the option, or within thirty days following termination of optionee’s continuous service, the option may be exercised by optionee’s estate or by a person who acquired the right to exercise the option by bequest or inheritance at any time within twelve months following the date of death, but only to the extent the optionee was vested in the optioned stock as of the date of death or, if earlier, the date the optionee’s continuous service status terminated.

•
Buyout Provisions.  The administrator may at any time offer to buy out for a payment in cash or shares an option previously granted under the Plan based on such terms and conditions as the administrator shall establish and communicate to the optionee at the time that such offer is made.

Stock Purchase Rights.  When the administrator determines that it will offer stock purchase rights under the Plan, it shall advise the offeree in writing of the terms, conditions and restrictions related to the offer, including the number of shares that such person shall be entitled to purchase, the price to be paid, and the time within which such person must accept such offer. The offer to purchase shares subject to stock purchase rights shall be accepted by execution of a restricted stock purchase agreement in the form determined by the Administrator.

Unless the administrator determines otherwise, the restricted stock purchase agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser’s employment with the Company for any reason (including death or disability).  The purchase price for Shares repurchased pursuant to the restricted stock purchase agreement shall be the original purchase price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at such rate as the administrator may determine.

Taxes.  As a condition of the exercise of an option or stock purchase right granted under the Plan, the participant (or in the case of the participant’s death, the person exercising the option or stock purchase right) shall make such arrangements as the administrator may require for the satisfaction of any applicable federal, state, local or foreign withholding tax obligations that may arise in connection with the exercise of the option or stock purchase right and the issuance of shares.  The Company shall not be required to issue any shares under the Plan until such obligations are satisfied.  If permitted by the administrator, in its discretion, a participant may satisfy his or her tax withholding obligations upon exercise of an option or stock purchase right by surrendering to the Company shares that have a fair market value determined as of the applicable tax date equal to the amount required to be withheld.

Non-Transferability of Options and Stock Purchase Rights.  Except as set forth in the Plan, options and stock purchase rights may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution.  Notwithstanding anything else, prior to the date, if any, on which the common stock becomes a listed security, the administrator may in its discretion grant nonstatutory stock options that may be transferred by instrument to an inter vivos or testamentary trust in which the options are to be passed to beneficiaries upon the death of the trustor (settlor) or by gift to “Immediate Family” (as defined below), on such terms and conditions as the administrator deems appropriate.  Following the date, if any, on which the common stock becomes a listed security, the administrator may in its discretion grant transferable nonstatutory stock options pursuant to option agreements specifying the manner in which such nonstatutory stock options are transferable.  “Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.

Adjustments Upon Changes in Capitalization, Merger or Certain Other Transactions.

Changes in Capitalization.  Subject to any required action by the stockholders of the Company, the number of shares of common stock covered by each outstanding option or stock purchase right, the number of shares  and the number of shares of common stock that have been authorized for issuance under the Plan but as to which no options or stock purchase rights have yet been granted or that have been returned to the Plan upon cancellation or expiration of an option or stock purchase right, as well as the price per share of common stock covered by each such outstanding option or stock purchase right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of common stock resulting from a stock split, reverse stock split, stock dividend, combination, recapitalization or reclassification of the common stock, or any other increase or decrease in the number of issued shares of common stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.”

Dissolution or Liquidation.  In the event of the dissolution or liquidation of the Company, each option and stock purchase right will terminate immediately prior to the consummation of such action, unless otherwise determined by the administrator.

Corporate Transaction.  In the event of a corporate rransaction, each outstanding option or stock purchase right shall be assumed or an equivalent option or right shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation (the “Successor Corporation”), unless the Successor Corporation does not agree to assume the award or to substitute an equivalent option or right, in which case such option or stock purchase right shall terminate upon the consummation of the transaction.

Amendment and Termination of the Plan.  The board may at any time amend, alter, suspend or discontinue the Plan, but no amendment, alteration, suspension or discontinuation shall be made that would materially and adversely affect the rights of any optionee or holder of stock purchase rights under any outstanding grant, without his or her consent.  No amendment or termination of the Plan shall materially and adversely affect options or stock purchase rights already granted, unless mutually agreed otherwise between the optionee or holder of the stock purchase rights and the administrator, which agreement must be in writing and signed by the optionee or holder and the Company.

Reservation of Shares.  The Company, during the term of this Plan, will at all times reserve and keep available such number of shares as shall be sufficient to satisfy the requirements of the Plan.

Vote Required

The amendment and restatement to the 2013 Stock Plan will be approved if there is a quorum and the votes cast “FOR” the proposal exceeds those cast against the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENT AND RESTATEMENT TO THE 2013 INCENTIVE PLAN

PROPOSAL 3

APPROVAL OF AMENDMENT AND RESTATEMENT OF THE 2013 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE UNDER THE PLAN

Our Board of Directors, acting upon the recommendation of the Board of Directors’ Compensation Committee, has approved an amendment and restatement to the Company’s 2013 Equity Incentive Plan (the “Plan”) for an increase in the number of authorized shares of common stock under the Plan (the “Amendment”) and recommends that the amendment be approved and adopted by the Company’s stockholders and directs that such proposal be submitted to at the annual meeting.

On September 9, 2013, our Board of Directors adopted and approved the 2013 Equity Incentive Plan whereby the Board of Directors authorized 450,000 shares of the Company’s common stock to be reserved for issuance.

On November 8, 2013, our Board of Directors adopted and approved an amendment and restatement to the 2013 Stock Plan to increases the number of shares of common stock that may be issued as awards thereunder by 550,000 shares, and such amendment be subsequently approved at the 2013 annual meeting of stockholder to be held on December 23, 2013. Upon such shareholders’ approval, pursuant to Section 4.1 of the amended and restated 2013 Equity Incentive Plan (the “Plan”), the maximum number of shares of common stock of the Company that will be available for issuance under the plan will be 1,000,000.  The Board of Directors has determined that the number of shares currently available under the Plan does not give us sufficient authority and flexibility to adequately provide for further long-term incentives.

As of November 8, 2013 no shares of our common stock were subject to outstanding awards under the Plan. At this time the benefits or amounts to be received by our executive group under the Plan, which includes our CEO, interim CFO, COO and directors, cannot be determined at this time.

The proposed share increase would facilitate our ability to continue to grant equity incentives pursuant to the Plan, which are vital to our ability to attract and retain employees, officers, directors and other eligible participants upon whose judgment, initiative and effort we depend. The issuance of awards under the Plan to these eligible participants is designed to align the interests of such participants with those of our stockholders. Our employees are some of our most valuable assets, and such awards are crucial to our ability to motivate individuals in our service to achieve our goals. We strongly believe that the approval of the proposed share increase is instrumental to our continued success.

The proposed amendment to the Plan increases the number of shares of common stock that may be issued as awards under the Plan by 550,000 shares, or approximately 2.3% of the 23,656,583 shares of common stock outstanding as of November 8, 2013. As amended, the Plan will continue to provide that all of the shares authorized for issuance (including the increased shares) may be granted as equity incentive and the Plan will also continue to provide for appropriate adjustments in the number of shares in the event of a stock dividend, recapitalization, merger or similar transaction.

The following are the material terms of the Plan, as amended and restated by the proposed amendment and restatement. The following is qualified in its entirety by reference to the Plan, a copy of which is may be obtained from our Corporate Secretary upon request, and the Amendment, a copy of which is attached hereto as Appendix B.

Material Terms of the Plan

General Purpose. The purposes of the Plan are to (a) enable the Company, and any affiliate to attract and retain the types of employees, consultants and directors who will contribute to the Company's long range success; (b) provide incentives that align the interests of employees, consultants and directors with those of the shareholders of the Company; and (c) promote the success of the Company's business.

Eligible Award Recipients. The persons eligible to receive Awards are the employees, consultants and directors of the Company and its affiliates and such other individuals designated by the Committee who are reasonably expected to become employees, consultants and directors after the receipt of Awards.

Available Awards. Awards that may be granted under the Plan include: (a) Restricted Awards, (b) Performance Share Awards, and (c) Performance Compensation Awards.

Administration.  The Plan shall be administered by the committee of the board or, in the board's sole discretion, by the board. Subject to the terms of the Plan, the Committee's charter and applicable laws, and in addition to other express powers and authorization conferred by the Plan, the committee shall have the authority:

•	to construe and interpret the Plan and apply its provisions;
•	to promulgate, amend, and rescind rules and regulations relating to the administration of the Plan;
•	to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;
•	to delegate its authority to one or more Officers of the Company with respect to Awards that do not involve Covered Employees or "insiders" within the meaning of Section 16 of the Exchange Act;
•	to determine when awards are to be granted under the Plan and the applicable grant date;
•	from time to time to select, subject to the limitations set forth in this Plan, those participants to whom awards shall be granted;
•	to determine the number of shares of common stock to be made subject to each award;
•
 to prescribe the terms and conditions of each award, including, without limitation, the exercise price and medium of payment and vesting provisions, and to specify the provisions of the award agreement relating to such grant;

•
to determine the target number of performance shares to be granted pursuant to a performance share award, the performance measures that will be used to establish the performance goals, the performance period(s) and the number of performance shares earned by a participant;

•	to designate an award (including a cash bonus) as a performance compensation award and to select the performance criteria that will be used to establish the performance goals;
•
to amend any outstanding awards, including for the purpose of modifying the time or manner of vesting, or the term of any outstanding award; provided, however, that if any such amendment impairs a participant's rights or increases a participant's obligations under his or her award or creates or increases a participant's federal income tax liability with respect to an award, such amendment shall also be subject to the participant's consent;

•
to determine the duration and purpose of leaves of absences which may be granted to a participant without constituting termination of their employment for purposes of the Plan, which periods shall be no shorter than the periods generally applicable to employees under the Company's employment policies;

•	to make decisions with respect to outstanding awards that may become necessary upon a change in corporate control or an event that triggers anti-dilution adjustments;
•
 to interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or award granted under, the Plan; and

•	to exercise discretion to make any and all other determinations which it determines to be necessary or advisable for the administration of the Plan.

The committee also may modify the purchase price or the exercise price of any outstanding Award, provided that if the modification effects a repricing, shareholder approval shall be required before the repricing is effective.

Committee Composition. Except as otherwise determined by the board, the committee shall consist solely of two or more non-employee directors who are also outside directors. The board shall have discretion to determine whether or not it intends to comply with the exemption requirements of Rule 16b-3 and/or Section 162(m) of the Internal revenue Code. However, if the board intends to satisfy such exemption requirements, with respect to awards to any covered employee and with respect to any insider subject to Section 16 of the Securities Exchange Act, the committee shall be a compensation committee of the board that at all times consists solely of two or more non-employee directors who are also outside directors. Within the scope of such authority, the board or the committee may (a) delegate to a committee of one or more members of the board who are not outside directors the authority to grant awards to eligible persons who are either (i) not then covered employees and are not expected to be covered employees at the time of recognition of income resulting from such award or (ii) not persons with respect to whom the company wishes to comply with Section 162(m) of the Internal Revenue Code or (b) delegate to a committee of one or more members of the board who are not non-employee directors the authority to grant awards to eligible persons who are not then subject to Section 16 of the Exchange Act. Nothing herein shall create an inference that an award is not validly granted under the Plan in the event Awards are granted under the Plan by a compensation committee of the board that does not at all times consist solely of two or more non-employee directors who are also outside directors.

Shares Subject to the Plan.  A total of 1,000,000 shares of common stock shall be available for the grant of awards under the Plan.  Any shares of common stock subject to an award that is canceled, forfeited or expires prior to exercise or realization, either in full or in part, shall again become available for issuance under the Plan.

Restricted Awards.  A Restricted Award is an award of actual shares of common stock ("Restricted Stock") or hypothetical Common Stock units ("Restricted Stock Units") having a value equal to the fair market value of an identical number of shares of Common Stock, which may, but need not, provide that such Restricted Award may not be sold, assigned, transferred or otherwise disposed of, pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose for such period (the "Restricted Period") as the committee shall determine. Each participant granted Restricted Stock shall execute and deliver to the Company an Award Agreement with respect to the Restricted Stock setting forth the restrictions and other terms and conditions applicable to such Restricted Stock.

Subject to the restrictions set forth in the Award, the participant generally shall have the rights and privileges of a shareholder as to such Restricted Stock, including the right to vote such Restricted Stock and the right to receive dividends; provided that, any cash dividends and stock dividends with respect to the Restricted Stock shall be withheld by the Company for the Participant's account, and interest may be credited on the amount of the cash dividends withheld at a rate and subject to such terms as determined by the Committee. The cash dividends or stock dividends so withheld by the Committee and attributable to any particular share of Restricted Stock (and earnings thereon, if applicable) shall be distributed to the Participant in cash or, at the discretion of the committee, in shares of common stock having a fair market value equal to the amount of such dividends, if applicable, upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such dividends.

The terms and conditions of a grant of Restricted Stock Units shall be reflected in an Award Agreement. No shares of Common Stock shall be issued at the time a Restricted Stock Unit is granted, and the Company will not be required to set aside a fund for the payment of any such Award. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder. At the discretion of the Committee, each Restricted Stock Unit (representing one share of Common Stock) may be credited with cash and stock dividends paid by the Company in respect of one share of Common Stock ("Dividend Equivalents"). Dividend Equivalents shall be withheld by the Company for the Participant's account, and interest may be credited on the amount of cash Dividend Equivalents withheld at a rate and subject to such terms as determined by the Committee. Dividend Equivalents credited to a Participant's account and attributable to any particular Restricted Stock Unit (and earnings thereon, if applicable) shall be distributed in cash or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such Dividend Equivalents and earnings, if applicable, to the Participant upon settlement of such Restricted Stock Unit and, if such Restricted Stock Unit is forfeited, the Participant shall have no right to such Dividend Equivalents.

Restrictions.  Restricted Stock awarded to a participant shall be subject to the following restrictions until the expiration of the Restricted Period, and to such other terms and conditions as may be set forth in the applicable award agreement: (A) if an escrow arrangement is used, the participant shall not be entitled to delivery of the stock certificate; (B) the shares shall be subject to the restrictions on transferability set forth in the Award Agreement; (C) the shares shall be subject to forfeiture to the extent provided in the applicable Award Agreement; and (D) to the extent such shares are forfeited, the stock certificates shall be returned to the Company, and all rights of the Participant to such shares and as a shareholder with respect to such shares shall terminate without further obligation on the part of the Company.  Restricted Stock Units awarded to any Participant shall be subject to (A) forfeiture until the expiration of the Restricted Period, and satisfaction of any applicable Performance Goals during such period, to the extent provided in the applicable Award Agreement, and to the extent such Restricted Stock Units are forfeited, all rights of the Participant to such Restricted Stock Units shall terminate without further obligation on the part of the Company and (B) such other terms and conditions as may be set forth in the applicable Award Agreement. The Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock and Restricted Stock Units whenever it may determine that, by reason of changes in Applicable Laws or other changes in circumstances arising after the date the Restricted Stock or Restricted Stock Units are granted, such action is appropriate.

Restricted Period.  With respect to Restricted Awards, the Restricted Period shall commence on the grant date and end at the time or times set forth on a schedule established by the committee in the applicable Award Agreement.

Performance Share Awards.  Each Performance Share Award granted under the Plan shall be evidenced by an Award Agreement. The Committee shall have the discretion to determine: (i) the number of shares of Common Stock or stock-denominated units subject to a Performance Share Award granted to any Participant; (ii) the performance period applicable to any Award; (iii) the conditions that must be satisfied for a participant to earn an Award; and (iv) the other terms, conditions and restrictions of the award. The number of Performance Shares earned by a participant will depend on the extent to which the performance goals established by the committee are attained within the applicable Performance Period, as determined by the committee. No payout shall be made with respect to any Performance share award except upon written certification by the committee that the minimum threshold performance goal(s) have been achieved.

Performance Compensation Award.  The committee shall have the authority, at the time of grant of any Award described in this Plan, to designate such Award as a Performance Compensation Award in order to qualify such Award as "performance-based compensation" under Section 162(m) of the Internal Revenue Code. In addition, the committee shall have the authority to make an award of a cash bonus to any participant and designate such award as a Performance Compensation Award in order to qualify such Award as "performance-based compensation" under Section 162(m) of the Internal Revenue Code.  The committee will, in its sole discretion, designate within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code) which participants will be eligible to receive Performance Compensation Awards in respect of such Performance Period. However, designation of a Participant eligible to receive an Award hereunder for a Performance Period shall not in any manner entitle the participant to receive payment in respect of any Performance Compensation Award for such Performance Period. With regard to a particular Performance Period, the Committee shall have full discretion to select the length of such Performance Period (provided any such Performance Period shall be not less than one fiscal quarter in duration), the type(s) of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goal(s) that is (are) to apply to the Company and the Performance Formula. Within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), the Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence of this paragraph and record the same in writing.

Payment of Performance Compensation Awards

•
Condition to Receipt of Payment.  Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period.

•
Limitation.  A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that: (A) the Performance Goals for such period are achieved; and (B) the Performance Formula as applied against such Performance Goals determines that all or some portion of such Participant's Performance Compensation Award has been earned for the Performance Period.

•
Use of Discretion.  In determining the actual size of an individual Performance Compensation Award for a Performance Period, the Committee may reduce or eliminate the amount of the Performance Compensation Award earned under the Performance Formula in the Performance Period through the use of Negative Discretion if, in its sole judgment, such reduction or elimination is appropriate. The Committee shall not have the discretion to (A) grant or provide payment in respect of Performance Compensation Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained or (B) increase a Performance Compensation Award above the maximum amount payable under the Plan.

•
Timing of Award Payments.  Performance Compensation Awards granted for a Performance Period shall be paid to Participants as soon as administratively practicable following completion of the certifications required by this Section 7.4 but in no event later than 2 1/2 months following the end of the fiscal year during which the Performance Period is completed.

•
Maximum Award Payable.  Notwithstanding any provision contained in this Plan to the contrary, the maximum Performance Compensation Award payable to any one Participant under the Plan for a Performance Period is 1,000,000 shares of Common Stock or, in the event such Performance Compensation Award is paid in cash, the equivalent cash value thereof on the first or last day of the Performance Period to which such Award relates, as determined by the Committee. The maximum amount that can be paid in any calendar year to any Participant pursuant to a cash bonus award shall be $150,000. Furthermore, any Performance Compensation Award that has been deferred shall not (between the date as of which the Award is deferred and the payment date) increase (A) with respect to a Performance Compensation Award that is payable in cash, by a measuring factor for each fiscal year greater than a reasonable rate of interest set by the Committee or (B) with respect to a Performance Compensation Award that is payable in shares of Common Stock, by an amount greater than the appreciation of a share of common stock from the date such award is deferred to the payment date.

Acceleration of Exercisability and Vesting. The committee shall have the power to accelerate the time at which an award may first be exercised or the time during which an award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.

Shareholder Rights. Except as provided in the Plan or an Award Agreement, no participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Award unless and until such Participant has satisfied all requirements for exercise of the Award pursuant to its terms and no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions of other rights for which the record date is prior to the date such Common Stock certificate is issued.

No Employment or Other Service Rights. Nothing in the Plan or any instrument executed or award granted pursuant thereto shall confer upon any participant any right to continue to serve the Company or an affiliate in the capacity in effect at the time the award was granted or shall affect the right of the Company or an affiliate to terminate (a) the employment of an employee with or without notice and with or without cause or (b) the service of a Director pursuant to the By-laws of the Company or an affiliate, and any applicable provisions of the corporate law of the state in which the Company or the affiliate is incorporated, as the case may be.

Withholding Obligations. To the extent provided by the terms of an Award Agreement and subject to the discretion of the committee, the participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of common stock under an award by any of the following means (in addition to the Company's right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (a) tendering a cash payment; (b) authorizing the Company to withhold shares of common stock from the shares of common stock otherwise issuable to the participant as a result of the exercise or acquisition of common stock under the sward, provided, however, that no shares of common stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (c) delivering to the Company previously owned and unencumbered shares of common stock of the Company.

Adjustments Upon Changes in Stock. In the event of changes in the outstanding common stock or in the capital structure of the Company by reason of any stock or extraordinary cash dividend, stock split, reverse stock split, an extraordinary corporate transaction such as any recapitalization, reorganization, merger, consolidation, combination, exchange, or other relevant change in capitalization occurring after the grant date of any award, awards granted under the Plan and any award agreements, the maximum number of shares of common stock subject to all awards and the maximum number of shares of common stock with respect to which any one person may be granted Awards will be equitably adjusted or substituted, as to the number, price or kind of a share of common stock or other consideration subject to such Awards to the extent necessary to preserve the economic intent of such award. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

Amendment of the Plan and Awards.

•
Amendment of Plan. The board at any time, and from time to time, may amend or terminate the Plan. However, except as otherwise provided in the plan no amendment shall be effective unless approved by the shareholders of the Company to the extent shareholder approval is necessary to satisfy any applicable laws. At the time of such amendment, the board shall determine, upon advice from counsel, whether such amendment will be contingent on shareholder approval.

•
Shareholder Approval. The board may, in its sole discretion, submit any other amendment to the Plan for shareholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Internal Revenue Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

•
Amendment of Awards. The Committee at any time, and from time to time, may amend the terms of any one or more Awards; provided, however, that the committee may not affect any amendment which would otherwise constitute an impairment of the rights under any Award unless (a) the Company requests the consent of the participant and (b) the participant consents in writing.

General Provisions.

•
Forfeiture Events. The Committee may specify in an award agreement that the participant's rights, payments and benefits with respect to an award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain events, in addition to applicable vesting conditions of an award. Such events may include, without limitation, breach of non-competition, non-solicitation, confidentiality, or other restrictive covenants that are contained in the award agreement or otherwise applicable to the participant, a termination of the participant's continuous service for cause, or other conduct by the participant that is detrimental to the business or reputation of the Company and/or its affiliates.

•
Other Compensation Arrangements. Nothing contained in this Plan shall prevent the board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

•
Sub-plans. The Committee may from time to time establish sub-plans under the Plan for purposes of satisfying blue sky, securities, tax or other laws of various jurisdictions in which the Company intends to grant awards. Any sub-plans shall contain such limitations and other terms and conditions as the Committee determines are necessary or desirable. All sub-plans shall be deemed a part of the Plan, but each sub-plan shall apply only to the participants in the jurisdiction for which the sub-plan was designed.

•
Deferral of Awards. The Committee may establish one or more programs under the Plan to permit selected Participants the opportunity to elect to defer receipt of consideration upon exercise of an award, satisfaction of performance criteria, or other event that absent the election would entitle the participant to payment or receipt of shares of common stock or other consideration under an award. The Committee may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Committee deems advisable for the administration of any such deferral program.

•
Non-Uniform Treatment. The Committee's determinations under the Plan need not be uniform and may be made by it selectively among persons who are eligible to receive, or actually receive, awards. Without limiting the generality of the foregoing, the Committee shall be entitled to make non-uniform and selective determinations, amendments and adjustments, and to enter into non-uniform and selective award agreements.

Termination or Suspension of the Plan. The Plan shall terminate automatically on September 9, 2023.

Vote Required

The amendment and restatement to the 2013 Equity Incentive Plan will be approved if there is a quorum and the votes cast “FOR” the proposal exceeds those cast against the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENT AND RESTATEMENT TO THE 2013 EQUITY INCENTIVE PLAN

PROPOSAL 4

TO APPROVE AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES THE CORPORATION IS AUTHORIZED TO ISSUE TO 250,000,000 SHARES, OF WHICH 200,000,000 SHARES OF COMMON STOCK, PAR VALUE $0.001 PER SHARE, AND 50,000,000 SHARES OF PREFERRED STOCK, PAR VALUE $0.001 PER SHARE, SHALL BE AUTHORIZED

Shareholders are being asked to approve an amendment to the Company’s Certificate of Incorporation (the “Certificate”) to (i) increase the number of authorized shares of Company common stock from one hundred million shares (100,000,000) to two hundred million shares (200,000,000) and (ii) increase the number of authorized shares of Company preferred stock from ten million shares (10,000,000) to fifty million shares (50,000,000). At its meeting held on November 8 2013, the Board of Directors approved this amendment, subject to shareholder approval, and directed that this amendment be submitted to a vote of the Company’s shareholders at this Annual Meeting of Shareholders. The Board has determined that this amendment is in the best interests of the Company and its shareholders and recommends approval by the shareholders.

The Certificate currently authorizes the issuance of (i) up to 100,000,000 shares of Company common stock, each with a par value of $0.001 per share, and (ii) up to 10,000,000 shares of Company preferred stock, each with a par value of $0.001 per share. As of the close of business on November 8, 2013, 23,656,583 shares of common stock were outstanding and no shares of preferred stock were outstanding. In addition, as of the close of business on November 8, 2013, the Company had 2,330,134 shares of common stock subject to outstanding stock options and 419,886 shares reserved for issuance pursuant to future grants under the Company’s current stock incentive plans. The Company also had 12,873,189 shares reserved subject to the exercise of outstanding warrants. This means that as of November 8, 2013, the Company had just 63,470,228 shares of common stock available for corporate purposes, including, among other things, the issuance shares for potential financings.

Purpose of Amendment

The Board believes it is in the best interest of the Company to increase the number of authorized shares of common stock and preferred stock in order to give the Company greater flexibility in considering and planning for future potential business needs.

The Company has no current plan, commitment, arrangement, understanding or agreement regarding the issuance of the additional shares of (i) common stock and (ii) preferred stock resulting from the proposed increase in authorized shares. The additional shares of common stock and preferred stock will be available for issuance by the Board for various corporate purposes, including but not limited to, stock splits, stock dividends, grants under employee stock plans, financings, potential strategic transactions, including mergers, acquisitions, strategic partnerships, joint ventures, divestitures, and business combinations, as well as other general corporate transactions.

Having this additional authorized common stock and preferred stock available for future use will allow the Company to issue additional shares of common stock and/or preferred stock without the expense and delay of arranging a special meeting of shareholders.

Possible Effects of the Amendment and Additional Anti-takeover Consideration

If the amendment to the Certificate is approved, the additional authorized shares would be available for issuance at the discretion of the Board and without further shareholder approval, except as may be required by law. The additional shares of authorized common stock would have the same rights and privileges as the shares of common stock currently issued and outstanding. There are currently no shares of preferred stock outstanding.  The adoption of the amendment would not have any immediate dilutive effect on the proportionate voting power or other rights of existing shareholders. Shares of common stock issued otherwise than for a stock split may decrease existing shareholders’ percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the voting rights of existing shareholders and have a negative effect on the market price of the common stock. Current shareholders have no preemptive or similar rights.

The Company cannot provide assurances that any such transactions will be consummated on favorable terms or at all, that they will enhance shareholder value or that they will not adversely affect the Company’s business or the trading price of our stock.

The Company has not proposed the increase in the number of authorized shares of common stock with the intention of using the additional authorized shares for anti-takeover purposes, but the Company would be able to use the additional shares to oppose a hostile takeover attempt or delay or prevent changes in control or management of the Company. For example, without further shareholder approval, the Board could sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. Although this proposal to increase the authorized number of shares of common stock has been prompted by business and financial considerations and not by the threat of any known or threatened hostile takeover attempt, shareholders should be aware that approval of this proposal could facilitate future efforts by the Company to oppose changes in control of the Company and perpetuate the Company’s management, including transactions in which the shareholders might otherwise receive a premium for their shares over then current market prices.

If the Company’s shareholders approve the increase in the number of authorized shares of common stock to 250,000,000, the Board will have authority to file with the Secretary of State of Delaware an amendment to the Company’s Certificate to designate an additional 100,000,000 shares of common stock and 40,000,00 shares of preferred stock. Upon approval and following such filing with the Secretary of State of the State of Delaware, the amendment will become effective on the date it is filed. The amendment proposed by the Company to the Article FOURTH of our Certificate is attached to this proxy statement as Appendix C.

Neither Delaware law, the Company’s Certificate, nor the Company’s by-laws provides for appraisal or other similar rights for dissenting shareholders in connection with this proposal. Accordingly, the Company’s shareholders will have no right to dissent and obtain payment for their shares.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE AMENDMENT OF THE COMPANY’S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES.

PROPOSAL 5

TO APPROVE AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO UPDATE THE STAGGERED BOARD PROVISIONS OF OUR CHARTER.

Shareholders are being asked to approve an amendment to the Company’s Certificate of Incorporation (the “Certificate”) to update the classified board provisions contained in Article TENTH(b). Article TENTH(b) currently reads as follows:

“Term.  The directors shall initially be divided into three classes, designated Class I, Class II, and Class III.  Class I shall consist of two independent directors, Class II Shall consist of two directors that were appointed as directors to Actinium by the holders of the former Series E preferred stock holders of Actinium, and Class III shall consist of the chief executive officer.  Each such director shall serve for a term ending on the date of the third annual meeting of shareholders following the annual meeting at which the director was elected.  Notwithstanding the foregoing, each director shall serve until his successor is duly elected and qualified, or until his retirement, death, resignation or removal.  In order to implement a staggered Board of directors, Class I shall serve a six (6) month term from the date of incorporation; Class II shall serve a eighteen (18) month term from the date of incorporation; and Class III shall serve a thirty (30) month term from the date of incorporation.  Directors elected at each annual meeting commencing in 2013 shall be elected for a 3 year term as specified above.”

The Board recommends that Article TENTH(b) of the Certificate be amended to read as follows:

“(b) Term.  The directors shall be divided into three classes, designated Class I, Class II, and Class III.  Class I shall consist of two independent directors, Class II Shall consist of two directors, and Class III shall consist of the chief executive officer.  Each director shall serve until his successor is duly elected and qualified, or until his retirement, death, resignation or removal.  In order to implement a staggered Board of directors, Class I shall serve a twelve (12) month term from the date of the 2013 annual shareholders meeting; Class II shall serve a thirty (30) month term from the date of the 2013 annual shareholders meeting; and Class III shall serve a thirty-six (36) month term from the date of the 2013 annual shareholders meeting.”

At its meeting held on November 8, 2013, the Board of Directors approved this amendment, subject to shareholder approval, and directed that this amendment be submitted to a vote of the Company’s shareholders at this Annual Meeting of Shareholders. The Board has determined that this amendment is in the best interests of the Company and its shareholders and recommends approval by the shareholders.

Subject to the approval of proposal 5, the term of each director is set forth below or until their successors are duly elected.

Material Differences Between Current and Proposed Classified Board Provisions

Under the proposed amendment to our classified board provisions of the Company’s Certificate Class II directors would no longer need to consist of two directors that were appointed as directors to Actinium by the holders of the former Series E preferred stock holders of Actinium.  In addition, under the proposed amendment shareholders will need to vote for Class I directors at each annual meeting, instead of every third year following the 2013 annual meeting, which could offer shareholders more opportunities to choose the Class I directors. The table below shows the term of each director under the terms of the Company’s current Certificate and proposed amended certificate:

Director	Class	Term Under Current Certificate (from March 2013)	Term Under Amended Certificate (from December 2013 Annual Meeting)
Kaushik J. Dave	Class III	September 2015 (30 months)	December 2016 (36 months if re-reelected)
David Nicholson	Class I	September 2013 (36 months if re-elected)	December 2014 (12 months if re-elected)
Sandesh Seth	Class II	September 2014 (18 months)(36 months if re-elected)	June 2016 (30 months if re-elected)
Sergio Traversa	Class II	September 2014 (18 months) (36 months if re-elected)	June 2016 (30 months if re-elected)
Richard I. Steinhart	Class I	36 months if elected	December 2014 (12 months if elected)

Purpose of Amendment

The Board believes that it is in the best interest of the Company to update classified board provisions of the Certificate.   The Board based this decision on the need ensure that there is a continuity of board member leadership considering the Company’s ambitious growth program.

If the Company’s shareholders approve the update to the staggered board provisions of our Certificate, the Board will have authority to file with the Secretary of State of Delaware an amendment to the Company’s Certificate to update Article TENTH(b). Upon approval and following such filing with the Secretary of State of the State of Delaware, the amendment will become effective on the date it is filed. The amendment proposed by the Company to the Article TENTH(b) of our Certificate is attached to this proxy statement as Appendix C.

Neither Delaware law, the Company’s Certificate, nor the Company’s by-laws provides for appraisal or other similar rights for dissenting shareholders in connection with this proposal. Accordingly, the Company’s shareholders will have no right to dissent and obtain payment for their shares.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE AMENDMENT OF THE COMPANY’S CERTIFICATE OF INCORPORATION TO UPDATE THE STAGGERED BOARD PROVISIONS.

PROPOSAL 6

Under Section 14A of the Exchange Act, our stockholders are allowed to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules. The proposal, commonly known as a “say on pay” proposal, gives our stockholders the opportunity to express their views on the Company’s executive compensation. Because this is an advisory vote, this proposal is not binding upon the Company or the Compensation Committee or the Board of Directors; however, the Compensation Committee and the Board of Directors, which are responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by stockholders in their vote on this proposal. To the extent there is any significant vote against the compensation of our named executive officers as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Compensation Committee and the Board of Directors will evaluate whether any actions are necessary to address these concerns.

As described in detail under the heading “Executive Compensation,” the intent of the compensation program is to align the executive’s interests with that of our stockholders, while providing incentives and competitive compensation for implementing and accomplishing our short-term and long-term strategic and operational goals and objectives.

The Compensation Committee engaged Parthenon Associates, LLC (“Parthenon”), an independent compensation consultant, to advise us on the compensation provided to our President & Chief Executive Officer, Dr. Kaushik J. Dave, and determine what actions, if any, were appropriate regarding future executive compensation arrangements. In developing their assessment, the consultant considered pay practices of companies in similar industries and of similar size.

Industry Comparators

Compensation data was gathered from the proxy statements and Form S-1 statements of thirty five healthcare companies that compete within the same general industries as the Company. The group reflects a mix of healthcare companies that are defined as having completed a public transaction via an S-1 Filing or a Reverse Merger and predominantly trade on the OTC market with some companies appearing on the NASDAQ or NYSE exchanges.

Dr. Dave’s started employment with the Company in September 2013.

We are asking our stockholders to indicate their support for our named executive officer compensation program as described in this proxy statement in accordance with the compensation disclosure rules of the SEC. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the annual meeting:

“RESOLVED, that the compensation paid to the named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including Executive Compensation, the compensation tables and the accompanying narrative discussion, is hereby APPROVED.”

Effects of the Advisory Vote

This vote is advisory and not binding on the Company, the Compensation Committee or our Board of Directors in any way. The Compensation Committee and the Board of Directors will take into account the outcome of the vote, however, when making future executive compensation decisions

Vote Required

The advisory vote to approve the compensation of named executive officers will be approved if there is a quorum and the votes cast “FOR” the proposal exceeds those cast against the proposal. This is a non-binding advisory vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS.

PROPOSAL 7

ADVISORY VOTE TO DETERMINE THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

Under Section 14A of the Exchange Act, our stockholders are also allowed to vote, on a non-binding, advisory basis, for their preference as to how frequently we should seek future advisory votes on the compensation of our named executive officers as disclosed in accordance with the compensation disclosure rules of the SEC, which we refer to as an advisory vote to approve executive compensation. By voting with respect to this proposal, stockholders may indicate whether they would prefer that we conduct future advisory votes on executive compensation every one, two, or three years. Stockholders also may, if they wish, abstain from casting a vote on this proposal.

After careful consideration, the Board of Directors believes that submitting the advisory vote to approve executive compensation every three years is appropriate for the Company and its stockholders at this time.  The Board of Directors believes that an advisory vote at this frequency will provide stockholders with sufficient time to evaluate the effectiveness of our overall compensation philosophy, policies and practices in the context of our long-term business results for the corresponding period.  An advisory vote that occurs every three years will also permit the Company’s stockholders to observe and evaluate the impact of any changes to its executive compensation policies and practices that have occurred since the last advisory vote to approve executive compensation.  The Board of Directors is therefore recommending that stockholders vote for holding the advisory vote to approve executive compensation every three years.

The Company recognizes that the stockholders may have different views as to the best approach for the Company, and therefore we look forward to hearing from our stockholders as to their preference on the frequency of advisory votes to approve executive compensation.

This vote is advisory and not binding on the Company the Compensation Committee or our Board of Directors in any way. The Compensation Committee and the Board of Directors will take into account the outcome of the vote, however, when considering the frequency of future advisory votes to approve executive compensation. The Compensation Committee and the Board of Directors may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote to approve executive compensation more or less frequently than the frequency selected by our stockholders.

The proxy card provides stockholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining) and, therefore, stockholders will not be voting to approve or disapprove the recommendation of the Board of Directors.

Effects of Advisory Vote

This vote is advisory and not binding on the Company, the Compensation Committee or our Board of Directors in any way. The Compensation Committee and the Board of Directors will take into account the outcome of the vote, however, when considering the frequency of future advisory votes to approve executive compensation. The Compensation Committee and the Board of the Directors may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote to approve executive compensation more or less frequently than the frequency selected by our stockholders.

The proxy card provides stockholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining) and, therefore, stockholders will not be voting to approve or disapprove the recommendation of the Board of Directors.

Vote Required

The advisory vote to determine the frequency of future advisory votes on the compensation of named executive officers requires a quorum to be present and the affirmative vote of the holders of the majority of the votes cast by the holders of the Company’s common stock at the annual meeting. This is a non-binding advisory vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF “THREE YEARS” AS THE FREQUENCY FOR FUTURE ADVISORY VOTES TO
APPROVE THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS.

PROPOSAL 8

RATIFICATION OF THE APPOINTMENT OF GBH CPAs, PC

The audit committee has appointed GBH CPAs, PC as our independent registered public accounting firm to audit the consolidated financial statements of Actinium Pharmaceuticals, Inc. and its subsidiaries for the fiscal year ending December 31, 2013. Representatives of GBH CPAs, PC will be present at the annual meeting and will have an opportunity to make a statement or to respond to appropriate questions from stockholders.  Although stockholder ratification of the appointment of our independent auditor is not required by our Bylaws or otherwise, we are submitting the selection of GBH CPAs, PC to our stockholders for ratification to permit stockholders to participate in this important corporate decision. If not ratified, the audit committee will reconsider the selection, although the audit committee will not be required to select a different independent auditor for our company.

Vote Required

The ratification of the appointment of GBH CPAs, PC as our independent registered public accounting firm will be approved if there is a quorum and the votes cast “FOR” the proposal exceeds those cast against the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF GBH CPAs, PC AS THE INDEPENDENT
REGISTERED ACCOUNTING FIRM OF ACTINIUM PHARMACEUTIALS, INC.

OTHER MATTERS

As of the date hereof, there are no other matters that we intend to present, or have reason to believe others will present, at the annual meeting. If, however, other matters properly come before the annual meeting, the accompanying proxy authorizes the person named as proxy or his substitute to vote on such matters as he determines appropriate.

ANNUAL REPORT ON FORM 10-K

As required, we have filed our 2012 Form 10-K with the SEC. Stockholders may obtain, free of charge, a copy of the 2012 Form 10-K by writing to us at Actinium Pharmaceuticals, Inc., 501 Fifth Avenue, 3rd Floor, New York NY 10017, Attention: Corporate Secretary, or from our website, www.actiniumpharmaceuticals.com under the heading “Investor Relations” and the subheading “Company Financial Reports.”

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. We and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they are or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you currently receive multiple proxy statements and would prefer to participate in householding, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Actinium Pharmaceuticals, Inc., 501 Fifth Avenue, 3rd Floor, New York NY 10017Attention: Corporate Secretary, or by faxing a communication to 646-459-4219.

PROPOSALS OF STOCKHOLDERS

As of the date of this proxy statement, we had not received notice of any stockholder proposals for the 2013 annual meeting described herein and proposals received subsequent to the date of this proxy statement will be considered untimely. For a stockholder proposal to be considered for inclusion in our proxy statement for the 2014 annual meeting, the Corporate Secretary must receive the written proposal at our principal executive offices no later than the deadline stated below. Such proposals must comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Actinium Pharmaceuticals, Inc.
Attention: Sergio Traversa, Corporate Secretary
501 Fifth Avenue. 3rd Floor
New York, NY 10017
Tel: (646) 459-4201
Fax: (646)-459-4219

Under Rule 14a-8, to be timely, a stockholder’s notice for a proposal must be received at our principal executive offices not less than 120 calendar days before the date of our proxy statement release to stockholders in connection with the previous year’s annual meeting. However, if we did not hold an annual meeting in the previous year or if the date of this year’s annual meeting has been changed by more than 30 days from the date of the previous year’s annual meeting, then the deadline is a reasonable time before we begin to print and send our proxy materials. Therefore, stockholder proposals intended to be presented at the 2014 annual meeting must be received by us at our principal executive office no later than August [__], 2014 in order to be eligible for inclusion in our 2014 proxy statement and proxy relating to that meeting. Stockholders wishing to submit proposals to be presented directly at our 2014 annual meeting of stockholders instead of by inclusion in next year’s proxy statement must follow the submission criteria set forth in our By-Laws, and applicable law concerning stockholder proposals. Upon receipt of any proposal, we will determine whether to include such proposal in accordance with regulations governing the solicitation of proxies.

WHERE YOU CAN FIND MORE INFORMATION

This proxy statement refers to certain documents that are not presented herein or delivered herewith. Such documents are available to any person, including any beneficial owner of our shares, to whom this proxy statement is delivered upon oral or written request, without charge. Requests for such documents should be directed to Corporate Secretary, Actinium Pharmaceuticals, Inc., 501 Fifth Avenue, 3rd Floor, New York, NY, (646) 459-4201. Please note that additional information can be obtained from our website at www.actiniumpharmaceticals.com.

We file annual and special reports and other information with the SEC. Certain of our SEC filings are available over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities:

Public Reference Room Office 100 F Street, N.E.
Room 1580
Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call 1-202-551-8090 for further information on the operations of the public reference facilities.

Appendix A

AMENDED AND RESTATED
2013 STOCK PLAN

ACTINIUM PHARMACEUTICALS, INC.
Amended and Restated 2013 STOCK PLAN

1.              Purposes of the Plan.  The purposes of this 2013 Stock Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Directors and Consultants and to promote the success of the Company’s business.  Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant of an option and subject to the applicable provisions of Section 422 of the Code and the regulations promulgated thereunder.  Stock purchase rights may also be granted under the Plan.

2.              Definitions.  As used herein, the following definitions shall apply:

(a)          “Administrator” means the Board or its Committee appointed pursuant to Section 4 of the Plan.

(b)          “Affiliate” means an entity other than a Subsidiary (as defined below) which, together with the Company, is under common control of a third person or entity.

(c)          “Applicable Laws” means the legal requirements relating to the administration of stock option and restricted stock purchase plans under applicable U.S. state corporate laws, U.S. federal laws and other applicable state laws, the Code and regulations thereunder, any Stock Exchange rules or regulations and the applicable laws of any other country or jurisdiction where Options or Stock Purchase Rights are granted under the Plan, as such laws, rules, regulations and requirements shall be in place from time to time.

(d)          “Board” means the Board of Directors of the Company.

(e)          “Change of Control”  means a sale of all or substantially all of the Company’s assets, or any merger, consolidation or other transaction of the Company with or into another corporation, entity or person, other than a transaction in which the holders of at least a majority of the shares of capital stock of the Company outstanding immediately prior to such transaction continue to hold (either by the voting securities remaining outstanding or by their being converted into voting securities of the surviving entity) a majority of the total voting power represented by the voting securities of the Company, or such surviving entity, outstanding immediately after such transaction.

(f)          “Code” means the Internal Revenue Code of 1986, as amended.

(g)         “Committee” means one or more committees or subcommittees of the Board appointed by the Board to administer the Plan in accordance with Section 4 below.

(h)         “Common Stock” means the Common Stock of the Company.

(i)           “Company” means Actinium Pharmaceuticals, Inc.., a Delaware corporation.

(j)           “Consultant” means any person, including an advisor, who is engaged by the Company or any Parent, Subsidiary or Affiliate to render services and is compensated for such services, and any director of the Company whether compensated for such services or not.

(k)          “Continuous Service Status” means the absence of any interruption or termination of service as an Employee or Consultant.  Continuous Service Status as an Employee or Consultant shall not be considered interrupted in the case of:  (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Administrator, provided that such leave is for a period of not more than ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; or (iv) in the case of transfers between locations of the Company or between the Company, its Parents, Subsidiaries, Affiliates or their respective successors.  A change in status from an Employee to a Consultant or from a Consultant to an Employee will not constitute an interruption of Continuous Service.

(l)           “Corporate Transaction” means a sale of all or substantially all of the Company’s assets, or a merger, consolidation or other capital reorganization or transaction of the Company with or into another corporation, entity or person, and includes a Change of Control.

(m)         “Director” means a member of the Board.

(n)         “Employee” means any person employed by the Company or any Parent, Subsidiary or Affiliate, with the status of employment determined based upon such factors as are deemed appropriate by the Administrator in its discretion, subject to any requirements of the Code or the Applicable Laws.  The payment by the Company of a director’s fee to a Director shall not be sufficient to constitute “employment” of such Director by the Company.

(o)         “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(p)         “Fair Market Value” means, as of any date, the fair market value of the Common Stock, as determined by the Administrator in good faith on such basis as it deems appropriate and applied consistently with respect to Participants.  Whenever possible, the determination of Fair Market Value shall be based upon the closing price for the Shares as reported in the Wall Street Journal for the applicable date.

(q)         “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code, as designated in the applicable Option Agreement.

(r)          “Listed Security” means any security of the Company that is listed or approved for listing on a national securities exchange or designated or approved for designation as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.

(s)         “Named Executive” means any individual who, on the last day of the Company’s fiscal year, is the chief executive officer of the Company (or is acting in such capacity) or among the four most highly compensated officers of the Company (other than the chief executive officer).  Such officer status shall be determined pursuant to the executive compensation disclosure rules under the Exchange Act.

(t)          “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option, as designated in the applicable Option Agreement.

(u)         “Option” means a stock option granted pursuant to the Plan.

(v)         “Option Agreement” means a written document, the form(s) of which shall be approved from time to time by the Administrator, reflecting the terms of an Option granted under the Plan and includes any documents attached to or incorporated into such Option Agreement, including, but not limited to, a notice of stock option grant and a form of exercise notice.

(w)         “Option Exchange Program” means a program approved by the Administrator whereby outstanding Options are exchanged for Options with a lower exercise price or are amended to decrease the exercise price as a result of a decline in the Fair Market Value of the Common Stock.

(x)          “Optioned Stock” means the Common Stock subject to an Option.

(y)         “Optionee” means an Employee, Director or Consultant who receives an Option.

(z)          “Parent” means a “parent corporation,”, whether now or hereafter existing, as defined in Section 424(e) of the Code, or any successor provision.

(aa)        “Participant” means any holder of one or more Options or Stock Purchase Rights, or the Shares issuable or issued upon exercise of such awards, under the Plan.

(bb)       “Plan” means this 2013 Stock Plan.

(cc)       “Reporting Person” means an officer, Director, or greater than ten percent stockholder of the Company within the meaning of Rule 16a-2 under the Exchange Act, who is required to file reports pursuant to Rule 16a-3 under the Exchange Act.

(dd)       “Restricted Stock” means Shares of Common Stock acquired pursuant to a grant of a Stock Purchase Right under Section 11 below.

(ee)       “Restricted Stock Purchase Agreement” means a written document, the form(s) of which shall be approved from time to time by the Administrator, reflecting the terms of a Stock Purchase Right granted under the Plan and includes any documents attached to such agreement.

(ff)         “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, as amended from time to time, or any successor provision.

(gg)       “Share” means a share of the Common Stock, as adjusted in accordance with Section 14 of the Plan.

(hh)       “Stock Exchange” means any stock exchange or consolidated stock price reporting system on which prices for the Common Stock are quoted at any given time.

(ii)          “Stock Purchase Right” means the right to purchase Common Stock pursuant to Section 11 below.

(jj)          “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code, or any successor provision.

(kk)        “Ten Percent Holder” means a person who owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary.

3.             Stock Subject to the Plan.  Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of Shares that may be sold under the Plan is 5,750,000 Shares of Common Stock.  The Shares may be authorized, but unissued, or reacquired Common Stock.  If an award should expire or become unexercisable for any reason without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares that were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan.  In addition, any Shares of Common Stock which are retained by the Company upon exercise of an award in order to satisfy the exercise or purchase price for such award or any withholding taxes due with respect to such exercise or purchase shall be treated as not issued and shall continue to be available under the Plan.  Shares issued under the Plan and later repurchased by the Company pursuant to any repurchase right which the Company may have shall not be available for future grant under the Plan.

4.             Administration of the Plan.

(a)         General.  The Plan shall be administered by the Board or a Committee, or a combination thereof, as determined by the Board.  The Plan may be administered by different administrative bodies with respect to different classes of Participants and, if permitted by the Applicable Laws, the Board may authorize one or more officers to make awards under the Plan.

(b)         Committee Composition.  If a Committee has been appointed pursuant to this Section 4, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.  From time to time the Board may increase the size of any Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies (however caused) and remove all members of a Committee and thereafter directly administer the Plan, all to the extent permitted by the Applicable Laws and, in the case of a Committee administering the Plan in accordance with the requirements of Rule 16b-3 or Section 162(m) of the Code, to the extent permitted or required by such provisions.

(c)           Powers of the Administrator.  Subject to the provisions of the Plan and in the case of a Committee, the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

(i)           to determine the Fair Market Value of the Common Stock, in accordance with Section 2(p) of the Plan, provided that such determination shall be applied consistently with respect to Participants under the Plan;

(ii)          to select the Employees, Directors and Consultants to whom Plan awards may from time to time be granted;

(iii)         to determine whether and to what extent Plan awards are granted;

(iv)        to determine the number of Shares of Common Stock to be covered by each award granted;

(v)         to approve the form(s) of agreement(s) used under the Plan;

(vi)        to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder, which terms and conditions include but are not limited to the exercise or purchase price, the time or times when awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, any pro-rata adjustment to vesting as a result of a Participant’s transitioning from full- to part-time services (or vice versa), and any restriction or limitation regarding any Option, Optioned Stock, Stock Purchase Right or Restricted Stock, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vii)       to determine whether and under what circumstances an Option may be settled in cash under Section 10(c) instead of Common Stock;

(viii)      to implement an Option Exchange Program on such terms and conditions as the Administrator in its discretion deems appropriate, provided that no amendment or adjustment to an Option that would materially and adversely affect the rights of any Optionee shall be made without the prior written consent of the Optionee;

(ix)         to adjust the vesting of an Option held by an Employee, Director or Consultant as a result of a change in the terms or conditions under which such person is providing services to the Company;

(x)          to construe and interpret the terms of the Plan and awards granted under the Plan, which constructions, interpretations and decisions shall be final and binding on all Participants; and

(xi)         in order to fulfill the purposes of the Plan and without amending the Plan, to modify grants of Options or Stock Purchase Rights to Participants who are foreign nationals or employed outside of the United States in order to recognize differences in local law, tax policies or customs.

5.              Eligibility.

(a)           Recipients of Grants.  Nonstatutory Stock Options and Stock Purchase Rights may be granted to Employees, Directors and Consultants.  Incentive Stock Options may be granted only to Employees, provided that Employees of Affiliates shall not be eligible to receive Incentive Stock Options.

(b)           Type of Option.  Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option.

(c)           ISO $100,000 Limitation. Notwithstanding any designation under Section 5(b), to the extent that the aggregate Fair Market Value of Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options.  For purposes of this Section 5(c), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares subject to an Incentive Stock Option shall be determined as of the date of the grant of such Option.

(d)           No Employment Rights.  The Plan shall not confer upon any Participant any right with respect to continuation of an employment or consulting relationship with the Company, nor shall it interfere in any way with such Participant’s right or the Company’s right to terminate his or her employment or consulting relationship at any time or any reason.

6.             Term of Plan.  The Plan shall become effective upon its adoption by the Board of Directors.  It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 16 of the Plan.

7.             Term of Option.  The term of each Option shall be the term stated in the Option Agreement; provided that the term shall be no more than ten years from the date of grant thereof or such shorter term as may be provided in the Option Agreement and provided further that, in the case of an Incentive Stock Option granted to a person who at the time of such grant is a Ten Percent Holder, the term of the Option shall be five years from the date of grant thereof or such shorter term as may be provided in the Option Agreement.

8.             [Reserved.]

9.             Option Exercise Price and Consideration.

(a)           Exercise Price.  The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Administrator and set forth in the Option Agreement, but shall be subject to the following:

(i)            In the case of an Incentive Stock Option

(A)           granted to an Employee who at the time of grant is a Ten Percent Holder, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant; or

(B)           granted to any other Employee, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(ii)          In the case of a Nonstatutory Stock Option, the per share Exercise Price shall be such price as determined by the Administrator provided that for any Nonstatutory Stock Option granted on any date on which the Common Stock is a Listed Security to an eligible person who is, at the time of the grant of such Option, a Named Executive of the Company, the per share Exercise Price shall be no less than 100% of the Fair Market Value on the date of grant if such Option is intended to qualify as performance-based compensation under Section 162(m) of the Code.

(iii)        Notwithstanding the foregoing, Options may be granted with a per Share exercise price other than as required above pursuant to a Corporate Transaction.

(b)           Permissible Consideration.  The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant) and may consist entirely of (1) cash; (2) check; (3) delivery of Optionee’s promissory note with such recourse, interest, security and redemption provisions as the Administrator determines to be appropriate (subject to applicable provisions of Delaware law); (4) cancellation of indebtedness; (5) other Shares that have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which the Option is exercised, provided that in the case of Shares acquired, directly or indirectly, from the Company, such Shares must have been owned by the Optionee for more than six months on the date of surrender (or such other period as may be required to avoid the Company’s incurring an adverse accounting charge); (6) delivery of a properly executed exercise notice together with such other documentation as the Administrator and a securities broker approved by the Company shall require to effect exercise of the Option and prompt delivery to the Company of the sale or loan proceeds required to pay the exercise price and any applicable withholding taxes; or (7) any combination of the foregoing methods of payment.  In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company and the Administrator may, in its sole discretion, refuse to accept a particular form of consideration at the time of any Option exercise.

10.           Exercise of Option.

(a)           General.

(i)           Exercisability.  Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator, consistent with the term of the Plan and reflected in the Option Agreement, including vesting requirements and/or performance criteria with respect to the Company and/or the Optionee.  The Administrator shall have the discretion to determine whether and to what extent the vesting of Options shall be tolled during any unpaid leave of absence; provided however that in the absence of such determination, vesting of Options shall be tolled during any such leave (unless otherwise required by the Applicable Laws.  In the event of military leave, vesting shall toll during any unpaid portion of such leave, provided that upon a Participant’s return from military leave he or she will be given vesting credit with respect to awards to the same extent as would have applied had the Participant continued to provide services to the Company throughout the leave on the same terms as he or she was providing services immediately prior to the leave.

(ii)          Minimum Exercise Requirements.  An Option may not be exercised for a fraction of a Share.  The Administrator may require that an Option be exercised as to a minimum number of Shares, provided that such requirement shall not prevent an Optionee from exercising the full number of Shares as to which the Option is then exercisable.

(iii)         Procedures for and Results of Exercise.  An Option shall be deemed exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and the Company has received full payment for the Shares with respect to which the Option is exercised.  Full payment may, as authorized by the Administrator, consist of any consideration and method of payment allowable under Section 9(b) of the Plan, provided that the Administrator may, in its sole discretion, refuse to accept any form of consideration at the time of any Option exercise.

Exercise of an Option in any manner shall result in a decrease in the number of Shares that thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(iv)        Rights as Stockholder.  Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option.  No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 14 of the Plan.

(b)           Termination of Employment or Consulting Relationship.  Except as otherwise set forth in this Section 10(b), the Administrator shall establish and set forth in the applicable Option Agreement the terms and conditions upon which an Option shall remain exercisable, if at all, following termination of an Optionee’s Continuous Service Status, which provisions may be waived or modified by the Administrator at any time in the Administrator’s sole discretion.  Unless otherwise provided in the Option Agreement, to the extent that the Optionee is not vested in the Optioned Stock on the date of termination of his or her Continuous Service Status, or if the Optionee (or other person entitled to exercise the Option) does not exercise the Option to the extent so entitled within the time specified in the Option Agreement or below (as applicable), the Option shall terminate and the Optioned Stock underlying the unexercised portion of the Option shall revert to the Plan.  In no event may any Option be exercised after the expiration of the Option term as set forth in the Option Agreement (and subject to Section 7).

The following provisions (1) shall apply to the extent an Option Agreement does not specify the terms and conditions upon which an Option shall terminate upon termination of an Optionee’s Continuous Service Status, and (2) establish the minimum post-termination exercise periods that may be set forth in an Option Agreement:

(i)           Termination other than Upon Disability or Death.  In the event of termination of an Optionee’s Continuous Service Status, such Optionee may exercise an Option for 30 days following such termination to the extent the Optionee was vested in the Optioned Stock as of the date of such termination.  No termination shall be deemed to occur and this Section 10(b)(i) shall not apply if (A) the Optionee is a Consultant who becomes an Employee, or (B) the Optionee is an Employee who becomes a Consultant.

(ii)         Disability of Optionee.  In the event of termination of an Optionee’s Continuous Service Status as a result of his or her disability (including a disability within the meaning of Section 22(e)(3) of the Code), such Optionee may exercise an Option at any time within twelve months following such termination to the extent the Optionee was vested in the Optioned Stock as of the date of such termination.

(iii)        Death of Optionee.  In the event of the death of an Optionee during the period of Continuous Service Status since the date of grant of the Option, or within thirty days following termination of Optionee’s Continuous Service, the Option may be exercised by Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance at any time within twelve months following the date of death, but only to the extent the Optionee was vested in the Optioned Stock as of the date of death or, if earlier, the date the Optionee’s Continuous Service Status terminated.

(c)           Buyout Provisions.  The Administrator may at any time offer to buy out for a payment in cash or Shares an Option previously granted under the Plan based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

11.           Stock Purchase Rights.

(a)           Rights to Purchase.  When the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing of the terms, conditions and restrictions related to the offer, including the number of Shares that such person shall be entitled to purchase, the price to be paid, and the time within which such person must accept such offer. The offer to purchase Shares subject to Stock Purchase Rights shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator.

(b)           Repurchase Option.

(i)           General. Unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser’s employment with the Company for any reason (including death or disability).  The purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original purchase price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at such rate as the Administrator may determine.

(c)           Other Provisions.  The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.  In addition, the provisions of Restricted Stock Purchase Agreements need not be the same with respect to each purchaser.

(d)           Rights as a Stockholder.  Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a stockholder, and shall be a stockholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company.  No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 14 of the Plan.

12.           Taxes.

(a)          As a condition of the exercise of an Option or Stock Purchase Right granted under the Plan, the Participant (or in the case of the Participant’s death, the person exercising the Option or Stock Purchase Right) shall make such arrangements as the Administrator may require for the satisfaction of any applicable federal, state, local or foreign withholding tax obligations that may arise in connection with the exercise of the Option or Stock Purchase Right and the issuance of Shares.  The Company shall not be required to issue any Shares under the Plan until such obligations are satisfied.  If the Administrator allows the withholding or surrender of Shares to satisfy a Participant’s tax withholding obligations under this Section 12 (whether pursuant to Section 12(c), (d) or (e), or otherwise), the Administrator shall not allow Shares to be withheld in an amount that exceeds the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes.

(b)          In the case of an Employee and in the absence of any other arrangement, the Employee shall be deemed to have directed the Company to withhold or collect from his or her compensation an amount sufficient to satisfy such tax obligations from the next payroll payment otherwise payable after the date of an exercise of the Option or Stock Purchase Right.

(c)          This Section 12(c) shall apply only after the date, if any, upon which the Common Stock becomes a Listed Security.  In the case of Participant other than an Employee (or in the case of an Employee where the next payroll payment is not sufficient to satisfy such tax obligations, with respect to any remaining tax obligations), in the absence of any other arrangement and to the extent permitted under the Applicable Laws, the Participant shall be deemed to have elected to have the Company withhold from the Shares to be issued upon exercise of the Option or Stock Purchase Right that number of Shares having a Fair Market Value determined as of the applicable Tax Date (as defined below) equal to the amount required to be withheld.  For purposes of this Section 12, the Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined under the Applicable Laws (the “Tax Date”).

(d)          If permitted by the Administrator, in its discretion, a Participant may satisfy his or her tax withholding obligations upon exercise of an Option or Stock Purchase Right by surrendering to the Company Shares that have a Fair Market Value determined as of the applicable Tax Date equal to the amount required to be withheld.  In the case of shares previously acquired from the Company that are surrendered under this Section 12(d), such Shares must have been owned by the Participant for more than six (6) months on the date of surrender (or such other period of time as is required for the Company to avoid adverse accounting charges).

(e)           Any election or deemed election by a Participant to have Shares withheld to satisfy tax withholding obligations under Section 12(c) or (d) above shall be irrevocable as to the particular Shares as to which the election is made and shall be subject to the consent or disapproval of the Administrator.  Any election by a Participant under Section 12(d) above must be made on or prior to the applicable Tax Date.

(f)           In the event an election to have Shares withheld is made by a Participant and the Tax Date is deferred under Section 83 of the Code because no election is filed under Section 83(b) of the Code, the Participant shall receive the full number of Shares with respect to which the Option or Stock Purchase Right is exercised but such Participant shall be unconditionally obligated to tender back to the Company the proper number of Shares on the Tax Date.

13.           Non-Transferability of Options and Stock Purchase Rights.

(a)           General.  Except as set forth in this Section 13, Options and Stock Purchase Rights may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution.  The designation of a beneficiary by an Optionee will not constitute a transfer.  An Option or Stock Purchase Right may be exercised, during the lifetime of the holder of an Option or Stock Purchase Right, only by such holder or a transferee permitted by this Section 13.

(b)           Limited Transferability Rights.  Notwithstanding anything else in this Section 13, prior to the date, if any, on which the Common Stock becomes a Listed Security, the Administrator may in its discretion grant Nonstatutory Stock Options that may be transferred by instrument to an inter vivos or testamentary trust in which the Options are to be passed to beneficiaries upon the death of the trustor (settlor) or by gift to “Immediate Family” (as defined below), on such terms and conditions as the Administrator deems appropriate.  Following the date, if any, on which the Common Stock becomes a Listed Security, the Administrator may in its discretion grant transferable Nonstatutory Stock Options pursuant to Option Agreements specifying the manner in which such Nonstatutory Stock Options are transferable.  “Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.

14.           Adjustments Upon Changes in Capitalization, Merger or Certain Other Transactions.

(a)           Changes in Capitalization.  Subject to any required action by the stockholders of the Company, the number of Shares of Common Stock covered by each outstanding Option or Stock Purchase Right, the number of Shares set forth in Sections 3 and 8 above and the number of Shares of Common Stock that have been authorized for issuance under the Plan but as to which no Options or Stock Purchase Rights have yet been granted or that have been returned to the Plan upon cancellation or expiration of an Option or Stock Purchase Right, as well as the price per Share of Common Stock covered by each such outstanding Option or Stock Purchase Right, shall be proportionately adjusted for any increase or decrease in the number of issued Shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination, recapitalization or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.”  Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive.  Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares of Common Stock subject to an Option or Stock Purchase Right.

(b)           Dissolution or Liquidation.  In the event of the dissolution or liquidation of the Company, each Option and Stock Purchase Right will terminate immediately prior to the consummation of such action, unless otherwise determined by the Administrator.

(c)           Corporate Transaction.  In the event of a Corporate Transaction, each outstanding Option or Stock Purchase Right shall be assumed or an equivalent option or right shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation (the “Successor Corporation”), unless the Successor Corporation does not agree to assume the award or to substitute an equivalent option or right, in which case such Option or Stock Purchase Right shall terminate upon the consummation of the transaction.

For purposes of this Section 14(c), an Option or a Stock Purchase Right shall be considered assumed, without limitation, if, at the time of issuance of the stock or other consideration upon a Corporate Transaction or a Change of Control, as the case may be, each holder of an Option or Stock Purchase Right would be entitled to receive upon exercise of the award the same number and kind of shares of stock or the same amount of property, cash or securities as such holder would have been entitled to receive upon the occurrence of the transaction if the holder had been, immediately prior to such transaction, the holder of the number of Shares of Common Stock covered by the award at such time (after giving effect to any adjustments in the number of Shares covered by the Option or Stock Purchase Right as provided for in this Section 14); provided that if such consideration received in the transaction is not solely common stock of the Successor Corporation, the Administrator may, with the consent of the Successor Corporation, provide for the consideration to be received upon exercise of the award to be solely common stock of the Successor Corporation equal to the Fair Market Value of the per Share consideration received by holders of Common Stock in the transaction.

(d)           Certain Distributions.  In the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (other than dividends payable in cash or stock of the Company) without receipt of consideration by the Company, the Administrator may, in its discretion, appropriately adjust the price per Share of Common Stock covered by each outstanding Option or Stock Purchase Right to reflect the effect of such distribution.

15.           Time of Granting Options and Stock Purchase Rights.  The date of grant of an Option or Stock Purchase Right shall, for all purposes, be the date on which the Administrator makes the determination granting such Option or Stock Purchase Right, or such other date as is determined by the Administrator, provided that in the case of any Incentive Stock Option, the grant date shall be the later of the date on which the Administrator makes the determination granting such Incentive Stock Option or the date of commencement of the Optionee’s employment relationship with the Company.  Notice of the determination shall be given to each Employee, Director or Consultant to whom an Option or Stock Purchase Right is so granted within a reasonable time after the date of such grant.

16.           Amendment and Termination of the Plan.

(a)           Authority to Amend or Terminate.  The Board may at any time amend, alter, suspend or discontinue the Plan, but no amendment, alteration, suspension or discontinuation (other than an adjustment pursuant to Section 14 above) shall be made that would materially and adversely affect the rights of any Optionee or holder of Stock Purchase Rights under any outstanding grant, without his or her consent.  In addition, to the extent necessary and desirable to comply with the Applicable Laws, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

(b)           Effect of Amendment or Termination.  No amendment or termination of the Plan shall materially and adversely affect Options or Stock Purchase Rights already granted, unless mutually agreed otherwise between the Optionee or holder of the Stock Purchase Rights and the Administrator, which agreement must be in writing and signed by the Optionee or holder and the Company.

17.           Conditions Upon Issuance of Shares.  Notwithstanding any other provision of the Plan or any agreement entered into by the Company pursuant to the Plan, the Company shall not be obligated, and shall have no liability for failure, to issue or deliver any Shares under the Plan unless such issuance or delivery would comply with the Applicable Laws, with such compliance determined by the Company in consultation with its legal counsel.  As a condition to the exercise of an Option or Stock Purchase Right, the Company may require the person exercising the award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by law.

18.           Reservation of Shares.  The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

19.           Agreements.  Options and Stock Purchase Rights shall be evidenced by Option Agreements and Restricted Stock Purchase Agreements, respectively, in such form(s) as the Administrator shall from time to time approve.

20.           Stockholder Approval.  If required by the Applicable Laws, continuance of the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted.  Such stockholder approval shall be obtained in the manner and to the degree required under the Applicable Laws.

21.           Information and Documents to Optionees and Purchasers.  Prior to the date, if any, upon which the Common Stock becomes a Listed Security and if required by the Applicable Laws, the Company shall provide financial statements at least annually to each Optionee and to each individual who acquired Shares pursuant to the Plan, during the period such Optionee or purchaser has one or more Options or Stock Purchase Rights outstanding, and in the case of an individual who acquired Shares pursuant to the Plan, during the period such individual owns such Shares.  The Company shall not be required to provide such information if the issuance of Options or Stock Purchase Rights under the Plan is limited to key employees whose duties in connection with the Company assure their access to equivalent information.

22.           Awards Granted to California Residents.  Prior to the date, if any, upon which the Common Stock becomes a Listed Security, Options or Stock Purchase Rights granted under the Plan to persons resident in California shall be subject to the provisions set forth in Attachment A hereto.  To the extent the provisions of the Plan conflict with the provisions set forth on Attachment A, the provisions on Attachment A shall govern the terms of such Options.

Attachment A
Provisions Applicable to Award Recipients
Resident in California

Until such time as any security of the Company becomes a Listed Security and if required by Applicable Laws, the following additional terms shall apply to Options and Stock Purchase Rights, and Shares issued upon exercise of such awards, granted under the 2002 Stock Plan (the “Plan”) to persons resident in California as of the grant date of any such award (each such person, a “California Recipient”):

1.            In the case of an Option, whether an Incentive Stock Option or a Nonqualified Stock Option, that is granted to a California Recipient who, at the time of the grant of such Option, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value on the grant date.

2.            In the case of a Nonqualified Stock Option that is granted to any other California Recipient, the per Share exercise price shall be no less than 85% of the Fair Market Value per Share on the grant date.

3.            In the case of a Stock Purchase Right granted to a California Recipient, the purchase price applicable to stock purchased under such Stock Award shall not be less than 85% of the Fair Market Value of the Shares as of the Grant Date, or, in the case of a person owning stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the price shall not be less than 100% of the Fair Market Value of the Shares as of the grant date.

4.            With respect to an Option or Stock Purchase Right issued to any California Recipient who is not an Officer, Director or Consultant, such Option or Stock Purchase Right shall become exercisable, or any repurchase option in favor of the Company shall lapse, at the rate of at least 20% per year over five years from the grant date.

5.            The following rules shall apply to an Option issued to any California Recipient or to stock issued to a California Recipient upon exercise of a Stock Purchase Right, in the event of termination of the California Recipient’s employment or services with the Company:

(a)          If such termination was for reasons other than death or disability, the California Recipient shall have at least 30 days after the Termination Date (but in no event later than the expiration of the term of such Option established by the Plan Administrator as of the grant date) to exercise such Option to the extent the California Recipient was vested in the Optioned Stock as of the Termination Date.

(b)         If such termination was on account of the death or disability of the California Recipient, the holder of the Option may, but only within six months from the Termination Date (but in no event later than the expiration date of the term of such Option established by the Plan Administrator as of the grant date), exercise the Option to the extent the California Recipient was vested in the Optioned Stock as of the Termination Date. To the extent that the California Recipient was not vested in the Optioned Stock as of the Termination Date, or if the holder does not exercise such Option to the extent so entitled within six months from the Termination Date, the Option shall terminate and the Common Stock underlying the unexercised portion of the Option shall revert to the Plan.

5.           The Company shall provide financial statements at least annually to each California Recipient during the period such person has one or more Options or Stock Awards outstanding, and in the case of an individual who acquired Shares pursuant to the Plan, during the period such individual owns such Shares.  The Company shall not be required to provide such information if the issuance of awards under the Plan is limited to key employees whose duties in connection with the Company assure their access to equivalent information.

6.           Unless defined below or otherwise in this Attachment, Capitalized terms shall have the meanings set forth in the Plan.  For purposes of this Attachment, “Officer” means a person who is an officer of the Company within the meaning of Section 16(a) of the Exchange Act and the rules and regulations promulgated thereunder.

Exhibit D to Minutes of API Board of Directors Meeting of ________, 2013

ACTINIUM PHARMACEUTICALS, INC.

2013 STOCK PLAN

NOTICE OF STOCK OPTION GRANT

«Optionee»

You have been granted an option to purchase Common Stock of Actinium Pharmaceuticals, Inc. (the “Company”) as follows:

Board Approval Date:	«BoardApprovalDate»

Date of Grant (Later of Board
Approval Date or Commencement of Employment/Consulting):	«GrantDate»

Exercise Price per Share:	$«ExercisePrice»

Total Number of Shares Granted:	«NoofShares»

Total Exercise Price:	$«TotalExercisePrice»

Type of Option:	«NoSharesISO» Shares Incentive Stock Option

«NoSharesNSO» Shares Nonstatutory Stock Option

Expiration Date:	«Term»/«ExpirationDate»

Vesting Commencement Date:	«VestingCommencementDate»

Vesting/Exercise Schedule:
So long as your full time employment or consulting relationship with the Company continues, the Shares underlying this Option shall vest and become exercisable in accordance with the following schedule: ___________ of the Shares subject to the Option shall vest and become exercisable on the ________ month anniversary of the Vesting Commencement Date and _______ of the total number of Shares subject to the Option shall vest and become exercisable each month thereafter.

Termination Period:
This Option may be exercised for ___ days after termination of employment or consulting relationship except as set out in Section 5 of the Stock Option Agreement (but in no event later than the Expiration Date).  Optionee is responsible for keeping track of these exercise periods following termination for any reason of his or her service relationship with the Company.  The Company will not provide further notice of such periods.

Transferability:	This Option may not be transferred.

By your signature and the signature of the Company’s representative below, you and the Company agree that this option is granted under and governed by the terms and conditions of the Actinium Pharmaceuticals, Inc. 2013 Stock Plan and the Stock Option Agreement, both of which are attached and made a part of this document.

In addition, you agree and acknowledge that your rights to any Shares underlying the Option will be earned only as you provide services to the Company over time, that the grant of the Option is not as consideration for services you rendered to the Company prior to your Vesting Commencement Date, and that nothing in this Notice or the attached documents confers upon you any right to continue your employment or consulting relationship with the Company for any period of time, nor does it interfere in any way with your right or the Company’s right to terminate that relationship at any time, for any reason, with or without cause.

ACTINIUM PHARMACEUTICALS, INC.

By:
«Optionee»	Name:
Title:

ACTINIUM PHARMACEUTICALS, INC.

2013 STOCK PLAN

STOCK OPTION AGREEMENT

1.             Grant of Option.  Actinium Pharmaceuticals, Inc., a Delaware corporation (the “Company”), hereby grants to «Optionee» (“Optionee”), an option (the “Option”) to purchase the total number of shares of Common Stock (the “Shares”) set forth in the Notice of Stock Option Grant (the “Notice”), at the exercise price per Share set forth in the Notice (the “Exercise Price”) subject to the terms, definitions and provisions of the Actinium Pharmaceuticals, Inc. 2013 Stock Plan (the “Plan”) adopted by the Company, which is incorporated in this Agreement by reference. Unless otherwise defined in this Agreement, the terms used in this Agreement shall have the meanings defined in the Plan.

2.             Designation of Option.  This Option is intended to be an Incentive Stock Option as defined in Section 422 of the Code only to the extent so designated in the Notice, and to the extent it is not so designated or to the extent the Option does not qualify as an Incentive Stock Option, it is intended to be a Nonstatutory Stock Option.

Notwithstanding the above, if designated as an Incentive Stock Option, in the event that the Shares subject to this Option (and all other Incentive Stock Options granted to Optionee by the Company or any Parent or Subsidiary, including under other plans of the Company) that first become exercisable in any calendar year have an aggregate fair market value (determined for each Share as of the date of grant of the option covering such Share) in excess of $100,000, the Shares in excess of $100,000 shall be treated as subject to a Nonstatutory Stock Option, in accordance with Section 5(c) of the Plan.

3.             Exercise of Option.  This Option shall be exercisable during its term in accordance with the Vesting/Exercise Schedule set out in the Notice and with the provisions of Section 10 of the Plan as follows:

(a)           Right to Exercise.

(i)           This Option may not be exercised for a fraction of a share.

(ii)           In the event of Optionee’s death, disability or other termination of employment, the exercisability of the Option is governed by Section 5 below, subject to the limitations contained in this Section 3.

(iii)           In no event may this Option be exercised after the Expiration Date of the Option as set forth in the Notice.

(b)           Method of Exercise.

(i)           This Option shall be exercisable by execution and delivery of the Exercise Notice and Restricted Stock Purchase Agreement attached hereto as Exhibit A (the “Exercise Agreement”) or of any other form of written notice approved for such purpose by the Company which shall state Optionee’s election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the holder’s investment intent with respect to such Shares as may be required by the Company pursuant to the provisions of the Plan.  Such written notice shall be signed by Optionee and shall be delivered to the Company by such means as are determined by the Plan Administrator in its discretion to constitute adequate delivery.  The written notice shall be accompanied by payment of the Exercise Price.  This Option shall be deemed to be exercised upon receipt by the Company of such written notice accompanied by the Exercise Price.

(ii)           As a condition to the exercise of this Option and as further set forth in Section 12 of the Plan, Optionee agrees to make adequate provision for federal, state or other tax withholding obligations, if any, which arise upon the vesting or exercise of the Option, or disposition of Shares, whether by withholding, direct payment to the Company, or otherwise.

(iii)           The Company is not obligated, and will have no liability for failure, to issue or deliver any Shares upon exercise of the Option unless such issuance or delivery would comply with the Applicable Laws, with such compliance determined by the Company in consultation with its legal counsel.  This Option may not be exercised until such time as the Plan has been approved by the stockholders of the Company, or if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulation, including any rule under Part 221 of Title 12 of the Code of Federal Regulations as promulgated by the Federal Reserve Board.  As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by the Applicable Laws.  Assuming such compliance, for income tax purposes the Shares shall be considered transferred to Optionee on the date on which the Option is exercised with respect to such Shares.

(c)           Voting Agreement.  Upon exercise of the Option, Optionee shall enter into a voting agreement providing that Otionee will grant a revocable proxy to management of the Company to vote the Otionee’s Option Shares for all purposes, in form and substance satisfactory to the Company.

4.             Method of Payment.  Payment of the Exercise Price shall be by any of the following, or a combination of the following, at the election of Optionee:

(a)          cash or check;

(b)         prior to the date, if any, upon which the Common Stock becomes a Listed Security, by surrender of other shares of Common Stock of the Company that have an aggregate Fair Market Value on the date of surrender equal to the Exercise Price of the Shares as to which the Option is being exercised.  In the case of shares acquired directly or indirectly from the Company, such shares must have been owned by Optionee for more than six (6) months on the date of surrender (or such other period of time as is necessary to avoid the Company’s incurring adverse accounting charges); or

(c)           following the date, if any, upon which the Common Stock is a Listed Security, delivery of a properly executed exercise notice together with irrevocable instructions to a broker approved by the Company to deliver promptly to the Company the amount of sale or loan proceeds required to pay the exercise price.

5.             Termination of Relationship.  Following the date of termination of Optionee’s Continuous Service Status for any reason (the “Termination Date”), Optionee may exercise the Option only as set forth in the Notice and this Section 5.  To the extent that Optionee is not vested in the Optioned Stock as of the Termination Date, or if Optionee (or other person entitled to exercise the Option) does not exercise this Option within the Termination Period set forth in the Notice or the termination periods set forth below, the Option shall terminate in its entirety.  In no event, may any Option be exercised after the Expiration Date of the Option as set forth in the Notice.

(a)           Termination.  In the event of termination of Optionee’s Continuous Service Status other than as a result of Optionee’s disability or death, Optionee may, to the extent Optionee is vested in the Optioned Stock as of the Termination Date, exercise this Option during the Termination Period set forth in the Notice.

(b)           Other Terminations.  In connection with any termination other than a termination covered by Section 5(a), Optionee may exercise the Option only as described below:

(i)           Termination upon Disability of Optionee. In the event of termination of Optionee’s Continuous Service Status as a result of Optionee’s disability, Optionee may, to the extent Optionee was vested in the Optioned Stock as of such Termination Date, exercise this Option at any time within six months from the Termination Date.

(ii)           Death of Optionee.  In the event of the death of Optionee (A) during the term of this Option and while an Employee or Consultant of the Company and having been in Continuous Service Status since the date of grant of the Option, or (B) within thirty (30) days after Optionee’s Termination Date, to the extent Optionee was vested in the Optioned Stock as of the Termination Date, the Option may be exercised at any time within six months following the date of death by Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance.

6.             Non-Transferability of Option.  This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by him or her.  The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of Optionee.

7.             Tax Consequences.  Below is a brief summary as of the date of this Option of certain of the federal tax consequences of exercise of this Option and disposition of the Shares under the laws in effect as of the Date of Grant.  THIS SUMMARY IS INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE.  OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

(a)           Incentive Stock Option.

(i)           Tax Treatment upon Exercise and Sale of Shares.  If this Option qualifies as an Incentive Stock Option, there will be no regular federal income tax liability upon the exercise of the Option, although the excess, if any, of the fair market value of the Shares on the date of exercise over the Exercise Price will be treated as an adjustment to the alternative minimum tax for federal tax purposes and may subject Optionee to the alternative minimum tax in the year of exercise.  If Shares issued upon exercise of an Incentive Stock Option are held for at least one year after exercise and are disposed of at least two years after the Option grant date, any gain realized on disposition of the Shares will also be treated as long-term capital gain for federal income tax purposes.  If Shares issued upon exercise of an Incentive Stock Option are disposed of within such one-year period or within two years after the Option grant date, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the difference between the Exercise Price and the lesser of (i) the fair market value of the Shares on the date of exercise, or (ii) the sale price of the Shares.

(ii)           Notice of Disqualifying Dispositions.  With respect to any Shares issued upon exercise of an Incentive Stock Option, if Optionee sells or otherwise disposes of such Shares on or before the later of (i) the date two years after the Option grant date, or (ii) the date one year after the date of exercise, Optionee shall immediately notify the Company in writing of such disposition.  Optionee acknowledges and agrees that he or she may be subject to income tax withholding by the Company on the compensation income recognized by Optionee from the early disposition by payment in cash or out of the current earnings paid to Optionee.

(b)           Nonstatutory Stock Option.  If this Option does not qualify as an Incentive Stock Option, there may be a regular federal (and state) income tax liability upon the exercise of the Option. Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the fair market value of the Shares on the date of exercise over the Exercise Price.  If Optionee is an Employee, the Company will be required to withhold from Optionee’s compensation or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.  If Shares issued upon exercise of a Nonstatutory Stock Option are held for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.

8.             Lock-Up Agreement.  In connection with the initial public offering of the Company’s securities and upon request of the Company or the underwriters managing any underwritten offering of the Company’s securities, Optionee hereby agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company however and whenever acquired (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) from the effective date of such registration as may be requested by the Company or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of the public offering.

9.             Effect of Agreement.  Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof (and has had an opportunity to consult counsel regarding the Option terms), and hereby accepts this Option and agrees to be bound by its contractual terms as set forth herein and in the Plan.  Optionee hereby agrees to accept as binding, conclusive and final all decisions and interpretations of the Plan Administrator regarding any questions relating to the Option.  In the event of a conflict between the terms and provisions of the Plan and the terms and provisions of the Notice and this Agreement, the Plan terms and provisions shall prevail.  The Option, including the Plan, constitutes the entire agreement between Optionee and the Company on the subject matter hereof and supersedes all proposals, written or oral, and all other communications between the parties relating to such subject matter.

[Signature Page Follows]

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one document.

«Optionee»	ACTINIUM PHARMACEUTICALS, INC.

By:
Name:
Dated:	Title:

EXHIBIT A

ACTINIUM PHARMACEUTICALS, INC.

2013 STOCK PLAN

EXERCISE NOTICE AND RESTRICTED STOCK PURCHASE AGREEMENT

This Agreement (“Agreement”) is made as of _______________, by and between Actinium Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and «Optionee» (“Purchaser”).  To the extent any capitalized terms used in this Agreement are not defined, they shall have the meaning ascribed to them in the Company’s 2013 Stock Plan.

1.             Exercise of Option.  Subject to the terms and conditions hereof, Purchaser hereby elects to exercise his or her option to purchase «NoofShares» shares of the Common Stock (the “Shares”) of the Company under and pursuant to the Company’s 2013 Stock Plan (the “Plan”) and the Stock Option Agreement granted «GrantDate» (the “Option Agreement”).  The purchase price for the Shares shall be $«ExercisePrice» per Share for a total purchase price of $__________.  The term “Shares” refers to the purchased Shares and all securities received in replacement of the Shares or as stock dividends or splits, all securities received in replacement of the Shares in a recapitalization, merger, reorganization, exchange or the like, and all new, substituted or additional securities or other properties to which Purchaser is entitled by reason of Purchaser’s ownership of the Shares.

2.             Time and Place of Exercise. The purchase and sale of the Shares under this Agreement shall occur at the principal office of the Company simultaneously with the execution and delivery of this Agreement in accordance with the provisions of Section 3(b) of the Option Agreement.  On such date, the Company will deliver to Purchaser a certificate representing the Shares to be purchased by Purchaser (which shall be issued in Purchaser’s name) against payment of the exercise price therefor by Purchaser by (a) check made payable to the Company, (b) cancellation of indebtedness of the Company to Purchaser, (c) delivery of shares of the Common Stock of the Company in accordance with Section 4 of the Option Agreement, or (d) by a combination of the foregoing.

3.             Limitations on Transfer.  In addition to any other limitation on transfer created by applicable securities laws, Purchaser shall not assign, encumber or dispose of any interest in the Shares except in compliance with the provisions below and applicable securities laws.

(a)           Right of First Refusal.  Before any Shares held by Purchaser or any transferee of Purchaser (either being sometimes referred to herein as the “Holder”) may be sold or otherwise transferred (including transfer by gift or operation of law), the Company or its assignee(s) shall have a right of first refusal to purchase the Shares on the terms and conditions set forth in this Section 3(a) (the “Right of First Refusal”).

(i)           Notice of Proposed Transfer.  The Holder of the Shares shall deliver to the Company a written notice (the “Notice”) stating:  (i) the Holder’s bona fide intention to sell or otherwise transfer such Shares; (ii) the name of each proposed purchaser or other transferee (“Proposed Transferee”); (iii) the number of Shares to be transferred to each Proposed Transferee; and (iv) the terms and conditions of each proposed sale or transfer.  The Holder shall offer the Shares at the same price (the “Offered Price”) and upon the same terms (or terms as similar as reasonably possible) to the Company or its assignee(s).

(ii)          Exercise of Right of First Refusal.  At any time within thirty (30) days after receipt of the Notice, the Company and/or its assignee(s) may, by giving written notice to the Holder, elect to purchase all, but not less than all, of the Shares proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price determined in accordance with subsection (iii) below.

(iii)         Purchase Price.  The purchase price (“Purchase Price”) for the Shares purchased by the Company or its assignee(s) under this Section 3(a) shall be the Offered Price.  If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board of Directors of the Company in good faith.

(iv)        Payment.  Payment of the Purchase Price shall be made, at the option of the Company or its assignee(s), in cash (by check), by cancellation of all or a portion of any outstanding indebtedness, or by any combination thereof within 30 days after receipt of the Notice or in the manner and at the times set forth in the Notice.

(v)         Holder’s Right to Transfer.  If all of the Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s) as provided in this Section 3(a), then the Holder may sell or otherwise transfer such Shares to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other transfer is consummated within 60 days after the date of the Notice and provided further that any such sale or other transfer is effected in accordance with any applicable securities laws and the Proposed Transferee agrees in writing that the provisions of this Section 3 shall continue to apply to the Shares in the hands of such Proposed Transferee.  If the Shares described in the Notice are not transferred to the Proposed Transferee within such period, or if the Holder proposes to change the price or other terms to make them more favorable to the Proposed Transferee, a new Notice shall be given to the Company, and the Company and/or its assignees shall again be offered the Right of First Refusal before any Shares held by the Holder may be sold or otherwise transferred.

(vi)        Exception for Certain Family Transfers.  Anything to the contrary contained in this Section 3(a) notwithstanding, the transfer of any or all of the Shares during Purchaser’s lifetime or on Purchaser’s death by will or intestacy to Purchaser’s Immediate Family or a trust for the benefit of Purchaser’s Immediate Family shall be exempt from the provisions of this Section 3(a).  “Immediate Family” as used herein shall mean spouse, lineal descendant or antecedent, father, mother, brother or sister.  In such case, the transferee or other recipient shall receive and hold the Shares so transferred subject to the provisions of this Section, and there shall be no further transfer of such Shares except in accordance with the terms of this Section 3.

(b)           Involuntary Transfer.

(i)           Company’s Right to Purchase upon Involuntary Transfer.  In the event, at any time after the date of this Agreement, of any transfer by operation of law or other involuntary transfer (including death or divorce, but excluding a transfer to Immediate Family as set forth in Section 3(a)(vi) above) of all or a portion of the Shares by the record holder thereof, the Company shall have an option to purchase all of the Shares transferred at the greater of the purchase price paid by Purchaser pursuant to this Agreement or the Fair Market Value of the Shares on the date of transfer.  Upon such a transfer, the person acquiring the Shares shall promptly notify the Secretary of the Company of such transfer.  The right to purchase such Shares shall be provided to the Company for a period of thirty (30) days following receipt by the Company of written notice by the person acquiring the Shares.

(ii)           Price for Involuntary Transfer.  With respect to any stock to be transferred pursuant to Section 3(b)(i), the price per Share shall be a price set by the Board of Directors of the Company that will reflect the current value of the stock in terms of present earnings and future prospects of the Company.  The Company shall notify Purchaser or his or her executor of the price so determined within thirty (30) days after receipt by it of written notice of the transfer or proposed transfer of Shares.  However, if the Purchaser does not agree with the valuation as determined by the Board of Directors of the Company, the Purchaser shall be entitled to have the valuation determined by an independent appraiser to be mutually agreed upon by the Company and the Purchaser and whose fees shall be borne equally by the Company and the Purchaser.

(c)           Assignment.  The right of the Company to purchase any part of the Shares may be assigned in whole or in part to any shareholder or shareholders of the Company or other persons or organizations.

(e)           Restrictions Binding on Transferees.  All transferees of Shares or any interest therein will receive and hold such Shares or interest subject to the provisions of this Agreement.  Any sale or transfer of the Company’s Shares shall be void unless the provisions of this Agreement are satisfied.

(f)           Termination of Rights.  The right of first refusal granted the Company by Section 3(a) above and the option to repurchase the Shares in the event of an involuntary transfer granted the Company by Section 3(b) above shall terminate upon the first sale of Common Stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”).  Upon termination of the right of first refusal described in Section 3(a) above, a new certificate or certificates representing the Shares not repurchased shall be issued, on request, without the legend referred to in Section 5(a)(ii) herein and delivered to Purchaser.

4.             Investment and Taxation Representations.  In connection with the purchase of the Shares, Purchaser represents to the Company the following:

(a)          Purchaser is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares.  Purchaser is purchasing these securities for investment for his or her own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act or under any applicable provision of state law.  Purchaser does not have any present intention to transfer the Shares to any person or entity.

(b)         Purchaser understands that the Shares have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Purchaser’s investment intent as expressed herein.

(c)           Purchaser further acknowledges and understands that the securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available.  Purchaser further acknowledges and understands that the Company is under no obligation to register the securities.  Purchaser understands that the certificate(s) evidencing the securities will be imprinted with a legend which prohibits the transfer of the securities unless they are registered or such registration is not required in the opinion of counsel for the Company.

(d)           Purchaser is familiar with the provisions of Rules 144 and 701, each promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer of the securities (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions.  Purchaser understands that the Company provides no assurances as to whether he or she will be able to resell any or all of the Shares pursuant to Rule 144 or Rule 701, which rules require, among other things, that the Company be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, that resales of securities take place only after the holder of the Shares has held the Shares for certain specified time periods, and under certain circumstances, that resales of securities be limited in volume and take place only pursuant to brokered transactions.  Notwithstanding this paragraph (d), Purchaser acknowledges and agrees to the restrictions set forth in paragraph (e) below.

(e)           Purchaser further understands that in the event all of the applicable requirements of Rule 144 or 701 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 or 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

(f)           Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser’s purchase or disposition of the Shares.  Purchaser represents that Purchaser has consulted any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

5.             Restrictive Legends and Stop-Transfer Orders.

(a)           Legends.  The certificate or certificates representing the Shares shall bear the following legends (as well as any legends required by applicable state and federal corporate and securities laws):

(i)
THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS.

(ii)
THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

(b)          Stop-Transfer Notices.  Purchaser agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c)          Refusal to Transfer.  The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

6.             No Employment Rights.  Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a parent or subsidiary of the Company, to terminate Purchaser’s employment or consulting relationship, for any reason, with or without cause.

7.             Lock-Up Agreement.  In connection with the initial public offering of the Company’s securities and upon request of the Company or the underwriters managing any underwritten offering of the Company’s securities, Purchaser agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company however or whenever acquired (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) from the effective date of such registration as may be requested by the Company or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of the public offering.

8.             Miscellaneous.

(a)          Governing Law.  This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

(b)         Entire Agreement; Enforcement of Rights.  This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions between them.  No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement.  The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

(c)         Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith.  In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(d)         Construction.  This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

(e)           Notices.  Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient when delivered personally or sent by telegram or fax or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party’s address as set forth below or as subsequently modified by written notice.

(f)           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(g)         Successors and Assigns.  The rights and benefits of this Agreement shall inure to the benefit of, and be enforceable by the Company’s successors and assigns.  The rights and obligations of Purchaser under this Agreement may only be assigned with the prior written consent of the Company.

 (h)        California Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF THE SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO THE QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE.  THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON THE QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

[Signature Page Follows]

The parties have executed this Exercise Notice and Restricted Stock Purchase Agreement as of the date first set forth above.

COMPANY:

ACTINIUM PHARMACEUTICALS, INC.

By:
Name:
Title:

PURCHASER:

«Optionee»

(Signature)

Address:

I, ______________________, spouse of «Optionee», have read and hereby approve the foregoing Agreement.  In consideration of the Company’s granting my spouse the right to purchase the Shares as set forth in the Agreement, I hereby agree to be irrevocably bound by the Agreement and further agree that any community property or other such interest shall hereby by similarly bound by the Agreement.  I hereby appoint my spouse as my attorney-in-fact with respect to any amendment or exercise of any rights under the Agreement.

Spouse of «Optionee»

RECEIPT

The undersigned hereby acknowledges receipt of Certificate No. _____ for __________ shares of Common Stock of Actinium Pharmaceuticals, Inc.

Dated: __________________
«Optionee»

RECEIPT

Actinium Pharmaceuticals, Inc. (the “Company”) hereby acknowledges receipt of (check as applicable):

__________	A check in the amount of $____________

__________	The cancellation of indebtedness in the amount of $____________

__________	Certificate No. _____ representing __________ shares of the Company’s Common Stock with a fair market value of $___________

given by «Optionee» as consideration for Certificate No. _____ for _________ shares of Common Stock of the Company.

Dated:  ______________

ACTINIUM PHARMACEUTICALS, INC.

By:

Name:
(print)

Title:

Appendix B

AMENDED AND RESTATED
2013 EQUITY INCENTIVE PLAN

 ACTINIUM PHARMACEUTICALS, INC.  AMENDED AND RESTATED 2013
EQUITY INCENTIVE PLAN

 1.       Purpose; Eligibility.

1.1     General Purpose. The name of this plan is the Actinium Pharmaceuticals, Inc. 2013 Equity Incentive Plan (the "Plan"). The purposes of the Plan are to (a) enable Actinium Pharmaceuticals, Inc., a Delaware corporation (the "Company"), and any Affiliate to attract and retain the types of Employees, Consultants and Directors who will contribute to the Company's long range success; (b) provide incentives that align the interests of Employees, Consultants and Directors with those of the shareholders of the Company; and (c) promote the success of the Company's business.

1.2     Eligible Award Recipients. The persons eligible to receive Awards are the Employees, Consultants and Directors of the Company and its Affiliates and such other individuals designated by the Committee who are reasonably expected to become Employees, Consultants and Directors after the receipt of Awards.

1.3      Available Awards. Awards that may be granted under the Plan include: (a) Restricted Awards, (b) Performance Share Awards, and (c) Performance Compensation Awards.

2.        Definitions.

"Affiliate" means a corporation or other entity that, directly or through one or more intermediaries, controls, is controlled by or is under common control with, the Company.

"Applicable Laws" means the requirements related to or implicated by the administration of the Plan under applicable state corporate law, United States federal and state securities laws, the Code, any stock exchange or quotation system on which the shares of Common Stock are listed or quoted, and the applicable laws of any foreign country or jurisdiction where Awards are granted under the Plan.

"Award" means any right granted under the Plan, including a Restricted Award, a Performance Share Award or a Performance Compensation Award.

"Award Agreement" means a written agreement, contract, certificate or other instrument or document evidencing the terms and conditions of an individual Award granted under the Plan which may, in the discretion of the Company, be transmitted electronically to any Participant. Each Award Agreement shall be subject to the terms and conditions of the Plan.

 "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

"Board" means the Board of Directors of the Company, as constituted at any time.

"Cause" means:

 With respect to any Employee or Consultant: (a) If the Employee or Consultant is a party to an employment or service agreement with the Company or its Affiliates and such agreement provides for a definition of Cause, the definition contained therein; or (b) If no such agreement exists, or if such agreement does not define Cause: (i) the commission of, or plea of guilty or no contest to, a felony or a crime involving moral turpitude or the commission of any other act involving willful malfeasance or material fiduciary breach with respect to the Company or an Affiliate; (ii) conduct that results in or is reasonably likely to result in harm to the reputation or business of the Company or any of its Affiliates; (iii) gross negligence or willful misconduct with respect to the Company or an Affiliate; or (iv) material violation of state or federal securities laws.

With respect to any Director, a determination by a majority of the disinterested Board members that the Director has engaged in any of the following: (a) malfeasance in office; (b) gross misconduct or neglect; (c) false or fraudulent misrepresentation inducing the director's appointment; (d) wilful conversion of corporate funds; or (e) repeated failure to participate in Board meetings on a regular basis despite having received proper notice of the meetings in advance.

The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to whether a Participant has been discharged for Cause.

"Change in Control" (a) The direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its subsidiaries, taken as a whole, to any Person that is not a subsidiary of the Company; (b) The Incumbent Directors cease for any reason to constitute at least a majority of the Board; (c) The date which is 10 business days prior to the consummation of a complete liquidation or dissolution of the Company; (d) The acquisition by any Person of Beneficial Ownership of 50% or more (on a fully diluted basis) of either (i) the then outstanding shares of Common Stock of the Company, taking into account as outstanding for this purpose such Common Stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such Common Stock (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this Plan, the following acquisitions shall not constitute a Change in Control: (A) any acquisition by the Company or any Affiliate, (B) any acquisition by any employee benefit plan sponsored or maintained by the Company or any subsidiary, (C) any acquisition which complies with clauses, (i), (ii) and (iii) of subsection (e) of this definition or (D) in respect of an Award held by a particular Participant, any acquisition by the Participant or any group of persons including the Participant (or any entity controlled by the Participant or any group of persons including the Participant); or (e) The consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company that requires the approval of the Company's shareholders, whether for such transaction or the issuance of securities in the transaction (a "Business Combination"), unless immediately following such Business Combination: (i) more than 50% of the total voting power of (A) the entity resulting from such Business Combination (the "Surviving Company"), or (B) if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of sufficient voting securities eligible to elect a majority of the members of the board of directors (or the analogous governing body) of the Surviving Company (the "Parent Company"), is represented by the Outstanding Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which the Outstanding Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of the Outstanding Company Voting Securities among the holders thereof immediately prior to the Business Combination; (ii) no Person (other than any employee benefit plan sponsored or maintained by the Surviving Company or the Parent Company) is or becomes the Beneficial Owner, directly or indirectly, of 50% or more of the total voting power of the outstanding voting securities eligible to elect members of the board of directors of the Parent Company (or the analogous governing body) (or, if there is no Parent Company, the Surviving Company); and (iii) at least a majority of the members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Surviving Company) following the consummation of the Business Combination were Board members at the time of the Board's approval of the execution of the initial agreement providing for such Business Combination.

"Code" means the Internal Revenue Code of 1986, as it may be amended from time to time. Any reference to a section of the Code shall be deemed to include a reference to any regulations promulgated thereunder.

"Committee" means a committee of one or more members of the Board appointed by the Board to administer the Plan in accordance with Section 3.3 and Section 3.4.

"Common Stock" means the common stock, $0.001 par value per share, of the Company, or such other securities of the Company as may be designated by the Committee from time to time in substitution thereof.

"Company" means Actinium Pharmaceuticals, Inc. a Delaware corporation, and any successor thereto.

"Consultant" means any individual who is engaged by the Company or any Affiliate to render consulting or advisory services.

"Continuous Service" means that the Participant's service with the Company or an Affiliate, whether as an Employee, Consultant or Director, is not interrupted or terminated. The Participant's Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant's Continuous Service; provided further that if any Award is subject to Section 409A of the Code, this sentence shall only be given effect to the extent consistent with Section 409A of the Code. For example, a change in status from an Employee of the Company to a Director of an Affiliate will not constitute an interruption of Continuous Service. The Committee or its delegate, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal or family leave of absence.

"Covered Employee" has the same meaning as set forth in Section 162(m)(3) of the Code, as interpreted by Internal Revenue Service (www.practicallaw.com/0-382-3556) Notice 2007-49.

"Director" means a member of the Board.

"Effective Date" shall mean the date as of which this Plan is adopted by the Board.

"Employee" means any person, including an Officer or Director, employed by the Company or an Affiliate. Mere service as a Director or payment of a director's fee by the Company or an Affiliate shall not be sufficient to constitute "employment" by the Company or an Affiliate.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Fair Market Value" means, as of any date, the value of the Common Stock as determined below. If the Common Stock is listed on any established stock exchange or a national market system, including without limitation, the OTCBB, the New York Stock Exchange or the NASDAQ Stock Market, the Fair Market Value shall be the closing price of a share of Common Stock (or if no sales were reported the closing price on the date immediately preceding such date) as quoted on such exchange or system on the day of determination, as reported in the Wall Street Journal or such other source as the Committee deems reliable. In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Committee and such determination shall be conclusive and binding on all persons.

"Grant Date" means the date on which the Committee adopts a resolution, or takes other appropriate action, expressly granting an Award to a Participant that specifies the key terms and conditions of the Award or, if a later date is set forth in such resolution, then such date as is set forth in such resolution.

"Incumbent Directors" means individuals who, on the Effective Date, constitute the Board, provided that any individual becoming a Director subsequent to the Effective Date whose election or nomination for election to the Board was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director without objection to such nomination) shall be an Incumbent Director. No individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to Directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be an Incumbent Director.

"Negative Discretion" means the discretion authorized by the Plan to be applied by the Committee to eliminate or reduce the size of a Performance Compensation Award in accordance with Section 7.4(d)(iv) of the Plan; provided, that, the exercise of such discretion would not cause the Performance Compensation Award to fail to qualify as "performance-based compensation" under Section 162(m) of the Code.

"Non-Employee Director" means a Director who is a "non-employee director" within the meaning of Rule 16b-3.

"Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

"Outside Director" means a Director who is an "outside director" within the meaning of Section 162(m) of the Code and Treasury Regulations Section 1.162-27(e)(3) or any successor to such statute and regulation.

"Participant" means an eligible person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

"Performance Compensation Award" means any Award designated by the Committee as a Performance Compensation Award pursuant to Section 7.4 of the Plan.

"Performance Criteria" means the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance Compensation Award under the Plan. The Performance Criteria that will be used to establish the Performance Goal(s) shall be based on the attainment of specific levels of performance of the Company (or Affiliate, division, business unit or operational unit of the Company) and shall be limited to the following: (a) net earnings or net income (before or after taxes); (b) basic or diluted earnings per share (before or after taxes); (c) net revenue or net revenue growth; (d) gross revenue; (e) gross profit or gross profit growth; (f) net operating profit (before or after taxes); (g) return on assets, capital, invested capital, equity, or sales; (h) cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital); (i) earnings before or after taxes, interest, depreciation and/or amortization; (j) gross or operating margins; (k) improvements in capital structure; (l) budget and expense management; (m) productivity ratios; (n) economic value added or other value added measurements; (o) share price (including, but not limited to, growth measures and total shareholder return); (p) expense targets; (q) margins; (r) operating efficiency; (s) working capital targets; (t) enterprise value; (u) safety record; and (v) completion of acquisitions or business expansion.

Any one or more of the Performance Criteria may be used on an absolute or relative basis to measure the performance of the Company and/or an Affiliate as a whole or any division, business unit or operational unit of the Company and/or an Affiliate or any combination thereof, as the Committee may deem appropriate, or as compared to the performance of a group of comparable companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Committee may select Performance Criterion (o) above as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of Performance Goals pursuant to the Performance Criteria specified in this paragraph. To the extent required under Section 162(m) of the Code, the Committee shall, within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period. In the event that applicable tax and/or securities laws change to permit the Committee discretion to alter the governing Performance Criteria without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval.

"Performance Formula" means, for a Performance Period, the one or more objective formulas applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award of a particular Participant, whether all, some portion but less than all, or none of the Performance Compensation Award has been earned for the Performance Period.

"Performance Goals" means, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria. The Committee is authorized at any time during the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), or at any time thereafter (but only to the extent the exercise of such authority after such period would not cause the Performance Compensation Awards granted to any Participant for the Performance Period to fail to qualify as "performance-based compensation" under Section 162(m) of the Code), in its sole and absolute discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period to the extent permitted under Section 162(m) of the Code in order to prevent the dilution or enlargement of the rights of Participants based on the following events:  (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (d) any reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 (or any successor or pronouncement thereto) and/or in management's discussion and analysis of financial condition and results of operations appearing in the Company's annual report to shareholders for the applicable year; (f) acquisitions or divestitures; (g) any other specific unusual or nonrecurring events, or objectively determinable category thereof; (h) foreign exchange gains and losses; and (i) a change in the Company's fiscal year.

"Performance Period" means the one or more periods of time not less than one fiscal quarter in duration, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant's right to and the payment of a Performance Compensation Award.

"Performance Share Award" means any Award granted pursuant to Section 7.3 hereof.

"Performance Share" means the grant of a right to receive a number of actual shares of Common Stock or share units based upon the performance of the Company during a Performance Period, as determined by the Committee.

"Plan" means this Actinium Pharmaceuticals, Inc. 2013 Equity Incentive Plan, as amended and/or amended and restated from time to time.

"Restricted Award" means any Award granted pursuant to Section 7.2(a).

"Restricted Period" has the meaning set forth in Section 7.2(a).

"Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

"Securities Act" means the Securities Act of 1933, as amended.

3.        Administration.

3.1      Authority of Committee. The Plan shall be administered by the Committee or, in the Board's sole discretion, by the Board. Subject to the terms of the Plan, the Committee's charter and Applicable Laws, and in addition to other express powers and authorization conferred by the Plan, the Committee shall have the authority:

(a)      to construe and interpret the Plan and apply its provisions;

(b)      to promulgate, amend, and rescind rules and regulations relating to the administration of the Plan;

(c)      to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

(d)      to delegate its authority to one or more Officers of the Company with respect to Awards that do not involve Covered Employees or "insiders" within the meaning of Section 16 of the Exchange Act;

(e)      to determine when Awards are to be granted under the Plan and the applicable Grant Date;

(f)       from time to time to select, subject to the limitations set forth in this Plan, those Participants to whom Awards shall be granted;

(g)      to determine the number of shares of Common Stock to be made subject to each Award;

(h)      to prescribe the terms and conditions of each Award, including, without limitation, the exercise price and medium of payment and vesting provisions, and to specify the provisions of the Award Agreement relating to such grant;

(i)       to determine the target number of Performance Shares to be granted pursuant to a Performance Share Award, the performance measures that will be used to establish the performance goals, the performance period(s) and the number of Performance Shares earned by a Participant;

(j)       to designate an Award (including a cash bonus) as a Performance Compensation Award and to select the Performance Criteria that will be used to establish the Performance Goals;

(k)      to amend any outstanding Awards, including for the purpose of modifying the time or manner of vesting, or the term of any outstanding Award; provided, however, that if any such amendment impairs a Participant's rights or increases a Participant's obligations under his or her Award or creates or increases a Participant's federal income tax liability with respect to an Award, such amendment shall also be subject to the Participant's consent;

(l)       to determine the duration and purpose of leaves of absences which may be granted to a Participant without constituting termination of their employment for purposes of the Plan, which periods shall be no shorter than the periods generally applicable to Employees under the Company's employment policies;

(m)     to make decisions with respect to outstanding Awards that may become necessary upon a change in corporate control or an event that triggers anti-dilution adjustments;

(n)      to interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; and

(o)      to exercise discretion to make any and all other determinations which it determines to be necessary or advisable for the administration of the Plan.

The Committee also may modify the purchase price or the exercise price of any outstanding Award, provided that if the modification effects a repricing, shareholder approval shall be required before the repricing is effective.

3.2      Committee Decisions Final. All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on the Company and the Participants, unless such decisions are determined by a court having jurisdiction to be arbitrary and capricious.

3.3      Delegation. The Committee, or if no Committee has been appointed, the Board, may delegate administration of the Plan to a committee or committees of one or more members of the Board, and the term "Committee" shall apply to any person or persons to whom such authority has been delegated. The Committee shall have the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board or the Committee shall thereafter be to the committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. The members of the Committee shall be appointed by and serve at the pleasure of the Board. From time to time, the Board may increase or decrease the size of the Committee, add additional members to, remove members (with or without cause) from, appoint new members in substitution therefor, and fill vacancies, however caused, in the Committee. The Committee shall act pursuant to a vote of the majority of its members or, in the case of a Committee comprised of only two members, the unanimous consent of its members, whether present or not, or by the written consent of the majority of its members and minutes shall be kept of all of its meetings and copies thereof shall be provided to the Board. Subject to the limitations prescribed by the Plan and the Board, the Committee may establish and follow such rules and regulations for the conduct of its business as it may determine to be advisable.

3.4      Committee Composition. Except as otherwise determined by the Board, the Committee shall consist solely of two or more Non-Employee Directors who are also Outside Directors. The Board shall have discretion to determine whether or not it intends to comply with the exemption requirements of Rule 16b-3 and/or Section 162(m) of the Code. However, if the Board intends to satisfy such exemption requirements, with respect to Awards to any Covered Employee and with respect to any insider subject to Section 16 of the Exchange Act, the Committee shall be a compensation committee of the Board that at all times consists solely of two or more Non-Employee Directors who are also Outside Directors. Within the scope of such authority, the Board or the Committee may (a) delegate to a committee of one or more members of the Board who are not Outside Directors the authority to grant Awards to eligible persons who are either (i) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Award or (ii) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code or (b) delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Awards to eligible persons who are not then subject to Section 16 of the Exchange Act. Nothing herein shall create an inference that an Award is not validly granted under the Plan in the event Awards are granted under the Plan by a compensation committee of the Board that does not at all times consist solely of two or more Non-Employee Directors who are also Outside Directors.

3.5      Indemnification. In addition to such other rights of indemnification as they may have as Directors or members of the Committee, and to the extent allowed by Applicable Laws, the Committee shall be indemnified by the Company against the reasonable expenses, including attorney's fees, actually incurred in connection with any action, suit or proceeding or in connection with any appeal therein, to which the Committee may be party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted under the Plan, and against all amounts paid by the Committee in settlement thereof (provided, however, that the settlement has been approved by the Company, which approval shall not be unreasonably withheld) or paid by the Committee in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee did not act in good faith and in a manner which such person reasonably believed to be in the best interests of the Company, or in the case of a criminal proceeding, had no reason to believe that the conduct complained of was unlawful; provided, however, that within 60 days after institution of any such action, suit or proceeding, such Committee shall, in writing, offer the Company the opportunity at its own expense to handle and defend such action, suit or proceeding.

4.        Shares Subject to the Plan.

4.1      Subject to adjustment in accordance with Section 11, a total of 1,000,000 shares of Common Stock shall be available for the grant of Awards under the Plan. During the terms of the Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Awards.

4.2      Shares of Common Stock available for distribution under the Plan may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares reacquired by the Company in any manner.

4.3      Any shares of Common Stock subject to an Award that is canceled, forfeited or expires prior to exercise or realization, either in full or in part, shall again become available for issuance under the Plan. Notwithstanding anything to the contrary contained herein: shares subject to an Award under the Plan shall not again be made available for issuance or delivery under the Plan if such shares are delivered or withheld by the Company to satisfy any tax withholding obligation.

5.        Eligibility.

5.1      Eligibility for Specific Awards. Awards may be granted to Employees, Consultants and Directors and those individuals whom the Committee determines are reasonably expected to become Employees, Consultants and Directors following the Grant Date.

6.       Intentionally left blank.

7.       Provisions of Awards.

7.1      Intentionally left blank.

7.2      Restricted Awards.

(a)      General

A Restricted Award is an Award of actual shares of Common Stock ("Restricted Stock") or hypothetical Common Stock units ("Restricted Stock Units") having a value equal to the Fair Market Value of an identical number of shares of Common Stock, which may, but need not, provide that such Restricted Award may not be sold, assigned, transferred or otherwise disposed of, pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose for such period (the "Restricted Period") as the Committee shall determine. Each Restricted Award granted under the Plan shall be evidenced by an Award Agreement. Each Restricted Award so granted shall be subject to the conditions set forth in this Section 7.2, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement.

(b)      Restricted Stock and Restricted Stock Units

(i)
Each Participant granted Restricted Stock shall execute and deliver to the Company an Award Agreement with respect to the Restricted Stock setting forth the restrictions and other terms and conditions applicable to such Restricted Stock. If the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than delivered to the Participant pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (A) an escrow agreement satisfactory to the Committee, if applicable and (B) the appropriate blank stock power with respect to the Restricted Stock covered by such agreement. If a Participant fails to execute an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and stock power, the Award shall be null and void. Subject to the restrictions set forth in the Award, the Participant generally shall have the rights and privileges of a shareholder as to such Restricted Stock, including the right to vote such Restricted Stock and the right to receive dividends; provided that, any cash dividends and stock dividends with respect to the Restricted Stock shall be withheld by the Company for the Participant's account, and interest may be credited on the amount of the cash dividends withheld at a rate and subject to such terms as determined by the Committee. The cash dividends or stock dividends so withheld by the Committee and attributable to any particular share of Restricted Stock (and earnings thereon, if applicable) shall be distributed to the Participant in cash or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such dividends, if applicable, upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such dividends.

(ii)
The terms and conditions of a grant of Restricted Stock Units shall be reflected in an Award Agreement. No shares of Common Stock shall be issued at the time a Restricted Stock Unit is granted, and the Company will not be required to set aside a fund for the payment of any such Award. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder. At the discretion of the Committee, each Restricted Stock Unit (representing one share of Common Stock) may be credited with cash and stock dividends paid by the Company in respect of one share of Common Stock ("Dividend Equivalents"). Dividend Equivalents shall be withheld by the Company for the Participant's account, and interest may be credited on the amount of cash Dividend Equivalents withheld at a rate and subject to such terms as determined by the Committee. Dividend Equivalents credited to a Participant's account and attributable to any particular Restricted Stock Unit (and earnings thereon, if applicable) shall be distributed in cash or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such Dividend Equivalents and earnings, if applicable, to the Participant upon settlement of such Restricted Stock Unit and, if such Restricted Stock Unit is forfeited, the Participant shall have no right to such Dividend Equivalents.

(c)      Restrictions

(i)
Restricted Stock awarded to a Participant shall be subject to the following restrictions until the expiration of the Restricted Period, and to such other terms and conditions as may be set forth in the applicable Award Agreement: (A) if an escrow arrangement is used, the Participant shall not be entitled to delivery of the stock certificate; (B) the shares shall be subject to the restrictions on transferability set forth in the Award Agreement; (C) the shares shall be subject to forfeiture to the extent provided in the applicable Award Agreement; and (D) to the extent such shares are forfeited, the stock certificates shall be returned to the Company, and all rights of the Participant to such shares and as a shareholder with respect to such shares shall terminate without further obligation on the part of the Company.

(ii)
Restricted Stock Units awarded to any Participant shall be subject to (A) forfeiture until the expiration of the Restricted Period, and satisfaction of any applicable Performance Goals during such period, to the extent provided in the applicable Award Agreement, and to the extent such Restricted Stock Units are forfeited, all rights of the Participant to such Restricted Stock Units shall terminate without further obligation on the part of the Company and (B) such other terms and conditions as may be set forth in the applicable Award Agreement.

(iii)
The Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock and Restricted Stock Units whenever it may determine that, by reason of changes in Applicable Laws or other changes in circumstances arising after the date the Restricted Stock or Restricted Stock Units are granted, such action is appropriate.

 (d)     Restricted Period

With respect to Restricted Awards, the Restricted Period shall commence on the Grant Date and end at the time or times set forth on a schedule established by the Committee in the applicable Award Agreement.

No Restricted Award may be granted or settled for a fraction of a share of Common Stock. The Committee may, but shall not be required to, provide for an acceleration of vesting in the terms of any Award Agreement upon the occurrence of a specified event.

(e)      Delivery of Restricted Stock and Settlement of Restricted Stock Units

Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in Section 7.2(c) and the applicable Award Agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award Agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or his or her beneficiary, without charge, the stock certificate evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (to the nearest full share) and any cash dividends or stock dividends credited to the Participant's account with respect to such Restricted Stock and the interest thereon, if any. Upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, the Company shall deliver to the Participant, or his or her beneficiary, without charge, one share of Common Stock for each such outstanding Restricted Stock Unit ("Vested Unit") and cash equal to any Dividend Equivalents credited with respect to each such Vested Unit in accordance with Section 7.2(b)(ii) hereof and the interest thereon or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to such Dividend Equivalents and the interest thereon, if any; provided, however, that, if explicitly provided in the applicable Award Agreement, the Committee may, in its sole discretion, elect to pay cash or part cash and part Common Stock in lieu of delivering only shares of Common Stock for Vested Units. If a cash payment is made in lieu of delivering shares of Common Stock, the amount of such payment shall be equal to the Fair Market Value of the Common Stock as of the date on which the Restricted Period lapsed with respect to each Vested Unit.

(f)      Stock Restrictions

Each certificate representing Restricted Stock awarded under the Plan shall bear a legend in such form as the Company deems appropriate.

7.3      Performance Share Awards.

(a)      Grant of Performance Share Awards

Each Performance Share Award granted under the Plan shall be evidenced by an Award Agreement. Each Performance Share Award so granted shall be subject to the conditions set forth in this Section 7.3, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. The Committee shall have the discretion to determine: (i) the number of shares of Common Stock or stock-denominated units subject to a Performance Share Award granted to any Participant; (ii) the performance period applicable to any Award; (iii) the conditions that must be satisfied for a Participant to earn an Award; and (iv) the other terms, conditions and restrictions of the Award.

(b)      Earning Performance Share Awards

The number of Performance Shares earned by a Participant will depend on the extent to which the performance goals established by the Committee are attained within the applicable Performance Period, as determined by the Committee. No payout shall be made with respect to any Performance Share Award except upon written certification by the Committee that the minimum threshold performance goal(s) have been achieved.

7.4      Performance Compensation Awards.

(a)      General

The Committee shall have the authority, at the time of grant of any Award described in this Plan, to designate such Award as a Performance Compensation Award in order to qualify such Award as "performance-based compensation" under Section 162(m) of the Code. In addition, the Committee shall have the authority to make an Award of a cash bonus to any Participant and designate such Award as a Performance Compensation Award in order to qualify such Award as "performance-based compensation" under Section 162(m) of the Code.

(b)      Eligibility

The Committee will, in its sole discretion, designate within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code) which Participants will be eligible to receive Performance Compensation Awards in respect of such Performance Period. However, designation of a Participant eligible to receive an Award hereunder for a Performance Period shall not in any manner entitle the Participant to receive payment in respect of any Performance Compensation Award for such Performance Period. The determination as to whether or not such Participant becomes entitled to payment in respect of any Performance Compensation Award shall be decided solely in accordance with the provisions of this Section 7.4. Moreover, designation of a Participant eligible to receive an Award hereunder for a particular Performance Period shall not require designation of such Participant eligible to receive an Award hereunder in any subsequent Performance Period and designation of one person as a Participant eligible to receive an Award hereunder shall not require designation of any other person as a Participant eligible to receive an Award hereunder in such period or in any other period.

(c)      Discretion of Committee with Respect to Performance Compensation Awards

With regard to a particular Performance Period, the Committee shall have full discretion to select the length of such Performance Period (provided any such Performance Period shall be not less than one fiscal quarter in duration), the type(s) of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goal(s) that is (are) to apply to the Company and the Performance Formula. Within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), the Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence of this Section 7.4(c) and record the same in writing.

(d)      Payment of Performance Compensation Awards

(i) Condition to Receipt of Payment
Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period.

(ii) Limitation
A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that: (A) the Performance Goals for such period are achieved; and (B) the Performance Formula as applied against such Performance Goals determines that all or some portion of such Participant's Performance Compensation Award has been earned for the Performance Period.

(iii) Certification
Following the completion of a Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, calculate and certify in writing the amount of the Performance Compensation Awards earned for the period based upon the Performance Formula. The Committee shall then determine the actual size of each Participant's Performance Compensation Award for the Performance Period and, in so doing, may apply Negative Discretion in accordance with Section 7.4(d)(iv) hereof, if and when it deems appropriate.

(iv) Use of Discretion
In determining the actual size of an individual Performance Compensation Award for a Performance Period, the Committee may reduce or eliminate the amount of the Performance Compensation Award earned under the Performance Formula in the Performance Period through the use of Negative Discretion if, in its sole judgment, such reduction or elimination is appropriate. The Committee shall not have the discretion to (A) grant or provide payment in respect of Performance Compensation Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained or (B) increase a Performance Compensation Award above the maximum amount payable under Section 7.4(d)(vi) of the Plan.

(v) Timing of Award Payments
Performance Compensation Awards granted for a Performance Period shall be paid to Participants as soon as administratively practicable following completion of the certifications required by this Section 7.4 but in no event later than 2 1/2 months following the end of the fiscal year during which the Performance Period is completed.

(vi) Maximum Award Payable
Notwithstanding any provision contained in this Plan to the contrary, the maximum Performance Compensation Award payable to any one Participant under the Plan for a Performance Period is 1,000,000 shares of Common Stock or, in the event such Performance Compensation Award is paid in cash, the equivalent cash value thereof on the first or last day of the Performance Period to which such Award relates, as determined by the Committee. The maximum amount that can be paid in any calendar year to any Participant pursuant to a cash bonus Award described in the last sentence of Section 7.4(a) shall be $150,000. Furthermore, any Performance Compensation Award that has been deferred shall not (between the date as of which the Award is deferred and the payment date) increase (A) with respect to a Performance Compensation Award that is payable in cash, by a measuring factor for each fiscal year greater than a reasonable rate of interest set by the Committee or (B) with respect to a Performance Compensation Award that is payable in shares of Common Stock, by an amount greater than the appreciation of a share of Common Stock from the date such Award is deferred to the payment date.

8.       Securities Law Compliance. Each Award Agreement shall provide that no shares of Common Stock shall be purchased or sold thereunder unless and until (a) any then applicable requirements of state or federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel and (b) if required to do so by the Company, the Participant has executed and delivered to the Company a letter of investment intent in such form and containing such provisions as the Committee may require. The Company shall use reasonable efforts to seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell shares of Common Stock upon exercise of the Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Award or any Common Stock issued or issuable pursuant to any such Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Awards unless and until such authority is obtained.

9.       Use of Proceeds from Stock. Proceeds from the sale of Common Stock pursuant to Awards, or upon exercise thereof, shall constitute general funds of the Company.

10.     Miscellaneous.

10.1     Acceleration of Exercisability and Vesting. The Committee shall have the power to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.

10.2     Shareholder Rights. Except as provided in the Plan or an Award Agreement, no Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Award unless and until such Participant has satisfied all requirements for exercise of the Award pursuant to its terms and no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions of other rights for which the record date is prior to the date such Common Stock certificate is issued, except as provided in Section 11 hereof.

10.3     No Employment or Other Service Rights. Nothing in the Plan or any instrument executed or Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or shall affect the right of the Company or an Affiliate to terminate (a) the employment of an Employee with or without notice and with or without Cause or (b) the service of a Director pursuant to the By-laws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

10.4     Transfer; Approved Leave of Absence. For purposes of the Plan, no termination of employment by an Employee shall be deemed to result from either (a) a transfer to the employment of the Company from an Affiliate or from the Company to an Affiliate, or from one Affiliate to another, or (b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the Employee's right to reemployment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing, in either case, except to the extent inconsistent with Section 409A of the Code if the applicable Award is subject thereto.

10.5     Withholding Obligations. To the extent provided by the terms of an Award Agreement and subject to the discretion of the Committee, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under an Award by any of the following means (in addition to the Company's right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (a) tendering a cash payment; (b) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Award, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (c) delivering to the Company previously owned and unencumbered shares of Common Stock of the Company.

11.     Adjustments Upon Changes in Stock. In the event of changes in the outstanding Common Stock or in the capital structure of the Company by reason of any stock or extraordinary cash dividend, stock split, reverse stock split, an extraordinary corporate transaction such as any recapitalization, reorganization, merger, consolidation, combination, exchange, or other relevant change in capitalization occurring after the Grant Date of any Award, Awards granted under the Plan and any Award Agreements, the maximum number of shares of Common Stock subject to all Awards stated in Section 4 and the maximum number of shares of Common Stock with respect to which any one person may be granted Awards during any period stated in Section 4 and Section 7.4(d)(vi) will be equitably adjusted or substituted, as to the number, price or kind of a share of Common Stock or other consideration subject to such Awards to the extent necessary to preserve the economic intent of such Award. Any adjustments made under this Section 11 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. Further, with respect to Awards intended to qualify as "performance-based compensation" under Section 162(m) of the Code, any adjustments or substitutions will not cause the Company to be denied a tax deduction on account of Section 162(m) of the Code. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

12.     Effect of Change in Control.

12.1     Unless otherwise provided in an Award Agreement, notwithstanding any provision of the Plan to the contrary:

 (a)      With respect to Performance Compensation Awards, in the event of a Change in Control, all incomplete Performance Periods in respect of such Award in effect on the date the Change in Control occurs shall end on the date of such change and the Committee shall (i) determine the extent to which Performance Goals with respect to each such Performance Period have been met based upon such audited or unaudited financial information then available as it deems relevant and (ii) cause to be paid to the applicable Participant partial or full Awards with respect to Performance Goals for each such Performance Period based upon the Committee's determination of the degree of attainment of Performance Goals or, if not determinable, assuming that the applicable "target" levels of performance have been attained, or on such other basis determined by the Committee.

To the extent practicable, any actions taken by the Committee under the immediately preceding clauses (a) shall occur in a manner and at a time which allows affected Participants the ability to participate in the Change in Control with respect to the shares of Common Stock subject to their Awards.

12.2     In addition, in the event of a Change in Control, the Committee may in its discretion and upon at least 10 days' advance notice to the affected persons, cancel any outstanding Awards and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such Awards based upon the price per share of Common Stock received or to be received by other shareholders of the Company in the event.

12.3     The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of the Company and its Affiliates, taken as a whole.

13.      Amendment of the Plan and Awards.

13.1     Amendment of Plan. The Board at any time, and from time to time, may amend or terminate the Plan. However, except as provided in Section 11 relating to adjustments upon changes in Common Stock and Section 13.3, no amendment shall be effective unless approved by the shareholders of the Company to the extent shareholder approval is necessary to satisfy any Applicable Laws. At the time of such amendment, the Board shall determine, upon advice from counsel, whether such amendment will be contingent on shareholder approval.

13.2     Shareholder Approval. The Board may, in its sole discretion, submit any other amendment to the Plan for shareholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

13.3     Intentionally left blank.

13.4     No Impairment of Rights. Rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (a) the Company requests the consent of the Participant and (b) the Participant consents in writing.

13.5     Amendment of Awards. The Committee at any time, and from time to time, may amend the terms of any one or more Awards; provided, however, that the Committee may not affect any amendment which would otherwise constitute an impairment of the rights under any Award unless (a) the Company requests the consent of the Participant and (b) the Participant consents in writing.

14.     General Provisions.

14.1     Forfeiture Events. The Committee may specify in an Award Agreement that the Participant's rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain events, in addition to applicable vesting conditions of an Award. Such events may include, without limitation, breach of non-competition, non-solicitation, confidentiality, or other restrictive covenants that are contained in the Award Agreement or otherwise applicable to the Participant, a termination of the Participant's Continuous Service for Cause, or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Affiliates.

14.2     Other Compensation Arrangements. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

14.3     Sub-plans. The Committee may from time to time establish sub-plans under the Plan for purposes of satisfying blue sky, securities, tax or other laws of various jurisdictions in which the Company intends to grant Awards. Any sub-plans shall contain such limitations and other terms and conditions as the Committee determines are necessary or desirable. All sub-plans shall be deemed a part of the Plan, but each sub-plan shall apply only to the Participants in the jurisdiction for which the sub-plan was designed.

14.4     Deferral of Awards. The Committee may establish one or more programs under the Plan to permit selected Participants the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Participant to payment or receipt of shares of Common Stock or other consideration under an Award. The Committee may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Committee deems advisable for the administration of any such deferral program.

14.5     Unfunded Plan. The Plan shall be unfunded. Neither the Company, the Board nor the Committee shall be required to establish any special or separate fund or to segregate any assets to assure the performance of its obligations under the Plan.

14.6     Recapitalizations. Each Award Agreement shall contain provisions required to reflect the provisions of Section 11.

14.7     Delivery. Upon exercise of a right granted under this Plan, the Company shall issue Common Stock or pay any amounts due within a reasonable period of time thereafter. Subject to any statutory or regulatory obligations the Company may otherwise have, for purposes of this Plan, 30 days shall be considered a reasonable period of time.

14.8     No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan. The Committee shall determine whether cash, additional Awards or other securities or property shall be issued or paid in lieu of fractional shares of Common Stock or whether any fractional shares should be rounded, forfeited or otherwise eliminated.

14.9     Other Provisions. The Award Agreements authorized under the Plan may contain such other provisions not inconsistent with this Plan, including, without limitation, restrictions upon the exercise of the Awards, as the Committee may deem advisable.

14.10     Section 409A. The Plan is intended to comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered to be in compliance therewith. Any payments described in the Plan that are due within the "short-term deferral period" as defined in Section 409A of the Code shall not be treated as deferred compensation unless Applicable Laws require otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6) month period immediately following the Participant's termination of Continuous Service shall instead be paid on the first payroll date after the six-month anniversary of the Participant's separation from service (or the Participant's death, if earlier). Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Participant under Section 409A of the Code and neither the Company nor the Committee will have any liability to any Participant for such tax or penalty.

14.11     Section 16. It is the intent of the Company that the Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 as promulgated under Section 16 of the Exchange Act so that Participants will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under Section 16 of the Exchange Act, and will not be subject to short-swing liability under Section 16 of the Exchange Act. Accordingly, if the operation of any provision of the Plan would conflict with the intent expressed in this Section 14.11, such provision to the extent possible shall be interpreted and/or deemed amended so as to avoid such conflict.

14.12     Section 162(m). To the extent the Committee issues any Award that is intended to be exempt from the deduction limitation of Section 162(m) of the Code, the Committee may, without shareholder or grantee approval, amend the Plan or the relevant Award Agreement retroactively or prospectively to the extent it determines necessary in order to comply with any subsequent clarification of Section 162(m) of the Code required to preserve the Company's federal income tax deduction for compensation paid pursuant to any such Award.

14.13     Beneficiary Designation. Each Participant under the Plan may from time to time name any beneficiary or beneficiaries by whom any right under the Plan is to be exercised in case of such Participant's death. Each designation will revoke all prior designations by the same Participant, shall be in a form reasonably prescribed by the Committee and shall be effective only when filed by the Participant in writing with the Company during the Participant's lifetime.

14.14     Expenses. The costs of administering the Plan shall be paid by the Company.

14.15     Severability. If any of the provisions of the Plan or any Award Agreement is held to be invalid, illegal or unenforceable, whether in whole or in part, such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby.

14.16     Plan Headings. The headings in the Plan are for purposes of convenience only and are not intended to define or limit the construction of the provisions hereof.

14.17     Non-Uniform Treatment. The Committee's determinations under the Plan need not be uniform and may be made by it selectively among persons who are eligible to receive, or actually receive, Awards. Without limiting the generality of the foregoing, the Committee shall be entitled to make non-uniform and selective determinations, amendments and adjustments, and to enter into non-uniform and selective Award Agreements.

15.     Effective Date of Plan. The Plan shall become effective as of the Effective Date.

16.     Termination or Suspension of the Plan. The Plan shall terminate automatically on September 9, 2023. No Award shall be granted pursuant to the Plan after such date, but Awards theretofore granted may extend beyond that date. The Board may suspend or terminate the Plan at any earlier date pursuant to Section 13.1 hereof. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated. Unless the Company determines to submit Section 7.4 of the Plan and the definition of "Performance Goal" and "Performance Criteria" to the Company's shareholders at the first shareholder meeting that occurs in the fifth year following the year in which the Plan was last approved by shareholders (or any earlier meeting designated by the Board), in accordance with the requirements of Section 162(m) of the Code, and such shareholder approval is obtained, then no further Performance Compensation Awards shall be made to Covered Employees under Section 7.4 after the date of such annual meeting, but the Plan may continue in effect for Awards to Participants not in accordance with Section 162(m) of the Code.

17.     Choice of Law. The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state's conflict of law rules.

As adopted by the Board of Directors of Actinium Pharmaceuticals, Inc. on September 9, 2013.

Appendix C

CERTIFICATE OF AMENDMENT TO
ARTICLES OF INCORPORATION
OF ACTINIUM PHARMACEUTICALS, INC.

1.	Name of corporation:

                Actinium Pharmaceuticals, Inc.

2.	The articles have been amended as follows (provide article numbers, if available): Article FOURTH

“FOURTH:  The amount of the total stock this Corporation is authorized to issue is 250,000,000 shares with a par value of $0.001 per share.

(a)           Common Stock.  The aggregate number of shares of Common Stock which the Corporation shall have authority to issue is 200,000,000 shares at a par value of $0.001 per share

(b)           Preferred Stock.  The aggregate number of shares of Preferred Stock which the corporation shall have authority to issue is 50,000,000 shares, par value $0.001, which may be issued in series, with such designations, preferences, stated values, rights, qualifications or limitations as determined solely by theBboard of Directors of the Corporation.

(c)           Preemptive rights.  No stockholder of the Corporation shall have any preemptive right to subscribe to an additional issue of stock or to any security convertible into such stock of the Corporation.”

Article TENTH (b)

“(b) Term.  The directors shall be divided into three classes, designated Class I, Class II, and Class III.  Class I shall consist of two independent directors, Class II Shall consist of two directors, and Class III shall consist of the chief executive officer.  Each director shall serve until his successor is duly elected and qualified, or until his retirement, death, resignation or removal.  In order to implement a staggered Board of directors, Class I shall serve a twelve (12) month term from the date of the 2013 annual shareholders meeting; Class II shall serve a thirty (30) month term from the date of the 2013 annual shareholders meeting; and Class III shall serve a thirty-six (36) month term from the date of the 2013 annual shareholders meeting.”

3.
The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: ___________ .

4.	Effective date of filing (optional): Upon filing

5.	Officer Signature (Required):

Kaushik J. Dave, President and Chief Executive Officer

C-1

WRITTEN CONSENT OF SHAREHOLDER OF
ACTINIUM PHARMACEUTICALS, INC.,
a Delaware corporation

The undersigned shareholder of Actinium Pharmaceuticals, Inc. (the “Company”) hereby acknowledges receipt of the Notice of Solicitation of Consents and accompanying Consent Solicitation Statement, each dated December 23, 2013.  The undersigned hereby consents (by checking the FOR box) or declines to consent (by checking the AGAINST box or the ABSTAIN box) to the adoption of the following recitals and resolutions:

WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company and its shareholders to approve the Option Grants, and has referred the same to the shareholders of the Company for approval by written consent;

WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company and its shareholders for the shareholders to ratify the Amendment and has referred the same to the shareholders of the Company for approval by written consent; and

WHEREAS, the Board of Directors of the Company has recommended that the shareholders vote “FOR” the below resolutions, which it has deemed is in the best interests of the Company and its shareholders;

The Board of Directors recommends you vote FOR the following:
RESOLUTION NO. 1: Election of Directors.

☐ FOR ALL	☐ WITHHOLD ALL	☐ FOR ALL EXCEPT
Nominee
1.	Sandesh Seth
2.	Kaushik J. Dave
3.	David Nicholson
4.	Richard Steinhart
5.	Sergio Traversa

The Board of Directors recommends you vote FOR proposals 2, 3, 4, 5, 6 and 8:

RESOLUTION NO. 2: Approve an amendment and restatement to the 2013 Stock Plan, to increase the shares of our common stock available for issuance thereunder by 3,000,000 shares.

☐ FOR	☐ AGAINST	☐ ABSTAIN

RESOLUTION NO. 3: Approve an amendment and restatement to the 2013 Equity Incentive Plan, to increase the shares of our common stock available for issuance thereunder by 550,000 shares.

☐ FOR	☐ AGAINST	☐ ABSTAIN

RESOLUTION NO. 4: Approve an amendment to our Certificate of Incorporation to increase the number of shares the corporation is authorized to issue to 250,000,000 shares, of which 200,000,000 shares of common stock, par value $0.001 per share, and 50,000,000 shares of preferred stock, par value $0.001 per share, shall be authorized.

☐ FOR	☐ AGAINST	☐ ABSTAIN

RESOLUTION NO. 5: Approve an amendment to our Certificate of Incorporation to update the staggered board provisions of our charter.

☐ FOR	☐ AGAINST	☐ ABSTAIN

RESOLUTION NO. 6: Approve the compensation of named executive officers as disclosed in the Proxy Statement.

☐ FOR	☐ AGAINST	☐ ABSTAIN

The Board of Directors recommends you vote for 3 years on the following proposal:
RESOLUTION NO. 7: Approve the compensation of named executive officers as disclosed in the Proxy Statement.

☐ 3 Years	☐ 2 Years ☐ 1 Years	☐ ABSTAIN

RESOLUTION NO. 8: Ratify the appointment of GBH CPAs, PC as our independent registered public accounting firm for the fiscal year ending December 31, 2013.

☐ FOR	☐ AGAINST	☐ ABSTAIN

This Written Consent action may be executed in counterparts.  Failure of any particular shareholder(s) to execute and deliver counterparts is immaterial so long as the holders of a majority of the voting power of the outstanding shares of the Company do execute and deliver counterparts.

This Consent is solicited by the Company’s Board of Directors.

IN WITNESS WHEREOF, the undersigned has executed this Consent on December  __, 2013.

_________________________________________________________
Print name(s) exactly as shown on Stock Certificate(s)

_________________________________________________________
Signature (and Title, if any)

_________________________________________________________
Signature (if held jointly)

_________________________________________________________
Number of Shares Represented

Sign exactly as name(s) appear(s) on stock certificate(s).  If stock is held jointly, each holder must sign.  If signing is by attorney, executor, administrator, trustee or guardian, give full title as such.  A corporation or partnership must sign by an authorized officer or general partner, respectively.

PLEASE SIGN, DATE AND RETURN THIS CONSENT TO THOMAS SLUSARCZYK, ESQ., THE MATT LAW FIRM, PLLC, 1701 GENESEE STREET, UTICA, NEW YORK, 13501.

You may submit your consent by email to tslusarczyk@mattlawfirm.com

You may also submit your consent by facsimile to (315) 624-7359.

Important Notice Regarding the Availability of Consent Materials.  The Consent Solicitation Statement is available on the SEC’s website at www.sec.gov.